 Exhibit (a)(1)(A)
Offer to Purchase for Cash
Up to 13,237,834 Class A Ordinary Shares
of
MANCHESTER UNITED plc
(Ticker: MANU / CUSIP: G5784H106)
at
$33.00 Per Class A Ordinary Share in Cash
by
TRAWLERS LIMITED
a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by
JAMES A. RATCLIFFE
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON FEBRUARY 13, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Trawlers Limited (“Purchaser”), a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person (an “Offeror” and together with the Purchaser, the “Offerors”), is offering to purchase (the “Offer”) up to 13,237,834 Class A ordinary shares (the “Offer Cap”), par value $0.0005 per share (“Class A Shares”), of Manchester United plc (the “Company”), a Cayman Islands exempted company, which, based on information provided by the Company, represents 25.0% of the issued and outstanding Class A Shares as of the close of business on December 22, 2023, rounded up to the nearest whole Class A Share, at a price of $33.00 per Class A Share, in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest thereon, less any required tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in this Offer to Purchase, dated January 17, 2024 (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”). The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024 (the “Expiration Time”), unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement, in which event the term “Expiration Time” will mean the time to which the initial expiration time of the Offer is so extended.
There is no financing condition to the Offer. The Offer is subject to various other conditions. See Section 14 — “Conditions of the Offer.” A summary of the principal terms of the Offer appears on pages 1 through 9 of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Class A Shares.
On December 22, 2023, the last full trading day before the public announcement of the Offer, the closing price of the Class A Shares reported on the New York Stock Exchange (“NYSE”) was $19.84 per Class A Share. On January 16, 2024, the last full trading day before the commencement of the Offer, the closing price of the Class A Shares reported on the NYSE was $21.20 per Class A Share. You should obtain current market quotations for Class A Shares before deciding whether to tender your Class A Shares.
THE BOARD OF DIRECTORS OF THE COMPANY HAS DULY (I) DETERMINED THAT IT IS IN THE BEST INTERESTS OF THE COMPANY FOR THE COMPANY TO EXECUTE, DELIVER AND PERFORM THE TRANSACTION AGREEMENT, THE GOVERNANCE AGREEMENT, THE EQUITY COMMITMENT LETTER, THE LIMITED GUARANTEE, THE VOTING AGREEMENT AND THE TRANSACTIONS (OTHER THAN THE SALE AND PURCHASE OF THE SALE SHARES); AND (II) RECOMMENDED THAT THE HOLDERS OF CLASS A SHARES ACCEPT THE OFFER AND TENDER THEIR CLASS A SHARES IN THE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS OFFER TO PURCHASE; PASSED ON THE MERITS OR FAIRNESS OF SUCH TRANSACTIONS; OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
January 17, 2024

IMPORTANT
If you desire to tender all or any portion of your Class A Shares to us pursuant to the Offer, you should either: (i) if you hold your Class A Shares directly as the registered owner: (a) if such Class A Shares are represented by share certificates, tender your Class A Shares in the Offer by delivering the certificates representing your Class A Shares, together with a completed Letter of Transmittal and all other documents required by the Letter of Transmittal, to Computershare Trust Company, N.A. (the “Depositary”); or (b) if such Class A Shares are represented by book-entry positions, tender your Class A Shares by following the procedure for book-entry transfer, in each case, prior to the Expiration Time, as set forth in Section 3 — “Procedures for Tendering Class A Shares,” or (ii) if you hold your Class A Shares in “street name,” request that your broker, dealer, commercial bank, trust company or other nominee effect the transaction for you. If you hold your Class A Shares in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), you should contact the institution that holds your Class A Shares and give instructions that your Class A Shares be tendered. You should contact the institution that holds your Class A Shares for more details.
In addition, your broker, dealer, commercial bank, trust company or other nominee may have a deadline for tendering your Class A Shares which is earlier than the Expiration Time. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee that holds your Class A Shares to find out its procedures for tendering your Class A Shares and the deadline to do so.
We are not offering, as part of the Offer, to purchase any outstanding Class B ordinary shares, par value $0.0005 per share (“Class B Shares” and together with the Class A Shares, the “Ordinary Shares”) of the Company, and tenders of Class B Shares will not be accepted. Purchaser has agreed to purchase 25.0% of the issued and outstanding Class B Shares from the Sellers (as defined below) at the Offer Price pursuant to the transaction agreement, dated as of December 24, 2023 (together with any amendments or supplements thereto, the “Transaction Agreement”), by and among Purchaser, the sellers party thereto, who are Glazer family members and affiliates (“Sellers”) and the Company. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. See “Introduction,” Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”
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Questions and requests for assistance may be directed to Georgeson LLC (the “Information Agent”) at its address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent. Copies of these materials may also be found at the website maintained by the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.
This Offer to Purchase and the Letter of Transmittal contain important information, and you should read both carefully and in their entirety before making any decision with respect to the Offer.

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SUMMARY TERM SHEET
The information contained in this summary term sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in this Offer to Purchase, the Letter of Transmittal and other related materials. You are urged to read carefully this Offer to Purchase, the Letter of Transmittal and other related materials in their entirety. The Offerors have included cross-references in this summary term sheet to other sections of this Offer to Purchase where you will find more complete descriptions of the topics mentioned below. The information concerning the Company contained herein and elsewhere in this Offer to Purchase has been provided to the Offerors by the Company or has been taken from or is based upon publicly available documents or records of the Company on file with the U.S. Securities and Exchange Commission (the “SEC”) or other public sources at the time of the Offer. The Offerors have not independently verified the accuracy and completeness of such information.
Securities Sought
Subject to the Offer Conditions, as defined below, up to 13,237,834 Class A ordinary shares (the “Offer Cap”), par value $0.0005 per share (“Class A Shares”), of Manchester United plc (the “Company”), a Cayman Islands exempted company, which, based on information provided by the Company, represents 25.0% of the issued and outstanding Class A Shares as of the commencement of the Offer, rounded up to the nearest whole Class A Share. See Section 1 — “Terms of the Offer; Expiration; Proration.”
Consideration Offered Per Class A Share
$33.00 per Class A Share, in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest thereon, less any required tax withholding (the “Offer Price”).
Scheduled Expiration of the Offer
The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024, unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement. We refer to such time, as extended, in this Offer to Purchase, as the “Expiration Time.” See Section 1 — “Terms of the Offer; Expiration; Proration.”
Purchaser
Trawlers Limited (“Purchaser”), a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person. See Section 9 — “Certain Information Concerning the Offerors.”
The Company Board’s Recommendation
The Company Board has resolved to recommend that the Company’s shareholders tender their Class A Shares to Purchaser pursuant to the Offer. See “Introduction.”
The following are some questions you, as a shareholder of the Company, may have, and answers to those questions. This Summary Term Sheet highlights selected information from this Offer to Purchase and may not contain all of the information that is important to you and is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Offer to Purchase and the related Letter of Transmittal. To better understand the Offer and for a complete description of the legal terms of the Offer, you should read this Offer to Purchase and the related Letter of Transmittal carefully and in their entirety. Questions or requests for assistance may be directed to Georgeson LLC (the “Information Agent”) at its address and telephone number, as set forth on the back cover of this Offer to Purchase. Unless otherwise indicated, in this Offer to Purchase, we use the terms “us”, “we” and “our” to refer to Purchaser and, where appropriate, James A. Ratcliffe.

WHO IS OFFERING TO BUY MY SECURITIES?
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Purchaser, a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person (an “Offeror” and together with the Purchaser, the “Offerors”), is offering to purchase (the “Offer”) a number of Class A Shares, of Manchester United plc (the “Company”), a Cayman Islands exempted company, up to the Offer Cap, at the Offer Price, upon the terms and subject to the conditions set forth in this Offer to Purchase, dated January 17, 2024 (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”).

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Purchaser has been organized solely in connection with the Offer and has not carried on any activities other than entering into the transaction agreement, dated as of December 24, 2023 (together with any amendments or supplements thereto, the “Transaction Agreement”), by and among Purchaser, the sellers party thereto , who are Glazer family members and affiliates (“Sellers”), and the Company and activities in connection with the Offer. See Section 9 — “Certain Information Concerning the Offerors.”

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Purchaser has agreed, pursuant to the Transaction Agreement, to, upon the terms and subject to the conditions in the Transaction Agreement, accept for payment and purchase, and pay for, a number of Class A Shares up to the Offer Cap validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer.

WHAT ARE THE TOTAL NUMBER AND CLASS OF SECURITIES SOUGHT IN THE OFFER?
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We are offering to purchase a number of Class A Shares, up to the Offer Cap. The Class A Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “MANU.” See “Introduction” and Section 1 — “Terms of the Offer; Expiration; Proration.”

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Based on information provided by the Company, as of the close of business on December 22, 2023, 52,951,335 Class A Shares were issued and outstanding, 25.0% of which is 13,237,834 Class A Shares (rounded up to the nearest whole Class A Share). See Section 1 — “Terms of the Offer; Expiration; Proration.”

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Further, the Company has agreed that it will not, without our consent, issue additional Class A Shares prior to the Expiration Time, and Sellers have agreed that each Seller will not (i) transfer, sell, exchange or otherwise dispose of any of the Company Ordinary Shares held by such Seller or (ii) grant any proxies or powers of attorney with respect to such Company Ordinary Shares, in each case, subject to certain exceptions described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.” As such, based on information received from the Company, we expect that the tender of 13,237,834 Class A Shares will represent 25.0% of the issued and outstanding Class A Shares as of immediately prior to the Expiration Time (rounded up to the nearest whole Class A Share). See Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “ Summary of the Transaction Agreement and Certain Other Agreements.”

DOES THE OFFER INCLUDE AN OFFER TO PURCHASE OUTSTANDING CLASS B SHARES?
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We are not offering, as part of the Offer, to purchase any outstanding Class B ordinary shares, par value $0.0005 per share (“Class B Shares” and together with the Class A Shares, the “Ordinary Shares”) of the Company, and tenders of Class B Shares will not be accepted. See Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”

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Purchaser has agreed to purchase 25.0% of the issued and outstanding Class B Shares from the Sellers at the Offer Price pursuant to the Transaction Agreement. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. See “Introduction,” Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”

HOW MUCH ARE YOU OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT? WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?
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We are offering to pay $33.00 per Class A Share to you in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest thereon, less any required tax withholding, upon the terms and subject to the conditions contained in this Offer to Purchase and in the related Letter of Transmittal. See “Introduction” and Section 1 — “Terms of the Offer; Expiration; Proration.”

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If your Class A Shares are registered in your name and you tender your Class A Shares directly to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), you will not be obligated to pay brokerage fees or commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Class A Shares by Purchaser pursuant to the Offer. If you hold your Class A Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Class A Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See “Introduction.”

IS THE OFFER CONTINGENT ON A MINIMUM NUMBER OF CLASS A SHARES BEING TENDERED?
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No. Subject to the Offer Cap and certain other conditions, and proration in the event that Class A Shares representing more than the Offer Cap are validly tendered (and not validly withdrawn, as described in Section 4 — “Withdrawal Rights”), Purchaser will purchase all of the Class A Shares that have been validly tendered (and not validly withdrawn) prior to the Expiration Time. See Section 1 — “Terms of the Offer; Expiration; Proration,” Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements” and Section 14 — “Conditions of the Offer.”

WHAT HAPPENS IF MORE CLASS A SHARES ARE TENDERED THAN THE OFFERORS HAVE AGREED TO BUY?
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In the event that Class A Shares representing more than the Offer Cap are validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) prior to the Expiration Time, Purchaser will purchase a number of Class A Shares equal to the Offer Cap on a pro rata basis based on the number of Class A Shares validly tendered (and not validly withdrawn) prior to the Expiration Time. In doing so, Purchaser will determine the number of Class A Shares validly tendered (and not validly withdrawn) by each tendering shareholder and apply a proration factor to determine the number of tendered Class A Shares Purchaser will purchase from each tendering shareholder. The proration factor will equal a number of Class A Shares equal to the Offer Cap divided by the number of Class A Shares that were validly tendered (and not validly withdrawn) (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share). For example, if a total of 26,475,668 Class A Shares are properly tendered (and not validly withdrawn), Purchaser will purchase 50% of the number of Class A Shares that each shareholder tendered (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share). See Section 1 — “Terms of the Offer; Expiration; Proration.”

IF THE OFFERORS PRORATE, WHEN WILL I KNOW HOW MANY SHARES WILL ACTUALLY BE PURCHASED?
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If the Offer is subject to proration, Purchaser will announce the final results of any proration prior to making payment for your Class A Shares. Because of the difficulty of determining the number of Class A Shares validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) prior to the Expiration Time, Purchaser does not expect to be able to announce the final results of the proration or pay for any Class A Shares until up to five NYSE trading days after the Expiration Time.

DO THE OFFERORS HAVE FINANCIAL RESOURCES TO MAKE PAYMENTS IN THE OFFER?
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Yes. We estimate that the total amount of funds required to purchase a number of Class A Shares equal to the Offer Cap will be approximately $437 million at or prior to the closing of the Offer based on the Offer Price. We expect that the purchase of the Class A Shares in the Offer will be paid from cash available to (whether directly, or through entities controlled by) James A. Ratcliffe, which would be sufficient to cover all amounts that may become payable pursuant to the Offer, the purchase of the Class B Shares held by Sellers that are being sold pursuant to the Transaction Agreement (the “Sale Shares”) and the Closing Share Subscription (as defined below), in each case, including related transaction fees, costs and expenses. See Section 10 — “Source and Amount of Funds” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”

SHOULD THE OFFERORS’ FINANCIAL CONDITION BE RELEVANT TO MY DECISION TO TENDER IN THE OFFER?
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Purchaser has been organized solely in connection with the Offer and has not carried on any activities other than entering into the Transaction Agreement or in connection with the Transaction Agreement and the Offer. As described above, we expect to have sufficient funds necessary to purchase a number of Class A Shares equal to the Offer Cap. Because the form of payment consists of cash that will be provided by James A. Ratcliffe from cash available to (whether directly, or through entities controlled by) James A. Ratcliffe and the Offer is not subject to any financing conditions, our financial condition is not relevant to your decision to tender in the Offer. See Section 10 — “Source and Amount of Funds.”

WHY ARE THE OFFERORS MAKING THE OFFER?
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Purchaser has entered into a Transaction Agreement and is making the Offer pursuant to the Transaction Agreement. We are making the Offer because it is an opportunity for us to acquire an ownership stake in the Club (as defined in the Transaction Agreement) on the terms of the Transaction Agreement and the other transaction documents related to the Offer, pursuant to which the Offerors will acquire certain control rights of the business of the Company. James A. Ratcliffe intends to cause Purchaser to retain the Class A Shares acquired in the Offer. See Section 1 — “Terms of the Offer; Expiration; Proration”, Section 12 — “Purpose of the Offer and Plans for the Company” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”).

WHAT ARE THE MOST SIGNIFICANT CONDITIONS OF THE OFFER?
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The Offer is subject to, among others, the following conditions:

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the consummation of any of the transactions contemplated by the Transaction Agreement and the ancillary agreements thereto (collectively, the “Transactions”) will not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority (as defined in the Transaction Agreement) (the “No Injunctions Condition”);

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(i) the clearances, approvals and consents required to be obtained under competition, antitrust, merger control or investment laws (“Antitrust Laws”) set forth in Schedule A to the Transaction Agreement will have been obtained and will be in full force and effect (which have already been obtained and are in full force and effect), (ii) the PL Approval (as defined in the Transaction Agreement) will have been obtained and (iii) the Football Association Approval (as defined in the Transaction Agreement) will have been obtained (the “Regulatory Condition”);

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the resolution for the Company to adopt the amended and restated memorandum and articles of association for the Company set forth in Exhibit A to the Transaction Agreement (the “Amended Articles”) will have been approved by the Company’s shareholders and the Amended Articles (x) will be in full force and effect as of immediately prior to the Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) or (y) will automatically come into full force and effect simultaneously with the occurrence of the Closing (the “Amended Articles Condition”); and
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the Transaction Agreement will not have been terminated in accordance with its terms (the “Termination Condition”).

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The Offer is subject to other conditions in addition to those set forth above. A more detailed discussion of the conditions to consummation of the Offer is contained in the Introduction, Section 1 — “Terms of the Offer; Expiration; Proration” and Section 14 — “Conditions of the Offer.”

Subject to any applicable rules and regulations of the SEC, Purchaser expressly reserves the right to waive certain of the conditions to the Offer, provided that Purchaser may not waive the Termination Condition, the Regulatory Condition or the No Injunction Condition. See Section 14 — “Conditions of the Offer.”
Subject to Purchaser’s right and obligation to extend the Offer pursuant to the terms of the Transaction Agreement, Purchaser will not be required to accept for payment and purchase or, subject to any applicable rules and regulations of the SEC (including Rule 14e-l(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to Purchaser’s obligation to pay for or return tendered Class A Shares promptly after the termination or withdrawal of the Offer), to pay for, any Class A Shares tendered pursuant to the Offer and may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, the payment for, any tendered Class A Shares, and (subject to the provisions of the Transaction Agreement) may amend the Offer as otherwise permitted by the Transaction Agreement if any of the conditions set forth in Section 14 — “Conditions of the Offer” are not satisfied or (to the extent permitted by applicable law, including applicable rules and regulations of the SEC and the Transaction Agreement) waived on or prior to the Expiration Time. See Section 14 — “Conditions of the Offer.”
IS THERE AN AGREEMENT GOVERNING THE OFFER?
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Yes. Purchaser, Sellers and the Company have entered into the Transaction Agreement. The Transaction Agreement provides, among other things, for the terms and conditions for the Offer. See Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”

ARE THERE ANY OTHER AGREEMENTS OR ARRANGEMENTS BETWEEN THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS OR EXECUTIVE OFFICERS THAT ARE RELEVANT TO THE OFFER?
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Yes. The following agreements, each as further described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements,” are relevant to the Offer:

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Governance Agreement:   Concurrently with the execution of the Transaction Agreement, Purchaser, Sellers and the Company entered into a governance agreement, effective as of Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) (the “Governance Agreement”), that addresses matters primarily relating to (i) regulating the relationship between the parties to the Governance Agreement, (ii) regulating certain aspects of the management and affairs of the Company and its subsidiaries and (iii) imposing certain restrictions on the Ordinary Shares held by the Purchaser and Sellers.

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Registration Rights Agreement:   Prior to the Closing, the Company and Purchaser will each use reasonable best efforts to negotiate in good faith and enter into (and will cause their respective applicable affiliates to enter into) a registration rights agreement, effective as of Closing (the “Registration Rights Agreement”) in respect of Class A Shares (or other publicly traded ordinary shares of the Company) held by Purchaser, the Sellers, and their permitted transferees.

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Voting Agreement:   Concurrently with the execution of the Transaction Agreement, Sellers, the Company and the Proxyholder (as defined in the Voting Agreement) entered into a voting agreement (the “Voting Agreement”). Under the Voting Agreement, each Seller has agreed to vote or consent, or cause to be voted or consented, (i) all of the Ordinary Shares held by such Seller (collectively, the “Seller Shares”) in favor of the adoption of the Amended Articles (the “Amendment Proposal”) and in favor of any other matter or action necessary or advisable for or in furtherance of the consummation of the Transactions and (ii) the Seller Shares against any proposal, transaction, agreement or action that is made in opposition to or in competition with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Transactions or the Amendment Proposal, or that would result in a breach of the Transaction Agreement or any condition to the Transactions not being satisfied on a timely basis.
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Amended Articles:   The Amended Articles will implement certain changes to facilitate the Transactions and reflect the Governance Agreement.

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Equity Commitment Letter and Limited Guarantee:   Concurrently with the execution of the Transaction Agreement, (i) the Offerors entered into an equity commitment letter (the “Equity Commitment Letter”) and (ii) James A. Ratcliffe, and the Company and Sellers, entered into a limited guarantee (the “Limited Guarantee”), in each case in connection with the Transactions. The terms of the Equity Commitment Letter and Limited Guarantee do not impose any conditions on the Offer. The only conditions to the Offer are those set forth in Section 14 — “Conditions of the Offer”.

HOW LONG DO I HAVE TO TENDER?
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The Offer will expire at the Expiration Time. You will have until the Expiration Time to tender your Class A Shares in the Offer. No subsequent offering period will be available. Accordingly, if you do not tender your Class A Shares before the Expiration Time, you will not have a subsequent opportunity to do so. See Section 1 — “Terms of the Offer; Expiration; Proration.”

CAN THE OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?
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Yes, the Offer can be extended. Purchaser has agreed in the Transaction Agreement, subject to Purchaser’s rights to terminate the Transaction Agreement in accordance with its terms, to extend the Offer on one or more occasions in certain circumstances as described in Section 1 — “Terms of the Offer; Expiration; Proration.”

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?
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If Purchaser decides to extend the Offer, Purchaser will inform the Depositary of that fact and will issue a public announcement specifying the new expiration time, which will be issued no later than 9:00 a.m. Eastern Time on the next business day after the day on which the Offer was previously scheduled to expire. See Section 1 — “Terms of the Offer; Expiration; Proration.”

HOW DO I TENDER MY CLASS A SHARES?
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If you hold your Class A Shares directly as the registered owner, you can: (i) if such Class A Shares are represented by share certificates, tender your Class A Shares in the Offer by delivering the certificates representing your Class A Shares, together with a completed Letter of Transmittal and all other documents required by the Letter of Transmittal, to the Depositary; or (ii) if such Class A Shares are represented by book-entry positions, tender your Class A Shares by following the procedure for book-entry transfer set forth in Section 3 — “Procedures for Tendering Class A Shares,” in each case not later than the Expiration Time.

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If you hold your Class A Shares in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), you should contact the institution that holds your Class A Shares and give instructions that your Class A Shares be tendered. You should contact the institution that holds your Class A Shares for more details. See Section 3 — “Procedures for Tendering Class A Shares.”

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In addition, your broker, dealer, commercial bank, trust company or other nominee may have a deadline for tendering your Class A Shares which is earlier than the Expiration Time. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee that holds your Class A Shares to find out its procedures for tendering your Class A Shares and the deadline to do so. See Section 3 —  “Procedures for Tendering Class A Shares.”

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The tender of Class A Shares pursuant to any one of the procedures described above will constitute your acceptance of the Offer, as well as your representation and warranty that, among other things (as laid out in Section 3 — “Procedures for Tendering Class A Shares”), to the extent applicable, you ratify, accept and approve, in connection with all Class A Shares you hold, each and every act or thing that has been done or effected, or may be done or effected, by the Offerors, the Sellers or the Company, or any of their directors, officers, employees or agents in connection with the Offer, the Amended Articles and the Transactions.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED CLASS A SHARES?
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You may withdraw previously tendered Class A Shares any time prior to the Expiration Time (currently one minute after 11:59 p.m. Eastern Time on February 13, 2024, subject to extension in accordance with the terms of the Transaction Agreement). See Section 4 — “Withdrawal Rights.”

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In addition, pursuant to Section 14(d)(5) of the Exchange Act, Class A Shares may be withdrawn at any time after March 18, 2024, which is the 60th day after the date of the commencement of the Offer, unless prior to that date Purchaser has accepted for payment and purchase the Class A Shares validly tendered in the Offer.

HOW DO I WITHDRAW PREVIOUSLY TENDERED CLASS A SHARES?
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To withdraw previously tendered Class A Shares, the Depositary must timely receive a written notice of withdrawal as described in Section 4 — “Withdrawal Rights,” at one of its addresses set forth on the back cover of this Offer to Purchase. Certain additional requirements may apply if the certificates for Class A Shares to be withdrawn have been delivered to the Depositary or if your Class A Shares have been tendered under the procedure for book-entry transfer. If you tendered Class A Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Class A Shares. See Section 4 — “Withdrawal Rights.”

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Your withdrawal rights are exercisable until the Expiration Time. See Section 4 — “Withdrawal Rights.”

WHAT IS THE POSITION OF THE COMPANY’S BOARD OF DIRECTORS WITH RESPECT TO THE OFFER?
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The Company’s board of directors (the “Company Board”) has recommended that you accept the Offer and tender your Class A Shares pursuant to the Offer. The Company’s full statement on the Offer is set forth in its Solicitation/Recommendation Statement on Schedule 14D-9, which it will file with the SEC. See “Introduction.”

IF I ACCEPT THE OFFER, WHEN AND HOW WILL I GET PAID?
•
Subject to the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment) and the Transaction Agreement and the satisfaction or waiver of the conditions of the Offer as set forth in Section 14 — “Conditions of the Offer” (collectively, the “Offer Conditions”), Purchaser will accept for payment and purchase, and pay a dollar amount equal to the product of (i) the number of Class A Shares, not to exceed the Offer Cap, validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer and (ii) $33.00 in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest and subject to any required withholding taxes, as promptly as practicable (and in any event within two business days) after, (i) in the event proration is not required, the Expiration Time or (ii) in the event proration is required, the final proration factor has been determined, which may be until up to five NYSE trading days after the Expiration Time (each such time of acceptance, the “Offer Acceptance Time”). See Section 1 — “Terms of the Offer; Expiration; Proration” and Section 2 — “Acceptance for Payment and Purchase for Class A Shares.”

•
If the Offer is subject to proration, Purchaser will announce the final results of any proration prior to making payment for your Class A Shares. Because of the difficulty of determining the number of Class A Shares validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) prior to the Expiration Time, Purchaser does not expect to be able to announce the final results of the proration or pay for any Class A Shares until up to five NYSE trading days after the Expiration Time. Purchaser will not pay for any Class A Shares tendered until after the final proration factor has been determined. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Time. After the preliminary results have been made publicly available, you will be able to obtain them from the Information Agent, which has been appointed as information agent for the Offer, and may be able to obtain them from your broker, dealer, bank, trust company or other nominee. All Class A Shares not accepted for payment and purchase will be returned to the shareholder or, in the case of tendered Class A Shares delivered by book-entry transfer, credited to the account at The Depository Trust Company (“DTC”) from which the transfer had previously been made, promptly after the expiration or termination of the Offer. See Section 1 — “Terms of the Offer; Expiration; Proration” and Section 2 — “Acceptance for Payment and Purchase for Class A Shares.”

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT ME?
•
If you decide not to tender your Class A Shares, you will still own the same number of Class A Shares, and we expect that the Company will remain a public company listed on the NYSE. Purchaser’s purchase of Class A Shares pursuant to the Offer will reduce the number of Class A Shares that might otherwise trade publicly. Under the terms of the Transaction Agreement, Purchaser has also agreed to subscribe for (i) an additional 1,966,899.062 Class A Shares and 4,093,706.998 Class B Shares, at the Offer Price, for an aggregate subscription price of $200 million, at the Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) (the “Closing Share Subscription”) and (ii) an additional 983,449.531 Class A Shares and 2,046,853.499 Class B Shares, at the Offer Price, for an aggregate subscription price of $100 million, at the Subsequent Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) (the “Subsequent Share Subscription”), each of which will occur following the Expiration Time. We cannot predict whether such transactions would have an adverse or beneficial effect on the market price for, or marketability of, the Class A Shares or whether it would cause future market prices to be greater or less than the offer price of $33.00 per Class A Share. See Section 7 — “Possible Effects of the Offer on the Market for the Class A Shares; Stock Exchange Listing; Registration under the Exchange Act; Margin Regulations.”

WHAT ARE THE PLANS FOR THE FUTURE COMPOSITION OF THE COMPANY’S BOARD OF DIRECTORS?
•
Under the terms of the Transaction Agreement, immediately following the Closing, John Reece and Rob Nevin shall become directors of the Company.

WILL I HAVE THE RIGHT TO HAVE MY CLASS A SHARES APPRAISED?
•
No appraisal or dissenter’s rights are available in connection with the Offer.

WHAT ARE THE RECENT TRADING PRICES FOR THE CLASS A SHARES?
•
On December 22, 2023, the last full trading day before the public announcement of the Offer, the closing price of the Class A Shares reported on the NYSE was $19.84 per Class A Share. On January 16, 2024, the last full trading day before the commencement of the Offer, the closing price of the Class A Shares reported on the NYSE was $21.20 per Class A Share. You should obtain current market quotations for Class A Shares before deciding whether to tender your Class A Shares.

WHAT WILL BE PURCHASER’S OWNERSHIP AND VOTING INTEREST IN THE COMPANY AFTER THE OFFER IS COMPLETED?
•
In the event a number of Class A Shares greater than or equal to the Offer Cap are validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) prior to the Expiration Time, Purchaser will purchase a number of Class A Shares equal to the Offer Cap. Based on information provided by the Company, as of the close of business on December 22, 2023, 52,951,335 Class A Shares were issued and outstanding, 25.0% of which is 13,237,834 Class A Shares (rounded up to the nearest whole Class A Share).

•
Purchaser has also agreed to purchase 25.0% of the issued and outstanding Class B Shares from the Sellers at the Offer Price pursuant to the Transaction Agreement. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. Based on information provided by the Company, as of the close of business on December 22, 2023, 110,207,613 Class B Shares were issued and outstanding, 25.0% of which is 27,551,904 Class B Shares (rounded up to the nearest whole Class B Share).

•
Purchaser has agreed to acquire, in the Closing Share Subscription, an additional 1,966,899.062 Class A Shares and 4,093,706.998 Class B Shares.

•
Purchaser currently does not own any Class A Shares or Class B Shares. Based upon the above-noted assumptions, and assuming Purchaser does not acquire any other, or dispose of any, Ordinary Shares of the Company prior to the Offer Acceptance Time, upon the consummation of the Offer, the purchase of the Sale Shares and the Closing Share Subscription, Purchaser will own 15,204,733.062 Class A Shares and 31,645,610.998 Class B Shares, which, collectively, represent a 27.69% ownership interest and 28.71% voting interest in the Company.

WHAT ARE THE PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF TENDERING MY CLASS A SHARES IN THE OFFER
•
The receipt of cash in exchange for Class A Shares pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under state, local and non-U.S. tax laws. If you sell your Class A Shares in the Offer, you generally will recognize capital gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in the Class A Shares you sell, assuming that you hold your Class A Shares as a capital asset (generally, property held for investment). Any capital gain or loss will be long-term capital gain or loss if the Class A Shares you sell have been held for more than one year on the date of sale, and short-term capital gain or loss if held for one year or less on the date of sale.

•
This discussion of U.S. federal income tax consequences is general in nature. It may not be applicable to all shareholders, some of whom may be subject to special tax rules. In addition, it does not consider any state, local, non-U.S. or other taxes that may be applicable. You should consult your tax advisor regarding your specific tax situation and the tax consequences to you of selling your Class A Shares in the Offer, including the possibility of backup withholding being applicable to you. See Section 5 — “Certain Income Tax Considerations” for a more detailed discussion of certain U.S. federal income tax consequences of the Offer.

WITH WHOM MAY I TALK IF I HAVE QUESTIONS ABOUT THE OFFER?
•
If you have any questions regarding the Offer, you can call the Information Agent at (888) 275-7781 (domestic) or (781) 236-4943 (international) or email them at manchesterunited@georgeson.com. See the back cover of this Offer to Purchase for additional contact information.

FORWARD-LOOKING STATEMENTS
This Offer to Purchase and the other related documents delivered to you and/or incorporated by reference herein include “forward-looking statements” relating to the proposed acquisition of Class A Shares by Purchaser. Such forward-looking statements include, but are not limited to, statements about whether the conditions to the consummation of the Offer will be satisfied, the expected timetable for completing the transaction, the Company’s and Purchaser’s beliefs and expectations, the benefits sought to be achieved by the transaction, and the potential effects of the completed transaction on both the Company and Purchaser.
In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and projections about future events, but there can be no guarantee that such expectations and projections will prove accurate in the future. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer; uncertainties as to how many of the Company’s shareholders will tender their shares in the Offer; the risk that competing offers will be made; the possibility that various conditions to the Offer may not be satisfied or waived; and the risk that shareholder litigation in connection with the Offer may result in significant costs of defense, indemnification and liability. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made.
We undertake no obligation to publicly release any revisions to the forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

To All Holders of Class A Shares of
Manchester United plc
INTRODUCTION
Trawlers Limited (“Purchaser”), a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person (an “Offeror” and together with the Purchaser, the “Offerors”), is offering to purchase (the “Offer”) up to 13,237,834 Class A ordinary shares (the “Offer Cap”), par value $0.0005 per share (“Class A Shares”), of Manchester United plc (the “Company”), a Cayman Islands exempted company, which, based on information provided by the Company, represents 25.0% of the issued and outstanding Class A Shares as of the commencement of the Offer, rounded up to the nearest whole Class A Share, at a price of $33.00 per Class A Share, in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest thereon, less any required tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in this Offer to Purchase, dated January 17, 2024 (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”). The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024 (the “Expiration Time”), unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement, in which event the term “Expiration Time” will mean the time to which the initial expiration time of the Offer is so extended.
On December 22, 2023, the last full trading day before the public announcement of the Offer, the closing price of the Class A Shares reported on the New York Stock Exchange (“NYSE”) was $19.84 per Class A Share. On January 16, 2024, the last full trading day before the commencement of the Offer, the closing price of the Class A Shares reported on the NYSE was $21.20 per Class A Share. If you wish to sell your Class A Shares, you may be able to obtain a higher price by selling your Class A Shares in the open market or otherwise, rather than pursuant to the Offer. You should discuss with your broker or other financial, legal or tax advisors whether to tender your Class A Shares. You should obtain current market quotations for Class A Shares before deciding whether to tender your Class A Shares.
Based on information provided by the Company, as of the close of business on December 22, 2023, 52,951,335 Class A Shares were issued and outstanding, 25.0% of which is 13,237,834 Class A Shares (rounded up to the nearest whole Class A Share). Further, the Company has agreed that it will not, without our consent, issue additional Class A Shares prior to the Expiration Time, and Sellers have agreed that each Seller will not (i) transfer, sell, exchange or otherwise dispose of any of the outstanding Class B ordinary shares, par value $0.0005 per share (“Class B Shares” and together with the Class A Shares, the “Ordinary Shares”) of the Company, held by such Seller or (ii) grant any proxies or powers of attorney with respect to any such Class B Share, in each case, subject to certain exceptions described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.” As such, based on information provided by the Company, we expect that the tender of 13,237,834 Class A Shares will represent 25.0% of the issued and outstanding Class A Shares as of the commencement of the Offer, rounded up to the nearest whole Class A Share. See Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”
The Offer is being made pursuant to the transaction agreement, dated as of December 24, 2023 (together with any amendments or supplements thereto, the “Transaction Agreement”), by and among Purchaser, the sellers party thereto , who are Glazer family members and affiliates (“Sellers”), and the Company.
Purchaser has agreed to purchase 25.0% of the issued and outstanding Class B Shares from the Sellers at the Offer Price pursuant to the Transaction Agreement. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. See “Introduction,” Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.” Purchaser has also agreed to subscribe for (i) an additional 1,966,899.062 Class A Shares and 4,093,706.998 Class B Shares, at the Offer Price, for an aggregate subscription price of $200 million, at the Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) (the “Closing Share Subscription”) and (ii) an additional

983,449.531 Class A Shares and 2,046,853.499 Class B Shares, at the Offer Price, for an aggregate subscription price of $100 million, at the Subsequent Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) (the “Subsequent Share Subscription”), each of which will occur following the Expiration Time.
If your Class A Shares are registered in your name and you tender your Class A Shares directly to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), you will not be obligated to pay brokerage fees or commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Class A Shares by Purchaser pursuant to the Offer. If you hold your Class A Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Class A Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. If you do not complete and sign the Substitute Form W-9 that is included in the Letter of Transmittal (or an alternative applicable form including Form W-8, if applicable), you may be subject to U.S. federal backup withholding on the gross proceeds payable to you. See Section 5 — “Certain Income Tax Considerations” — “Information Reporting and Withholding.”
We will pay all charges and expenses of the Depositary and Georgeson LLC, the information agent for the Offer (the “Information Agent”).
The Offer is not subject to any financing condition. The Offer is subject to the conditions, among others, that:
1.
the consummation of any of the transactions contemplated by the Transaction Agreement and the ancillary agreements thereto (collectively, the “Transactions”) will not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority (as defined in the Transaction Agreement) (the “No Injunctions Condition”);

2.
(i) the clearances, approvals and consents required to be obtained under competition, antitrust, merger control or investment laws (“Antitrust Laws”) set forth in Schedule A to the Transaction Agreement will have been obtained and will be in full force and effect (which have already been obtained and are in full force and effect.), (ii) the PL Approval (as defined in the Transaction Agreement) will have been obtained and (iii) the Football Association Approval (as defined in the Transaction Agreement) will have been obtained (the “Regulatory Condition”);

3.
the resolution for the Company to adopt the amended and restated memorandum and articles of association for the Company set forth in Exhibit A to the Transaction Agreement (the “Amended Articles”) will have been approved by the Company’s shareholders and the Amended Articles (x) will be in full force and effect as of immediately prior to the Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) or (y) will automatically come into full force and effect simultaneously with the occurrence of the Closing (the “Amended Articles Condition”); and

4.
the Transaction Agreement will not have been terminated in accordance with its terms (the “Termination Condition”).

The Offer is subject to other conditions in addition to those set forth above. A more detailed discussion of the conditions to consummation of the Offer is contained in the Introduction, Section 1 — “Terms of the Offer; Expiration; Proration” and Section 14 — “Conditions of the Offer.”
Purchaser expressly reserves the right to waive certain of the conditions to the Offer, provided that Purchaser may not waive the Termination Condition, the Regulatory Condition or the No Injunctions Condition. See Section 14 — “Conditions of the Offer.”
The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024, unless the Purchaser extends the Offer or earlier terminates. See Section 1 — “Terms of the Offer; Expiration; Proration”, Section 14 — “Conditions of the Offer” and Section 15 — “Certain Legal Matters; Regulatory Approvals.”

The Company’s board of directors (the “Company Board”) has (a) determined that it is in the best interests of the Company for the Company to execute, deliver and perform the Transaction Agreement, the Governance Agreement, the Equity Commitment Letter, the Limited Guarantee, the Voting Agreement and the Transactions (other than the sale and purchase of the Sale Shares), (b) approved the execution, delivery and performance by the Company of the Transaction Agreement, the Governance Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreement, (c) determined to direct that the Amendment Proposal be submitted to the shareholders of the Company for their approval, and (d) resolved to recommend that the Company’s shareholders (i) approve the adoption of the Amended Articles by the Company and (ii) tender their Class A Shares to Purchaser pursuant to the Offer.
For factors considered by the Company Board, see the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which the Company will file with the Securities and Exchange Commission (the “SEC”). A copy of Schedule 14D-9 (without certain exhibits) and this Offer to Purchase are being furnished to shareholders.
The holders of Class A Shares do not have appraisal or dissent rights as a result of the Offer. The Offer is made only for outstanding Class A Shares.
The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024, unless Purchaser extends the Offer or earlier terminates. We do not presently expect to extend the Offer, unless required to do so by law or in accordance with the terms of the Transaction Agreement.
This Offer to Purchase does not constitute a solicitation of proxies, and Purchaser is not soliciting proxies in connection with the Offer.
This Offer to Purchase and the related Letter of Transmittal contain important information and both documents should be read carefully and in their entirety before any decision is made with respect to the Offer.
THE TENDER OFFER
1.
Terms of the Offer; Expiration; Proration.

Upon the terms and subject to the prior satisfaction or waiver of the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for payment and purchase, and pay for a number of Class A Shares up to the Offer Cap, validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer. The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024, unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement.
The Offer is conditioned upon the satisfaction of the conditions described in Section 14 — “Conditions of the Offer” (collectively, the “Offer Conditions”). We may terminate the Offer without purchasing any Class A Shares if certain events described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements” occur.
We are offering to purchase through the Offer a number of Class A Shares up to the Offer Cap. Based on information provided by the Company, as of the close of business on December 22, 2023, 52,951,335 Class A Shares were issued and outstanding, 25.0% of which is 13,237,834 Class A Shares (rounded up to the nearest whole Class A Share). This number of issued and outstanding Class A Shares does not include restricted share awards covering an aggregate of 382,079 Class A Shares.
We are not offering, as part of the Offer, to purchase any outstanding Class B Shares, and tenders of Class B Shares will not be accepted. Pursuant to the terms of the Transaction Agreement, we have agreed to purchase 25.0% of the issued and outstanding Class B Shares form the Sellers party thereto. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. See “Introduction.” We have also agreed to subscribe for (i) the Closing Share Subscription and (ii) the Subsequent Share Subscription, each of which will occur following the Expiration Time.

In the event that Class A Shares representing more than the Offer Cap are validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) prior to the Expiration Time, Purchaser will purchase a number of Class A Shares equal to the Offer Cap on a pro rata basis based on the number of Class A Shares validly tendered (and not validly withdrawn) prior to the Expiration Time. In doing so, Purchaser will determine the number of Class A Shares validly tendered (and not validly withdrawn) by each tendering shareholder and apply a proration factor to determine the number of tendered Class A Shares Purchaser will purchase from each tendering shareholder. The proration factor will equal a number of Class A Shares equal to the Offer Cap divided by the number of Class A Shares that were validly tendered (and not validly withdrawn) (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share). For example, if a total of 26,475,668 Class A Shares are properly tendered (and not validly withdrawn), Purchaser will purchase 50% of the number of Class A Shares that each shareholder tendered (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share).
If proration of tendered Class A Shares is required, because of the difficulty of determining the number of Class A Shares validly tendered (and not validly withdrawn as described in Section 4 —  “Withdrawal Rights”) prior to the Expiration Time, we do not expect to be able to announce the final results of the proration or pay for any Class A Shares until up to five NYSE trading days after the Expiration Time. We will not accept for payment and purchase, or pay for, any Class A Shares tendered (and not validly withdrawn) until after the final proration factor has been determined. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Time. After the preliminary results have been made publicly available, you will be able to obtain them from the Information Agent, which has been appointed as information agent for the Offer, and may be able to obtain them from your broker, dealer, bank, trust company or other nominee. All Class A Shares not accepted for payment and purchase will be returned to the shareholder or, in the case of tendered Class A Shares delivered by book-entry transfer, credited to the account at The Depository Trust Company (“DTC”) from which the transfer had previously been made, promptly after the expiration or termination of the Offer.
Purchaser expressly reserves the right to: (i) increase the Offer Price or (ii) waive any Offer Condition, except that the Company’s consent is required for Purchaser to:
(1)
decrease the Offer Price;

(2)
change the form of consideration payable in the Offer;

(3)
change the number of Class A Shares sought to be purchased in the Offer;

(4)
change or modify the Offer Cap;

(5)
impose conditions or requirements to the Offer in addition to the Offer Conditions;

(6)
amend or modify any Offer Condition or any other term or condition of the Transaction Agreement or the Offer in a manner that would, or would reasonably be expected to, adversely affect any holder of Class A Shares or that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Offer or prevent, delay or impair the ability of Purchaser to consummate the Offer, or the other Transactions (except to effect an extension of the Offer to the extent expressly permitted or required by the terms of the Transaction Agreement);

(7)
extend or otherwise change the Expiration Time in a manner other than as required or permitted by the Transaction Agreement;

(8)
provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act; or

(9)
waive the No Injunctions Condition, the Regulatory Condition or the Termination Condition.

On the terms specified in the Transaction Agreement and subject to the satisfaction or, to the extent waivable by Purchaser, waiver of the Offer Conditions on or prior to the Expiration Time and further subject to the proration procedures described above, Purchaser will irrevocably accept for payment and purchase, and pay for, a number of Class A Shares up to the Offer Cap validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer as promptly as practicable (and in any event within two business days) after, (i) in the event proration is not required, the Expiration Time or (ii) in the event proration is required, the final proration factor has been determined, which may be until up to five NYSE trading days after the Expiration Time (each such time of acceptance, the “Offer Acceptance Time”).
If, on or before the Expiration Time, we increase the consideration being paid for Class A Shares accepted for payment and purchase in the Offer, such increased consideration will be paid to all shareholders whose Class A Shares are purchased in the Offer, whether or not such Class A Shares were tendered before the announcement of the increase in consideration. We also expressly reserve the right to modify the terms of the Offer, subject to compliance with the Exchange Act, the Transaction Agreement and the restrictions identified in paragraphs (1) through (9) above.
The Transaction Agreement provides that, subject to the parties’ respective termination rights thereto, the scheduled Expiration Time may be extended as follows:
(1)
the Offer may be extended by Purchaser, in its sole discretion and without the consent of the Company, on one or more occasions, for an additional period of up to 10 business days per extension, to permit any Offer Condition that has not been waived to be satisfied (unless all Offer Conditions have been satisfied or waived in accordance with the terms of the Transaction Agreement);

(2)
the Offer must be extended by Purchaser: (A) for any period required by applicable law or as required by interpretation or position of the SEC, the staff thereof or NYSE applicable to the Offer; and (B) for periods of up to 10 business days per extension until the Regulatory Condition has been satisfied; and

(3)
the Offer must be extended, at the request of the Company, by Purchaser, on one or more occasions, for an additional period of up to 10 business days per extension, to permit any Offer Condition that has not been waived to be satisfied (unless all Offer Conditions have been satisfied or waived in accordance with the terms of the Transaction Agreement).

Notwithstanding the above, in no event may the Offer be extended beyond the earlier to occur of (x) the valid termination of the Transaction Agreement or (y) the first business day following the End Date. The “End Date” is defined in the Transaction Agreement to be 5:00 p.m. Eastern Time on April 24, 2024, with an automatic extension to June 24, 2024, in certain circumstances where regulatory approval has not yet been obtained as described below.
No party will be permitted to terminate the Transaction Agreement for the failure of the Closing (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) to occur by the End Date if the failure of the Closing to occur prior to the End Date is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Transaction Agreement required to be performed by such party; provided, however, that if on the End Date, all of the Offer Conditions (other than (i) the No Injunctions Condition and (ii) the Regulatory Condition) are satisfied or are capable of being satisfied at such time, the End Date will be automatically extended to June 24, 2024 (and in the case of such extension, any reference to the End Date herein will be a reference to the End Date, as so extended). See Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”
Except as set forth above, there can be no assurance that we will be required under the Transaction Agreement to extend the Offer. During any extension of the Offer, all Class A Shares previously tendered (and not validly withdrawn) will remain subject to the Offer and subject to your right to withdraw such Class A Shares. See Section 4 — “Withdrawal Rights.” Our reservation of the right to delay payment for Class A Shares which we have accepted for payment and purchase is limited by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

If, subject to the terms of the Transaction Agreement, we make a material change in the terms of the Offer or the information concerning the Offer or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer, in each case, if and to the extent required by Rules 14d-3(b)(1), 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. In the SEC’s view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to holders of Class A Shares, and with respect to a change in the consideration offered or a change in the percentage of securities sought, a minimum 10 business day period generally is required to allow for adequate dissemination to holders of Class A Shares and investor response.
We expressly reserve the right, subject to the terms and upon the conditions of the Transaction Agreement and the applicable rules and regulations of the SEC, to not accept for payment and purchase, or pay for, any Class A Shares validly tendered (and not validly withdrawn as described in Section 4 —  “Withdrawal Rights”) pursuant to the Offer if, at the Expiration Time, any of the Offer Conditions have not been satisfied. Under certain circumstances, Purchaser may terminate the Transaction Agreement and the Offer.
Any extension, delay, termination, amendment, waiver or change of the Offer or any condition will be followed, as promptly as practicable, by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., Eastern Time, on the next business day after the day on which the Offer was previously scheduled to expire. Subject to Rules 14d-4(d), 14d-6 and 14e-1 under the Exchange Act, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement. Without limiting our obligation under such rules or the manner in which we may choose to make any public announcement, we currently intend to make announcements by issuing a press release to the PR Newswire (or such other national media outlet or outlets we deem prudent) and making any appropriate filing with the SEC.
No subsequent offering period will be available. Accordingly, if you do not tender your Class A Shares before the Expiration Time, you will not have a subsequent opportunity to do so.
The Company has agreed to provide us with its record shareholder list for the purpose of disseminating the Offer and other offering materials to holders of Class A Shares. This Offer to Purchase, the related Letter of Transmittal and the other related documents will be mailed to record holders of Class A Shares whose names appear on the Company’s shareholder list and will be furnished, for subsequent transmittal to beneficial owners of Class A Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing.
2.
Acceptance for Payment and Purchase of Class A Shares.

Subject to the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment) and the Transaction Agreement and the satisfaction or waiver of the Offer Conditions set forth in Section 14 — “Conditions of the Offer,” we will accept for payment and purchase, and pay a dollar amount equal to the product of (i) the number of Class A Shares, not to exceed the Offer Cap, validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer and (ii) $33.00 in cash (subject to certain adjustments as described in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”), without interest and subject to any required withholding taxes, at the Offer Acceptance Time. Subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, we expressly reserve the right to delay payment for Class A Shares in order to comply in whole or in part with any applicable law or regulation. See Section 15 — “Certain Legal Matters; Regulatory Approvals.”

In all cases, payment for Class A Shares validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) and accepted for payment and purchase pursuant to the Offer will be made only after timely receipt by the Depositary of: (i) certificates representing such Class A Shares or confirmation of the book-entry transfer of such Class A Shares into the Depositary’s account at DTC pursuant to the procedures set forth in Section 3 — “Procedures for Tendering Class A Shares,” (ii) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined below) in lieu of the Letter of Transmittal); and (iii) all other documents required by the Letter of Transmittal or all other customary documents required by Depositary. See Section 3 — “Procedures for Tendering Class A Shares.”
For purposes of the Offer, we will be deemed to have accepted for payment, and thereby purchased, Class A Shares validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) to Purchaser as, if and when we give written notice to the Depositary of our acceptance for payment of such Class A Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Class A Shares accepted for payment and purchase pursuant to the Offer will be made by deposit of the Offer Price for such Class A Shares with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from us and transmitting such payments to tendering shareholders whose Class A Shares have been accepted for payment and purchase. Upon the deposit of such funds with the Depositary, our obligation to make such payment will be satisfied.
If Purchaser extends the Offer, is delayed in our acceptance for payment of or payment for Class A Shares or is unable to accept Class A Shares for payment pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may retain tendered Class A Shares on our behalf, and such Class A Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in Section 4 — “Withdrawal Rights.”
Under no circumstances will interest be paid on the Offer Price for Class A Shares accepted for payment and purchase in the Offer, regardless of any extension of the Offer or any delay in making payment for Class A Shares.
If you submit share certificate(s) for more Class A Shares than are tendered or accepted, we will return share certificate(s) (or cause the Company to issue new share certificate(s)) representing such untendered or unpurchased Class A Shares and cause the registrar of the Company to make the corresponding changes in the Company’s register of shareholders, without expense to you, promptly following the expiration, termination or withdrawal of the Offer.
3.
Procedures for Tendering Class A Shares

Valid Tenders of Class A Shares.   In order for you to validly tender Class A Shares into the Offer, the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined below) in lieu of the Letter of Transmittal) and all other documents required by the Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and either (i) if the Class A Shares are represented by share certificates, deliver the share certificates evidencing the tendered Class A Shares to the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase (unless such Class A Shares are currently held by the registered holder thereof in uncertificated form, in which case the deliveries set forth in this clause (i) will not be required) or (ii) if the Class A Shares are represented by book-entry positions, tender such Class A Shares pursuant to the procedure for book-entry transfer described below and deliver a Book-Entry Confirmation (as defined below) to the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase, in each case prior to the Expiration Time. Once you have validly tendered your Class A Shares into the Offer, you will not be able to transfer them (unless validly withdrawn as described in Section 4 — “Withdrawal Rights”).
Book-Entry Transfer.   The Depositary will establish an account with respect to the Class A Shares for purposes of the Offer at DTC after the date of this Offer to Purchase. Any financial institution that is a participant in the system of DTC may make a book-entry delivery of Class A Shares by causing DTC to transfer those Class A Shares into DTC in accordance with DTC’s procedures for transfer. However, although delivery of Class A Shares may be effected through book-entry transfer at DTC, either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and all other required documents, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Time. Delivery of documents to DTC does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation stating that DTC has received an express acknowledgment from the participant in DTC tendering the Class A Shares which are the subject of such book-entry confirmation that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against such participant (a “Book-Entry Confirmation”). The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office.
If you hold your Class A Shares in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), you should contact the institution that holds your Class A Shares and give instructions that your Class A Shares be tendered. In addition, your broker, dealer, commercial bank, trust company or other nominee may have a deadline for tendering your Class A Shares which is earlier than the Expiration Time. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee that holds your Class A Shares to find out its procedures for tendering your Class A Shares and the deadline to do so.
Signature Guarantees and Stock Powers.   No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section 3, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the Class A Shares) of the Class A Shares tendered, unless the holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal or (ii) if the Class A Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each an “Eligible Institution” and collectively “Eligible Institutions”). In all other cases, all signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the Letter of Transmittal. If a share certificate is registered in the name of a person or persons other than the signer of the Letter of Transmittal, or if payment is to be made or delivered to, or a share certificate not accepted for payment or not tendered is to be issued in, the name(s) of a person other than the registered holder(s), then the share certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the share certificate, with the signature(s) on the share certificate or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal. See Instructions 1 and 5 of the Letter of Transmittal.
If certificates representing Class A Shares are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each delivery of certificates.
No Guaranteed Delivery.   There will be no guaranteed delivery process available to tender Class A Shares.
THE METHOD OF DELIVERY OF THE CLASS A SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. DELIVERY OF THE CLASS A SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS WILL BE DEEMED MADE, AND RISK OF LOSS THEREOF SHALL PASS, ONLY WHEN THEY ARE ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER OF CLASS A SHARES, BY BOOK-ENTRY CONFIRMATION WITH RESPECT TO SUCH CLASS A SHARES). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE CLASS A SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER

REQUIRED DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE PROPER DELIVERY TO THE DEPOSITARY.
No Tenders of Class B Shares.   We are not offering, as part of the Offer, to purchase any outstanding Class B Shares, and tenders of Class B Shares will not be accepted. Purchaser has agreed to purchase 25.0% of the issued and outstanding Class B Shares from the Sellers at the Offer Price pursuant to the Transaction Agreement. The purchase of Class B Shares will be consummated on the business day immediately following the Expiration Time. We have also agreed to subscribe for (i) the Closing Share Subscription and (ii) the Subsequent Share Subscription, each of which will occur following the Expiration Time. See “Introduction,” Section 1 — “Terms of the Offer; Expiration; Proration” and Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements.”
Tender Constitutes a Binding Agreement.   The tender of Class A Shares pursuant to any one of the procedures described above will constitute your acceptance of the Offer, as well as your representation and warranty that (i) you have a “net long position” in Class A Shares or equivalent securities being tendered within the meaning of Rule 14e-4, (ii) the tender of such Class A Shares complies with Rule 14e-4 under the Exchange Act, (iii) you have the full power and authority to tender, sell, assign and transfer the Class A Shares tendered, as specified in the Letter of Transmittal, (iv) if we accept your Class A Shares for payment, we will at the time of such acceptance acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (v) to the extent applicable, you ratify, accept and approve, in connection with all Class A Shares you hold, each and every act or thing that has been done or effected, or may be done or effected, by the Offerors, the Sellers or the Company, or any of their directors, officers, employees or agents in connection with the Offer, the Amended Articles and the Transactions. Our acceptance for payment of Class A Shares tendered by you pursuant to the Offer will constitute a binding agreement between us with respect to such Class A Shares, upon the terms and subject to the conditions of the Offer.
Appointment of Proxy.   By executing the Letter of Transmittal as set forth above (or, in the case of a book-entry transfer, by delivery of an Agent’s Message in lieu of a Letter of Transmittal), the tendering shareholder will irrevocably appoint designees of Purchaser as such shareholder’s attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such shareholder’s rights with respect to the Class A Shares tendered by such shareholder and accepted for payment and purchase by Purchaser and with respect to any and all other Class A Shares or other securities or rights issued or issuable in respect of such Class A Shares. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered Class A Shares. Such appointment will be effective when, and only to the extent that, we accept for payment and purchase the Class A Shares tendered by such shareholder as provided herein. Upon such appointment, all prior powers of attorney, proxies and consents given by such shareholder with respect to such Class A Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such shareholder (and, if given, will not be deemed effective). The designees of Purchaser will thereby be empowered to exercise all voting and other rights with respect to such Class A Shares and other securities or rights, including, without limitation, in respect of any annual, special or adjourned meeting of the Company’s shareholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. We reserve the right to require that, in order for Class A Shares to be deemed validly tendered, immediately upon our acceptance for payment of such Class A Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Class A Shares and other related securities or rights, including voting at any meeting of shareholders of the Company or acting by written consent without a meeting.
The foregoing powers of attorney and proxies are effective only upon acceptance for payment of the Class A Shares pursuant to the Offer. This Offer to Purchase does not constitute a solicitation of proxies, and Purchaser is not soliciting proxies in connection with the Offer, absent a purchase of the Class A Shares, for any meeting of the Company’s shareholders.

Determination of Validity.   Purchaser will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and such determination will be final and binding to the fullest extent permitted by law, subject to the rights of holders of Class A Shares to challenge such determination with respect to their Class A Shares in a court of competent jurisdiction. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of which may, in our opinion, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Class A Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Class A Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. None of Purchaser or any of its respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notice. Subject to applicable law as applied by a court of competent jurisdiction, the terms of the Transaction Agreement and the rights of holders of Class A Shares to challenge such interpretation with respect to their Class A Shares in a court of competent jurisdiction, our interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.
U.S. Federal Backup Withholding.   Under the U.S. federal backup withholding laws, the Depositary generally will be required to withhold at the applicable U.S. federal backup withholding rate (currently 24.0%) from any payments made pursuant to the Offer.
To avoid backup withholding, a U.S. shareholder or payee should complete and return the Internal Revenue Service (“IRS”) Form W-9 included in the Letter of Transmittal, listing such U.S. shareholder’s correct taxpayer identification number and certifying that such shareholder is a U.S. person, that the taxpayer identification number provided is correct, and that such shareholder is not subject to backup withholding. Failure to provide the information on the IRS Form W-9 may subject a shareholder to backup withholding on a payment pursuant to the Offer for Class A Shares purchased from or exchanged by such shareholder. Certain shareholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements.
An exempt U.S. shareholder or payee should indicate its exempt status on IRS Form W-9. Any foreign shareholder or payee should submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to such exempt foreign status in order to qualify for an exemption from information reporting and backup withholding. A disregarded domestic entity that has a regarded foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9.
Information disclosed on an applicable IRS Form by a shareholder or payee may be disclosed to the local tax authorities of the foreign shareholder under an applicable tax treaty or an information exchange agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund from the IRS or a credit against a shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Each shareholder and payee should consult their tax advisors as to any qualification for exemption from backup withholding and the procedure for obtaining any such exemption.
4.
Withdrawal Rights

Except as otherwise provided in this Section 4, tenders of Class A Shares pursuant to the Offer are irrevocable. However, a shareholder has withdrawal rights that are exercisable until the Expiration Time. If Purchaser extends the period of time during which the Offer is open, is delayed in accepting for payment and purchase, or paying for, Class A Shares or is unable to accept for payment and purchase, or pay for, a number of Class A Shares up to the Offer Cap validly tendered (and not validly withdrawn as described in this Section 4) pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, on our behalf, retain all Class A Shares tendered, and such Class A Shares may not be withdrawn except as otherwise provided in this Section 4, subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the tender offer. In addition, pursuant to Section 14(d)(5) of the Exchange Act, Class A Shares may be

withdrawn at any time after March 18, 2024, which is the 60th day after the date of the commencement of the Offer, unless prior to that date Purchaser has accepted for payment and purchase the Class A Shares validly tendered in the Offer.
For a withdrawal of Class A Shares to be effective, the Depositary must timely receive a written transmission notice of withdrawal at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Class A Shares to be withdrawn, the number of Class A Shares to be withdrawn and the names in which the share certificates are registered, if different from that of the person who tendered such Class A Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Class A Shares have been tendered for the account of an Eligible Institution. If Class A Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 — “Procedures for Tendering Class A Shares,” any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Class A Shares. If share certificates representing the Class A Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such share certificates, the name of the registered owner and the serial numbers shown on such share certificates must also be furnished to the Depositary.
Withdrawals of tendered Class A Shares may not be rescinded and any Class A Shares validly withdrawn will be deemed not validly tendered for purposes of the Offer. Withdrawn Class A Shares may, however, be retendered by following one of the procedures for tendering Class A Shares described in Section 3 — “Procedures for Tendering Class A Shares” at any time prior to the Expiration Time.
Purchaser will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal. Subject to applicable law as applied by a court of competent jurisdiction and the terms of the Transaction Agreement, such determination will be final and binding. No withdrawal of tendered Class A Shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Purchaser or any of its respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notice.
5.
Certain U.S. Federal Income Tax Consequences of the Offer.

The following summary describes certain U.S. federal income tax consequences generally applicable to Holders (as defined below) whose Class A Shares are exchanged for cash in the Offer. This summary is for general information only and is not tax advice. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary addresses only Holders (as defined below) who hold their Class A Shares as capital assets within the meaning of the Code (generally, property held for investment) and does not address all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to certain types of Holders subject to special treatment under the Code, including pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and partners or investors who hold their Class A Shares through such entities, certain financial institutions, brokers, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, expatriates, mutual funds, real estate investment trusts, regulated investment companies, cooperatives, tax-exempt organizations (including private foundations), retirement plans, controlled foreign corporations, passive foreign investment companies, persons who are subject to the alternative minimum tax, persons who hold their Class A Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, shareholders that have a functional currency other than the U.S. dollar, certain taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies, persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years) 5% or more of the outstanding Class A Shares, or holders who acquired Class A Shares pursuant to the exercise of employee incentive share options or otherwise as compensation.

This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, or any state or local tax consequences. In addition, it does not consider any non-U.S. tax consequences of the Offer.
As used in this summary, the term “U.S. Holder” means a beneficial owner of Class A Shares that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the U.S.;

•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of Class A Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Class A Shares and the partners therein should consult their tax advisors with respect to tax consequences of participating in the Offer.
Non-Participation in the Offer.   Shareholders who do not participate in the Offer should not incur any U.S. federal income tax liability as a result of the Offer.
U.S. Holders.   The receipt by a U.S. Holder of cash in exchange for Class A Shares pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who sells Class A Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the Class A Shares. Gain or loss will be calculated separately for each block of Class A Shares (that is, Class A Shares acquired at the same cost in a single transaction). Assuming the Class A Shares constitute capital assets in the hands of the U.S. Holder, any gain or loss will be long-term capital gain or loss, as the case may be, provided the U.S. Holder’s holding period for the Class A Shares is more than one year at the time of consummation of the Offer. Long-term capital gains of non-corporate taxpayers generally are taxable at preferential tax rates. Capital gains recognized on the disposition of Class A Shares held for one year or less will be treated as short-term capital gain, which generally is subject to tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations. Gain or loss recognized on the sale of Class A Shares in the Offer generally will be U.S. source gain or loss for U.S. foreign tax credit purposes.
Additional Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds and who have “net investment income” as defined by the Code may be subject to a 3.8% tax on unearned income, including, among other things, capital gains from the sale or taxable disposition of Class A Shares, subject to certain limitations and exceptions. U.S. Holders should consult their tax advisors with respect to the potential application of this tax.
Non-U.S. Holders.   Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale of Class A Shares pursuant to the Offer, unless the gain is (i) recognized by a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale and meets certain other conditions or (ii) effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if an applicable income tax treaty applies, is attributable to the Non-U.S. Holder’s permanent establishment in the United States). Non-U.S. Holders whose gain is described in (i) or (ii) above should consult their tax advisors with respect to the U.S. federal income tax consequences of tendering Class A Shares (including in the case of (ii), the possible imposition of a 30.0% U.S. federal branch profits tax).
Information Reporting and Withholding.   Information reporting generally will apply to payments to a Holder pursuant to the Offer, unless such Holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. Any payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding (currently at a rate of 24%), unless such U.S. Holder: (i) provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption.
The information reporting and backup withholding rules that apply to payments to a Holder pursuant to the Offer generally will not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Certain shareholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such U.S. Holder to the IRS. If a shareholder does not provide its correct TIN or fails to provide the certifications described above, the IRS may impose a penalty on the shareholder and payment to the shareholder pursuant to the Offer may be subject to backup withholding.
THE FOREGOING DISCUSSION IS BASED ON THE LAW IN EFFECT ON THE DATE OF THIS OFFER TO PURCHASE AND DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE POTENTIAL TAX CONSEQUENCES OF THE OFFER. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN YOUR PARTICULAR CIRCUMSTANCES. NOTHING IN THIS OFFER TO PURCHASE IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.
6.
Price Range of Class A Shares; Dividends.

The Class A Shares are traded on NYSE under the symbol “MANU.” The Company has advised Purchaser that, as of the close of business on December 22, 2023, 52,951,335 Class A Shares were outstanding. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per Class A Share on NYSE with respect to the fiscal years ended June 30, 2022 and 2023 and the current fiscal year.
Fiscal Year Ended June 30, 2022	High	Low
First Quarter	$20.50	$14.74
Second Quarter	$19.98	$13.92
Third Quarter	$14.88	$12.22
Fourth Quarter	$14.72	$10.74
Fiscal Year Ended June 30, 2023	High	Low
First Quarter	$15.16	$10.51
Second Quarter	$23.33	$12.35
Third Quarter	$26.84	$20.09
Fourth Quarter	$25.12	$18.05

Current Fiscal Year	High	Low
First Quarter	$24.46	$18.27
Second Quarter	$20.57	$17.50
Third Quarter (through January 16, 2024)	$21.22	$19.94
On December 22, 2023, the last full trading day before the public announcement of the Offer, the closing price of the Class A Shares reported on the NYSE was $19.84 per Class A Share. On January 16, 2024, the last full trading day before the commencement of the Offer, the closing price of the Class A Shares reported on the NYSE was $21.20 per Class A Share. Before deciding whether to tender your Class A Shares in the Offer, you should obtain a current market quotation for the Class A Shares.
The Company has historically paid semi-annual cash dividends on its ordinary shares. The following table sets forth the semi-annual dividend payments made by the Company over the past 5 years.
Fiscal Year Ended June 30,	First Half	Second Half
2023	$0.00	$0.00
2022	$0.09	$0.09
2021	$0.09	$0.09
2020	$0.09	$0.09
2019	$0.09	$0.09
In the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, the Company indicated that it had not paid any dividends for fiscal year 2023. It was further indicated that the declaration and payment of any future dividends will be at the sole discretion of the Company Board or a committee thereof and will depend upon the Company’s results of operations, financial condition, distributable reserves, contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors the Company Board (or such committee thereof) deems relevant.
7.
Possible Effects of the Offer on the Market for the Class A Shares; Stock Exchange Listing; Registration under the Exchange Act; Margin Regulations.

Possible Effects of the Offer on the Market for the Class A Shares.   The purchase of Class A Shares pursuant to the Offer will reduce the number of holders of Class A Shares and the number of Class A Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Class A Shares. We cannot predict whether the reduction in the number of Class A Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Class A Shares or whether such reduction would cause future market prices to be greater or less than the Offer Price.
Shareholders that do not tender their Class A Shares in the Offer or that do not have all of their Class A Shares accepted because of proration will continue to be owners of Class A Shares. As a result, such shareholders will continue to participate in the future performance of the Company and to bear the attendant risks associated with owning Class A Shares.
Possible Effects of the Share Subscriptions on the Market for the Class A Shares.   Under the terms of the Transaction Agreement, Purchaser has agreed to subscribe for (i) the Closing Share Subscription and (ii) the Subsequent Share Subscription, each of which will occur following the Expiration Time. We cannot predict whether either the Closing Share Subscription or the Subsequent Share Subscription would have an adverse or beneficial effect on the market price for, or marketability of, the Class A Shares or whether such subscription would cause future market prices to be greater or less than the Offer Price.
Stock Exchange Listing.   The Class A Shares are listed on the NYSE. We expect that the Company will still be a public company listed on the NYSE following the Offer. If, as a result of the purchase of Class A Shares pursuant to the Offer, the Class A Shares no longer meet the criteria for continued listing on the NYSE, the market for the Class A Shares could be adversely affected. According to the NYSE’s published guidelines, the NYSE would normally give consideration to the prompt initiation of suspension and delisting procedures with respect to the Class A Shares if, among other things:
•
the total number of holders of Class A Shares (including both record holders and beneficial holders of Class A Shares held in the name of NYSE member organizations) fell below 400;

•
(i) the total number of holders of Class A Shares (including both record holders and beneficial holders of Class A Shares held in the name of NYSE member organizations) fell below 1,200 and (ii) the average monthly trading volume for the most recent 12 months is less than 100,000 Shares; or

•
the number of publicly-held Class A Shares (excluding for this purpose shares held by directors, officers or their immediate families and other concentrated holdings of 10.0% or more) fell below 600,000.

If, following the purchase of Class A Shares in the Offer, the Company no longer meets these standards, the listing of the Class A Shares on the NYSE could be discontinued. If the Class A Shares cease to be listed on the NYSE, it is possible that the Class A Shares would continue to trade on another market or securities exchange or in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for the Class A Shares and the availability of such quotations would depend, however, upon such factors as the number of holders and/or the aggregate market value of the publicly-held Class A Shares at such time, the interest in maintaining a market in the Class A Shares on the part of securities firms, the possible termination of registration of the Class A Shares under the Exchange Act, and other factors.
Registration under the Exchange Act.   The Class A Shares are currently registered under the Exchange Act, and we do not expect that the consummation of the Offer will affect the registration of the Class A Shares.
Margin Regulations.   The Class A Shares are currently “margin securities” under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which regulations have the effect, among other things, of allowing brokers to extend credit on the collateral of Class A Shares for the purpose of buying, carrying or trading in securities. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Offer, the Class A Shares would no longer constitute “margin securities” for the purpose of the Federal Reserve Board’s margin regulations and, therefore, could no longer be used as collateral for loans made by brokers.
8.
Certain Information Concerning the Company

The following description of the Company and its business has been taken from the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 27, 2023, and is qualified in its entirety by reference to such Form 20-F.
The Company operates one of the most popular football teams in the world. The Company leverages its global platform to generate revenues from multiple sources, including sponsorship, merchandising, product licensing, broadcasting and football match day activities from all domestic and European football match day activities. Since 2013, the Company has wholly owned an in-house television network (“MUTV”), providing a greater degree of control over the production, distribution and quality of the Company’s proprietary content. In May 2022, the Company expanded the reach of MUTV by incorporating it into the Company’s main global application.
The Company was incorporated under the laws of the Cayman Islands on April 30, 2012, under the name “Manchester United Ltd.” and subsequently changed its name to “Manchester United plc” on August 8, 2012. The Company’s principal executive offices are located at Sir Matt Busby Way, Old Trafford, Manchester, England, M16 0RA. The Company’s telephone number is +44 (0) 161 868 8000. The Company’s Internet website is https://www.manutd.com. The Company’s website address is not intended to function as a hyperlink, and the information contained in the Company’s website is not incorporated by reference in this Offer to Purchase and you should not consider it as part of the Offer to Purchase.
Available Information.   The Company is a “foreign private issuer” for purposes of the SEC’s rules. As a result, the Company is subject to the information and reporting requirements of the Exchange Act applicable to foreign private issuers and, in accordance with these requirements, files reports and other information with the SEC relating to its business, financial condition and other matters. You should be able to read and copy any such reports, statements or other information on the SEC’s website at http://www.sec.gov. The SEC’s website address is not intended to function as a hyperlink, and the information contained in the SEC’s website is not incorporated by reference in this Offer to Purchase and you should not consider it as part of the Offer to Purchase.
Sources of Information.   Except as otherwise set forth herein, the information concerning the Company contained in this Offer to Purchase has been based upon publicly available documents and records on file with the SEC, other public sources and information provided by the Company. Although we have no knowledge that any such information contains any misstatements or omissions, none of Purchaser or any of their respective affiliates or assigns, the Information Agent or the Depositary assumes responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information.
9.
Certain Information Concerning the Offerors

Purchaser is a company limited by shares incorporated under the laws of the Isle of Man with its principal offices located at Fort Anne, Douglas, IM1 5PD, Isle of Man. The telephone number of Purchaser is (+44) 1624 826200. Purchaser is not an affiliate of the Company. Purchaser has been organized solely in connection with the Offer and has not carried on any activities other than entering into the Transaction Agreement, and activities in connection with the Transaction Agreement and the Offer.
Purchaser is wholly owned by James A. Ratcliffe, a natural person. James A. Ratcliffe is not an affiliate of the Company. The name, citizenship, business address, business phone number, present principal occupation or employment and past material occupation, positions, offices or employment for at least the last five years for James A. Ratcliffe, and each director and each of the executive officers of Purchaser (the “Purchaser D&Os”) and certain other information are set forth in Schedule I hereto.
During the last five years, none of James A. Ratcliffe or the Purchaser or, to the best knowledge of the Offerors, any of the Purchaser D&Os: (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors and convictions that have been overturned on appeal); or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.
Except as otherwise described in this Offer to Purchase: (i) none of the Offerors or, to the best knowledge of the Offerors, any of the Purchaser D&Os, or any majority-owned subsidiary or associate of any of the foregoing beneficially owns or has any right to acquire, directly or indirectly, any Class A Shares; and (ii) none of the Offerors or, to the best knowledge of the Offerors, any of the Purchaser D&Os or any associate or majority-owned subsidiary of the Offerors, or any director, executive officer or subsidiary of any of the foregoing has effected any transaction in the Class A Shares during the past 60 days.
Except as otherwise described in this Offer to Purchase, none of the Offerors or, to the best knowledge of the Offerors, any of the Purchaser D&Os has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.
Except as otherwise described in this Offer to Purchase, none of the Offerors or, to the best knowledge of the Offerors, any of the Purchaser D&Os, has had any business relationship or transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Offer. Except as provided in the Transaction Agreement or as otherwise described in this Offer to Purchase, there have been no contacts, negotiations or transactions between any of the Offerors or any of their subsidiaries or, to the best knowledge of the Offerors, any of the Purchaser D&Os, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets during the past two years.
Available Information.   Pursuant to Rule 14d-3 under the Exchange Act, Purchaser filed with the SEC a Tender Offer Statement on Schedule TO (together with the exhibits thereto, as it may be amended or supplemented from time to time, the “Schedule TO”), of which this Offer to Purchase forms a part, and exhibits to the Schedule TO. The Schedule TO and any amendments thereto, including exhibits, and reports, proxy statements and other information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to its principal office at 100 F Street, NE, Washington, DC 20549. The Schedule TO and the exhibits thereto are available at the SEC’s website on the Internet at www.sec.gov.
10.
Source and Amount of Funds

The Offer is not conditioned upon Purchaser’s ability to finance the purchase of Class A Shares pursuant to the Offer. Purchaser estimates that the total amount of funds required to purchase a number of Class A Shares equal to the Offer Cap will be approximately $437 million at or prior to the closing of the Offer. Purchaser expects that the purchase of the Class A Shares in the Offer will be paid from cash available to (whether directly, or through entities controlled by) James A. Ratcliffe, which would be sufficient to cover all amounts that may become payable pursuant to the Offer, the purchase of the Sale Shares (as defined in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements”) and the Closing Share Subscription, in each case, including related transaction fees, costs and expenses.
The Offer is not conditioned on Purchaser’s ability to finance the purchase of Class A Shares pursuant to the Offer.
11.
Background of the Offer

The following chronology summarizes the key meetings and other events between the Offerors and the Company that led to the signing of the Transaction Agreement and the other transaction documents related to the Offer (collectively, the “Transaction Documents”). The following chronology does not purport to catalogue every conversation between the Offerors and the Company and their respective representatives. For a summary of additional activities of the Company relating to the signing of the Transaction Documents, please refer to the Schedule 14D-9 being mailed to shareholders with this Offer to Purchase.
On November 22, 2022, the Company publicly announced its decision to commence a process to explore strategic alternatives for the Company (the “Strategic Alternatives Review Process”).
On January 15, 2023, an entity acting on behalf of James A. Ratcliffe (for purposes of this Section 11, James A. Ratcliffe and any entity or entities acting on behalf of James A. Ratcliffe is referred to as “Offeror”) reached out to Raine Securities LLC (“Raine”), acting as financial advisor to the Company, to express its interest in a potential strategic transaction with the Company. As a result of this outreach, Raine provided a draft nondisclosure agreement the same day and a final version was entered between Offeror and the Company on January 17, 2023. The nondisclosure agreement contained customary provisions (but did not contain a standstill).
On January 17, 2023, representatives of Offeror were given access to a virtual data room established by the Company. Offeror and its advisors began their business and legal due diligence of the Company to assess potential risks in connection with a potential strategic transaction.
On January 30, 2023, Raine delivered a first round process letter to Offeror. Following receipt of the process letter and prior to February 17, 2023, Raine addressed process-related questions with Offeror.
On February 17, 2023, Offeror submitted an initial indication of interest. Offeror’s proposal contemplated purchasing a controlling stake of the Company via an acquisition of Class B Shares only at a price of $22.00 per Class B Share, which would result in the Class A Shares remaining outstanding. Offeror also provided copies of financing commitment letters to support its proposal.
During the week of February 20, 2023, representatives of Raine and the Company held virtual meetings with Offeror to discuss the proposal received. Raine conveyed to Offeror that its offer for only the

Class B Shares did not align with the direction of the Company Board to seek either a full sale or a minority primary investment in the Company and suggested Offeror submit a revised indication contemplating a purchase of 100% of the outstanding Ordinary Shares.
Following these discussions, on February 27, 2023, Raine distributed a second round process letter to Offeror, with instructions to submit a revised bid for all of the outstanding Ordinary Shares or a minority primary investment in the Company, by March 22, 2023.
From February 20, 2023 through the end of March, Offeror continued to conduct additional due diligence on the Company.
Having agreed with Raine on a one-day extension to the deadline for revised bids, on March 23, 2023, Offeror submitted a revised proposal regarding potential strategic alternatives. Offeror’s proposal contemplated an acquisition of (i) 60% of the outstanding Class B Shares initially at a price of $28.00 per Class B Share and (ii) the remaining 40% of the outstanding Class B Shares through a put/call arrangement to be purchased three to five years thereafter (at a price per Class B Share of (a) if purchased pursuant to the put, $33.00, $34.00, and $35.00 or (b) if purchased pursuant to the call, $34.00, $35.00 and $36.00, in each case, upon the third, fourth or fifth anniversary of the closing respectively) (the “March Proposal”).
Through the end of March 2023, and into early April 2023, Raine continued to communicate with Offeror and reiterated that the Company Board was seeking proposals for all of the outstanding Ordinary Shares or a minority primary investment, and not a transaction involving the purchase of only the outstanding Class B Shares.
On April 7, 2023, Raine distributed a third round process letter to Offeror, with final bids due on April 28, 2023. Latham & Watkins LLP (“Latham”), outside counsel to the Company, prepared a draft auction merger agreement contemplating the sale of all of the outstanding Ordinary Shares and on April 10, 2023, the draft merger agreement was posted to the virtual data room. Offeror was instructed to submit a merger agreement markup for the acquisition of all of the Ordinary Shares by April 19, 2023. Prior to April 19, 2023, Raine addressed process-related questions regarding the mark-up with Offeror.
On April 18, 2023, Paul, Weiss Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), outside counsel to Offeror, shared a merger agreement markup with Latham. The draft, prepared by both Paul, Weiss and Slaughter and May, who also acted as outside counsel to Offeror, contemplated the purchase of Class B Shares only and through a put/call arrangement, in line with the March Proposal.
On April 28, 2023, Offeror submitted a proposal to the Company that restated the March Proposal. Offeror also provided updated financing commitment letters to support its proposal.
Throughout the course of May 2023, representatives of the Company and Raine held meetings and teleconferences with Offeror to discuss its proposal and encourage a further proposal for the acquisition of all of the outstanding Ordinary Shares, and at a higher value than that contained in the latest proposal. Representatives of Raine informed Offeror that no substantive negotiations would occur with Offeror for a purchase of solely Class B Shares until first confirmed with the Company Board.
On May 19, 2023, representatives of Offeror met with representatives of the Company to discuss Offeror’s proposal and continued to request a proposal from Offeror to purchase all of the outstanding Ordinary Shares and noted that no substantive discussions of Offeror’s existing proposal would occur until the Company Board had an opportunity to consider that proposal. At the meeting, Offeror verbally increased the price in its proposal to $33.00 per Class B Share for the initial purchase of 60% of the Class B Shares (but did not otherwise propose changing the structure of its prior proposal). Representatives of the Company indicated that they could not discuss the proposal further without further consultation with the Company Board.
On May 23, 2023, Offeror submitted an additional proposal contemplating an acquisition of (i) 60% of the outstanding Class B Shares initially at a price of $33.00 per Class B Share and (ii) the remaining 40% of outstanding Class B Shares through a put/call arrangement to be purchased three to five years thereafter (at a price per Class B Share of (a) if purchased pursuant to the put, $33.00, $34.00, and $35.00 or (b) if purchased pursuant to the call, $34.00, $35.00 and $36.00, in each case, upon the third, fourth or fifth anniversary of the closing, respectively). In other words, Offeror confirmed the offer it had made verbally on May 19, 2023, that it was increasing the price in the March Proposal to $33.00 per Class B Share for the initial purchase of 60% of the Class B Shares, but was not otherwise changing the structure of that prior proposal.
Through the end of May 2023, representatives of Offeror continued discussions with representatives of the Company, during which those representatives of the Company continued to encourage Offeror to submit a further revised proposal for the purchase of all Ordinary Shares.
Throughout June 2023, representatives of Offeror and representatives of the Company had discussions about Offeror’s proposal and exchanged drafts of the merger agreement and other ancillary documents.
Towards the end of July 2023, representatives of Offeror contacted representatives of the Company regarding an alternative transaction structure involving the purchase of a minority stake of the Company. Offeror’s new proposal contemplated that Offeror would purchase 25% of all outstanding Class B Shares for a price of $33.00 per share and 25% of all outstanding Class A Shares at a price to be determined, together with associated minority shareholder protections and governance rights (the “July 2023 Proposal”). Offeror’s new proposal did not contemplate a primary investment into the Company. The representatives of the Company informed Offeror that the Company Board would require equal per share consideration for Class A Shares and Class B Shares.
During the weeks of September 11, 2023, September 18, 2023, September 25, 2023, October 2, 2023 and October 9, 2023, representatives of Offeror, Paul, Weiss, the Company and Latham discussed Offeror’s July 2023 Proposal. In addition to reiterating that the Company Board would require the same per-share consideration to be paid to the Class A shareholders and the Class B shareholders, the representatives of the Company conveyed to Offeror that to move the July 2023 Proposal forward, Offeror would need to commit to a substantial primary investment as well. Discussions continued regarding the details of the July 2023 Proposal and the size, nature and timing of any primary investment through a series of calls and meetings. As part of these discussions, representatives of Offeror also proposed that the parties explore the possibility of delegating responsibility for certain matters relating to sport governance to Offeror.
Following these discussions, on October 13, 2023, Offeror provided the Company with a revised proposal, pursuant to which: (i) Offeror would purchase up to 25% of all outstanding Class A Shares through a public tender offer at a price of $33.00 per share (the “Offer”); (ii) Offeror would purchase 25% of all outstanding Class B Shares through a direct purchase from the existing Class B shareholders at a price of $33.00 per share (the “Class B Share Sale”); and (iii) Offeror would purchase $300 million of primary Class A Shares and Class B Shares (in the same proportion as the Class B Shares compared to the Class A Shares then-outstanding), at a price of $33.00 per share, to be effected in two tranches, $200 million at the time of the closing of the Offer and $100 million prior to December 31, 2024, in each case, intended to be available for the purposes of stadium redevelopment (the “October Proposal”). The October Proposal contemplated that the organizational documents of the Company be amended to permit (i) the transfer of the Class B Shares to Offeror in connection with the transaction and (ii) following the transaction, the transfer of Class B Shares to third parties by the Class B Shareholders (subject to a mutual right of first offer in favor of Offeror and the current holders of Class B Shares), in each case, without automatic conversion into Class A Shares. The October Proposal also required certain shareholders to enter into a voting support agreement, pursuant to which such shareholders would agree to vote in favor of the adoption of the changes to the Company’s organizational documents as more fully discussed below in “Section 13. Summary of the Transaction Agreement and Certain Other Agreements — Certain Other Agreements — Amended Articles.” Given the substantial premium being offered to shareholders, Offeror noted that the revised proposal would also need to include certain minority protections for Offeror in connection with the proposed transaction (which were not detailed in the proposal).
From October 9, 2023 to October 19, 2023, representatives of the Company, Latham, Raine and Paul, Weiss met periodically to discuss the October Proposal, including the governance proposals made by Offeror, which contemplated, among other matters: (i) the right for the minority holder to appoint up to two members of the Company Board subject to certain minimum ownership thresholds; (ii) the ability for the current holders of Class B Shares to become the minority shareholders and accede to certain rights; (iii) customary tag rights for Offeror and preemptive rights for the minority holder; (iv) a right of first offer on the transfer of Class B Shares by Offeror and, in certain circumstances, the current holders of Class B Shares (v) the Company’s right to enforce a customary “drag” of Offeror in certain sales or change of control transactions approved by the Company Board (and subject to certain limitations); and (vi) certain other minority shareholder protections, as more fully discussed below in “Section 13. Summary of the Transaction Agreement and Certain Other Agreements — Certain Other Agreements — Governance Agreement.”
On October 20, 2023, representatives of Paul, Weiss delivered an initial draft of the Transaction Agreement prepared by Paul, Weiss and Slaughter and May, reflecting the October Proposal and subsequent discussions, to representatives of Latham. From October 20, 2023 until the signing of the Transaction Agreement, Paul, Weiss and Latham negotiated the definitive terms and exchanged drafts of the Transaction Agreement under the direction of Offeror and the Company, respectively.
From October 21, 2023 to October 24, 2023, representatives of Offeror and representatives of the Company held periodic meetings to further discuss the October Proposal.
Between November 2, 2023 and November 12, 2023, Paul, Weiss and Latham exchanged initial drafts of the other Transaction Documents, and from November 2, 2023 until the signing of the Transaction Agreement, Paul, Weiss and Latham negotiated the definitive terms and exchanged drafts of the Transaction Documents under the direction of Offeror and the Company, respectively.
On December 14, 2023, Offeror duly convened a meeting of its board of directors (the “Offeror Board”) at which the Offeror Board approved the proposed transaction, together with the Transactions Agreement, the other Transaction Documents and the various transactions contemplated thereby.
Between December 18, 2023 and December 22, 2023, the representatives and advisors of each of Offeror and the Company had multiple telephone conversations and videoconferences to discuss certain items, including a concern that was raised regarding the fact that the current proposal contemplated that in certain circumstances, following the transfer of Class B Shares to Offeror, the Class B Shares could be transferred by Offeror to third parties without automatic conversion into Class A Shares subject only to a right of first offer to existing holders of Class B Shares. Initially, representatives of Offeror indicated that Offeror was not willing to accept any changes in response to the concern raised. However, at the conclusion of such discussions, Offeror agreed to make the following changes to the terms of its offer: (i) that the transferability of Class B Shares would remain broadly consistent with the existing organizational documents of the Company (other than to permit the transfer of Class B Shares, without automatic conversion into Class A Shares, to Offeror in connection with the proposed transaction); and (ii) that the approval of the independent directors of the Company would be required in order for the Company to conduct non-pro rata dividends or share repurchases, as more fully discussed below in “Section 13. Summary of the Transaction Agreement and Certain Other Agreements — Certain Other Agreements — Amended Articles”. Offeror was not prepared to accept any of other changes proposed by the non-affiliated directors, and gave the Company a deadline of December 25, 2023 to accept its best and final proposal.
At a Board meeting on December 24, 2023, the Company accepted Offeror’s final proposal and Offeror circulated copies of the final draft Transaction Documents to its board of directors for approval. Later on December 24, 2023, Offeror, Sellers and the Company executed the Transaction Agreement and each of the other Transaction Documents, as applicable, and each of Offeror and the Company issued a press release announcing the transaction.
On January 17, 2024, Offeror commenced the Offer and filed this Schedule TO-T.
12.
Purpose of the Offer and Plans for the Company.

Purpose of the Offer.   The Offerors are making the Offer because it is an opportunity for the Offerors to acquire an ownership stake in the Club (as defined in the Transaction Agreement) on the terms of the Transaction Agreement and the other transaction documents related to the Offer, pursuant to which the Offerors will acquire certain control rights of the business of the Company. James A. Ratcliffe intends to cause Purchaser to retain the Class A Shares acquired in the Offer. The Offer is being made pursuant to the Transaction Agreement.

Plans or Proposals.   Other than as disclosed in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements,” the Offerors do not have any plans or proposals, in each case, as described in subsections (1) through (7) of Item 1006(c) of Regulation M-A.
The Offerors may, however, in the future consider, explore and/or develop plans and/or make proposals (whether preliminary or final) with respect to, among other things, extraordinary transactions and transactions relating to a material amount of the Company’s assets, dividend policy, composition of the Board and management (including with respect to the sporting operations of the Company), corporate structure and business, sale transactions, acquiring additional securities of the Company, making amendments to the governing instruments of the Company and the actions described in subsections (1) through (7) of Item 1006(c) of Regulation M-A.
The Offerors intend to communicate with the Company’s management and the Company Board about, and may enter into negotiations and agreements with them regarding the foregoing and may communicate with other shareholders and third parties in respect of the same. The Offerors may exchange information with any such persons pursuant to appropriate confidentiality or similar agreements. The Offerors may change their intentions with respect to any and all matters referred to in this Item 12. They may also take steps to explore and prepare for various plans and actions, and propose transactions, before forming an intention to engage in such plans, proposals or other actions or proceed with such transactions.
The Offerors also intend to review their investment in the Company on a continuing basis and depending upon various factors, including without limitation, the Company’s financial position and strategic direction, the outcome of any discussions referenced above, overall market conditions, other investment opportunities available to Purchaser, and the availability of securities of the Company at prices that would make the purchase or sale of such securities desirable, Purchaser may endeavor (i) to increase or decrease its position in the Company through, among other things, the purchase or sale of securities of the Company, including through transactions involving the Ordinary Shares and/or other equity, debt, notes, other securities, or derivative or other instruments that are based upon or relate to the value of securities of the Company in the open market or in private transactions, including through a trading plan created under Rule 10b5-1(c) or otherwise, on such terms and at such times as the Purchaser may deem advisable and/or (ii) to enter into transactions that increase or hedge their economic exposure to the Ordinary Shares without affecting their beneficial ownership of the Ordinary Shares. In addition, the Offerors may, at any time and from time to time, (i) review or reconsider its position and/or change its purpose and/or formulate plans or proposals with respect thereto and (ii) consider or propose one or more of the actions described in subsections (1) through (7) of Item 1006(c) of Regulation M-A.
13.
Summary of the Transaction Agreement and Certain Other Agreements.

The following summary of the material provisions of the Transaction Agreement and the certain other agreements (as defined below) and all other provisions of the Transaction Agreement and the certain other agreements discussed herein are qualified in their entirety by reference to the Transaction Agreement and the certain other agreements, copies of which, excluding the equity commitment letter, are filed as Exhibit 99.1 to the Current Report on Form 6-K filed by the Company with the SEC on December 26, 2023, and are incorporated herein by reference. A copy of the equity commitment letter was filed as Exhibit (d)(4) to the Schedule TO and is incorporated herein by reference. This summary is not intended to be complete and may not contain all of the information about the Transaction Agreement and the certain other agreements that is important to you. For a complete understanding of the Transaction Agreement and the certain other agreements, you are encouraged to read the full text of the Transaction Agreement and the certain other agreements. The Transaction Agreement and the certain other agreements may be examined and copies may be obtained at the places and in the manner set forth in Section 8 — “Certain Information Concerning the Company.” Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Transaction Agreement or, as applicable, the certain other agreements. As used herein, the term “certain other agreements” means the Governance Agreement, the Registration Rights Agreement, the Amended Articles, the Voting Agreement, the Equity Commitment Letter, and the Limited Guarantee, each entered into or will be entered into in connection with the Transaction Agreement.

Transaction Agreement
The summary description has been included in this Offer to Purchase to provide you with information regarding the terms of the Transaction Agreement and is not intended to modify or supplement any rights or obligations of the parties under the Transaction Agreement or any factual information about Purchaser, Sellers, the Company or the Transactions contained in public reports filed by Purchaser or the Company with the SEC. Such information can be found elsewhere in, or incorporated by reference into, the Schedule TO and related exhibits, including this Offer to Purchase, and the Schedule 14D-9, as well as in the Company’s other public filings. The Transaction Agreement and the summary of its terms contained in the Current Report on Form 6-K filed by the Company with the SEC on December 26, 2023, are incorporated herein by reference as required by applicable SEC regulations and solely to inform investors of its terms. The Transaction Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of Purchaser, Sellers and the Company, and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures in confidential disclosure letters delivered by Sellers to Purchaser and by Purchaser to Sellers, in connection with the signing of the Transaction Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Offer to Purchase, may have changed since the date of the Transaction Agreement.
Accordingly, the representations and warranties contained in the Transaction Agreement and summarized in this Section 13 should not be relied on by any persons, including holders of Class A Shares and other investors, as characterizations of the actual state of facts and circumstances of Purchaser, Sellers or the Company at the time they were made and the information in the Transaction Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Offer, the Transactions, Purchaser, Sellers, the Company, their respective affiliates and their respective businesses that are contained in, or incorporated by reference into, the Schedule TO and related exhibits, including this Offer to Purchase, and the Schedule 14D-9, as well as in the Company’s other public filings.
The Purchase and Sale of Sale Shares
Principal Terms of the Purchase and Sale of Sale Shares and Subsequent Subscription Shares
The Transaction Agreement provides that, at the Closing, and subject to the terms and conditions of the Transaction Agreement:
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each Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and accept from each Seller, each Seller’s right, title and interest, as of the Closing, in and to the aggregate number of Class B Shares, set out opposite each Seller’s name in Schedule B thereto in the column labelled Sale Shares, free and clear of any Liens. The purchase price payable to Sellers for each Sale Share will be $33.00, payable in accordance with the terms of the Transaction Agreement; and

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Purchaser will subscribe for 1,966,899.062 Class A Shares and 4,093,706.998 Class B Shares (collectively, the “Closing Subscription Shares”) for an aggregate subscription price of $200 million (the “Closing Subscription Price”) (such subscription, the “Closing Share Subscription”) and, subject to payment by Purchaser of the Closing Subscription Price pursuant to the Transaction Agreement, the Company agrees to issue and allot to Purchaser at the Closing the Closing Subscription Shares free and clear of any Liens (other than any Liens arising under applicable securities laws and Organizational Documents of the Company), fully paid and ranking pari passu with the Class A Shares and Class B Shares (as applicable) in issue at the time of the Closing Share Subscription.

The Transaction Agreement provides that, at the Subsequent Closing, and subject to the terms and conditions of the Transaction Agreement:
Purchaser will subscribe for 983,449.531 Class A Shares and 2,046,853.499 Class B Shares (collectively, the “Subsequent Subscription Shares”) for an aggregate subscription price of $100 million (the “Subsequent Subscription Price”) (such subscription, the “Subsequent Share Subscription”) and, subject to payment by Purchaser of the Subsequent Subscription Price pursuant to the Transaction Agreement, the Company agrees to issue and allot to Purchaser at the Subsequent Closing the Subsequent Subscription Shares free and clear of any Liens (other than any Liens arising under applicable securities laws and Organizational Documents of the Company), fully paid and ranking pari passu with the Class A Shares and Class B Shares (as applicable) in issue at the time of the Subsequent Share Subscription.
The respective obligations of Sellers, the Company and Purchaser to consummate (i) the purchase and sale of the Sale Shares and (ii) the subscription, issue and allotment of the Closing Subscription Shares, are in each case subject to the satisfaction (or written waiver by all parties to the Transaction Agreement), if permissible under applicable law at or prior to the Closing Date (as defined below) of each of the following conditions:
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the consummation of (i) the sale and purchase of the Sale Shares and (ii) the subscription, issue and allotment of the Closing Subscription Shares will in each case not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. We refer herein to this condition of the Transaction Agreement as the “No Injunctions Condition”;

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the Expiration Time shall have occurred at a time when Purchaser shall be obligated to accept the Class A Shares validly tendered (and not validly withdrawn) pursuant to the Offer. We refer herein to this condition of the Transaction Agreement as the “Expiration Condition”;

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(i) the clearances, approvals and consents required to be obtained under the Antitrust Laws set forth in Schedule A to the Transaction Agreement will have been obtained and will be in full force and effect (which have already been obtained and are in full force and effect), (ii) the PL Approval will have been obtained and will be in full force and effect and (iii) the Football Association Approval will have been obtained and will be in full force and effect. We refer herein to this condition of the Transaction Agreement as the “Regulatory Condition”; and

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the Amendment Proposal shall have been approved by the Company’s shareholders and the Amended Articles (x) will be in full force and effect as of immediately prior to the Closing or (y) will automatically come into full force and effect simultaneously with the occurrence of the Closing. We refer herein to this condition of the Transaction Agreement as the “Amended Articles Condition”.

The obligation of Purchaser to consummate (i) the purchase and sale of the Sale Shares and (ii) the subscription, issue and allotment of the Closing Subscription Shares is subject to the satisfaction (or written waiver by Purchaser, if permissible under applicable law) at or prior to the Closing Date, of each of the following conditions:
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certain of the representations and warranties, as set forth in the Transaction Agreement, made by the Company relating to corporate existence and power, corporate authorization to execute the Transaction Agreement, authorized share capital and outstanding shares, a Company Material Adverse Effect (as defined below) having not occurred, and no brokers, as well as the Seller Fundamental Representations will be true and correct in all material respects as of the Closing Date as if made at the Closing Date, except for those representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date; provided if Purchaser waives the conditions to the Offer as described in Section 14 — “Conditions to the Offer”), then this condition shall automatically be deemed waived to the same extent and in the same manner; and

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Sellers and the Company will each have performed, and will not have been in breach of, in all material respects, the obligations required to be performed by it under the Transaction Agreement at or prior to the Closing Date; provided if Purchaser waives the conditions to the Offer as described in Section 14 — “Conditions to the Offer”), then this condition shall automatically be deemed waived to the same extent and in the same manner

The respective obligations of Purchaser and the Company to consummate the subscription, issue and allotment of the Subsequent Subscription Shares is subject to the satisfaction (or written waiver by all parties to the Transaction Agreement, if permissible under applicable law) at or prior to the Subsequent Closing Date, of each of the following conditions:
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the consummation of the subscription, issue and allotment of the Subsequent Subscription Shares will not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority; and

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the Closing shall have occurred.

We refer herein to the conditions above collectively as the “Transaction Conditions.”
The Closing; Subsequent Closing
Subject to the terms and conditions of the Transaction Agreement, the closing of the purchase and sale of the Sale Shares and the Closing Share Subscription (the “Closing”) will take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 8:00 a.m. (Eastern time) on the day immediately after the Expiration Time except if the Transaction Conditions have not been satisfied or waived by such date, in which case on no later than the first business day on which Transaction Conditions are satisfied or waived. The date on which the Closing actually occurs is referred to as the “Closing Date”.
Subject to the terms and conditions of the Transaction Agreement, the closing of the Subsequent Share Subscription (the “Subsequent Closing”) will take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 10:00 a.m. (Eastern time) on December 31, 2024, or such earlier date following the Closing Date as the Purchaser may notify the Company in writing on no less than 10 business days’ written notice. The date on which the Subsequent Closing actually occurs is referred to as the “Subsequent Closing Date”.
The Offer
Principal Terms of the Offer
Purchaser’s obligation to accept for payment and purchase, and pay for, any Class A Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction or waiver of the conditions described in Section 14 — “Conditions of the Offer” (each, an “Offer Condition” and collectively, the “Offer Conditions”). Subject only to the satisfaction or, to the extent waivable by Purchaser, waiver of the Offer Conditions, Purchaser will irrevocably accept for payment and purchase, and pay for, a number of Class A Shares validly tendered (and not validly withdrawn) up to the Offer Cap on or prior to the Expiration Time pursuant to the Offer (and each shareholder will be permitted to tender any or all of the Class A Shares held by such shareholder) as promptly as practicable (and in any event within two business days) after the Expiration Time, provided that, notwithstanding anything in the Transaction Agreement to the contrary, subject to the satisfaction, or waiver by Purchaser in accordance with the terms thereof, of the Offer Conditions, in the event that Class A Shares representing more than the Offer Cap are validly tendered in the Offer and not validly withdrawn as of the Expiration Time, Purchaser will purchase from each tendering shareholder such tendering shareholder’s pro rata portion of the total number of Class A Shares validly tendered and not validly withdrawn, such that up to 13,237,834 of the issued and outstanding Class A Shares as of immediately prior to the Expiration Time are acquired pursuant to the Offer. The Offer Price payable in respect of each Class A Share validly tendered and not validly withdrawn will be paid to the tendering shareholders in cash, without interest thereon, less any applicable withholding Tax, subject to the terms and conditions of the Transaction Agreement, as soon as practicable after the Offer Acceptance Time, unless one or more Offer Conditions is not satisfied as of such date, in which case we may, and in some circumstances must (as further described below), extend the Offer pursuant to the terms of the Transaction Agreement. The Offer may not be terminated or withdrawn prior to any scheduled Expiration Time without the prior written consent of the Company, except in the event that the Transaction Agreement is terminated in accordance with its terms.
Purchaser expressly reserves the right to increase the Offer Price or waive any Offer Condition; provided, that without the prior written consent of the Company, the Purchaser will not:

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decrease the Offer Price;

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change the form of consideration payable in the Offer;

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change the number of Class A Shares sought to be purchased in the Offer;

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change or modify the Offer Cap;

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impose conditions or requirements to the Offer in addition to the Offer Conditions;

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amend or modify any of (x) the Offer Conditions or (y) other terms or conditions of the Transaction Agreement or the Offer in a manner that would, or would reasonably be expected to, adversely affect any holder of Class A Shares or that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Offer or prevent, delay or impair the ability of Purchaser to consummate the Offer or the other Transactions (except to effect an extension of the Offer to the extent expressly permitted or required by the Transaction Agreement);

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extend or otherwise change the Expiration Time in a manner other than as required or permitted by the Transaction Agreement;

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provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act; or

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waive the No Injunctions Condition, the Regulatory Condition, or the Termination Condition.

The Offer may not be terminated or withdrawn prior to the Expiration Time (or any rescheduled Expiration Time), unless the Transaction Agreement is validly terminated in accordance with its terms.
The Transaction Agreement contains provisions to govern the circumstances in which Purchaser is required or permitted to extend the Expiration Time. Specifically, subject to the parties’ rights to terminate the Transaction Agreement in accordance with its terms, the Transaction Agreement provides that:
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if, as of the scheduled Expiration Time, any Offer Condition (other than those Offer Conditions that by their terms are to be satisfied at the Offer Acceptance Time) is not satisfied and has not been waived, Purchaser may, in its discretion (and without the consent of the Company or any other person), extend the Offer on one or more occasions, for an additional period of up to 10 business days per extension, to permit such Offer Condition to be satisfied (it being understood that, for the avoidance of doubt, the Offer may not be extended pursuant to this bullet point if all Offer Conditions have been satisfied or waived in accordance with the terms of the Transaction Agreement);

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Purchaser will extend the Offer from time to time for (A) any period required by any applicable law, any interpretation or position of the SEC, the staff thereof or NYSE applicable to the Offer; and (B) periods of up to 10 business days per extension, until the Regulatory Condition (as defined below in Section 14 — “Conditions of the Offer”) has been satisfied; and

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if, as of the scheduled Expiration Time, any other Offer Condition (other than those Offer Conditions that by their terms are to be satisfied at the Offer Acceptance Time) is not satisfied and has not been waived, at the request of the Company, Purchaser will extend the Offer on one or more occasions for an additional period specified by Purchaser of up to 10 business days per extension to permit such Offer Condition to be satisfied (it being understood that, for the avoidance of doubt, the Offer may not be extended pursuant to this bullet point if all Offer Conditions have been satisfied or waive in accordance with the terms of the Transaction Agreement).

In no event will Purchaser extend or be required to extend the Offer beyond the earlier to occur of (the “Extension Deadline”) (x) the valid termination of the Transaction Agreement in accordance with its terms and (y) the first business day immediately following the End Date (as defined below). If, at the then-scheduled Expiration Time, a party to the Transaction Agreement brings or will have brought any legal proceeding in accordance with the Transaction Agreement to enforce specifically the performance of the terms and provisions of the Transaction Agreement, Purchaser will extend the Expiration Time (A) for the period during which such legal proceeding is pending or (B) by such other time period established by the Governmental Authority presiding over such legal proceeding, as the case may be. If we extend the Offer, such extension will extend the time that you will have to tender (or withdraw) your Class A Shares.

In the event that the Transaction Agreement is terminated pursuant to its terms, Purchaser will promptly (and, in any event, within 24 hours of such termination), irrevocably and unconditionally terminate the Offer and will not acquire any Class A Shares pursuant to the Offer.
Offer Conditions
The Offer Conditions are described in Section 14 — “Conditions of the Offer.”
Schedule 14D-9 and Board Recommendation
The Transaction Agreement provides that as promptly as practicable after the Offer Commencement Date, following the filing of the Schedule TO, the Company will (i) file with the SEC and mail or otherwise disseminate to holders of Class A Shares, in each case as and to the extent required by applicable federal securities laws, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 that will reflect clause (2) of the Company Board Recommendation (as defined below) and (ii) otherwise comply with the requirements of Rule 14d-9 promulgated under the Exchange Act, as and to the extent required by applicable law.
Adjustments to the Sale Price and Offer Price
The Transaction Agreement provides that if any change in the outstanding Class A Shares and Class B Shares (as applicable) will occur by reason of any reclassification, recapitalization, share sub-division or consolidation, exchange or readjustment of shares, or any share dividend or share distribution thereon with a record date during the period between the date of the Transaction Agreement and (i) the Effective Time, the Sale Price and Offer Price will be equitably adjusted to provide the same commercial effect (as to both economic and voting rights of the relevant shares) as contemplated by the Transaction Agreement and (ii) the Subsequent Subscription Effective Time, the Subsequent Subscription Price will be equitably adjusted to provide the same commercial effect (as to both economic and voting rights of the relevant shares) as contemplated by the Transaction Agreement.
Representations and Warranties
The Company has made representations and warranties to Purchaser in the Transaction Agreement regarding, among other things:
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corporate existence; power;

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corporate authorization;

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governmental authorization;

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non-contravention;

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capitalization; subsidiaries;

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Company SEC documents; Company financial statements; disclosure controls;

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absence of certain changes;

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no undisclosed liabilities;

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Company Material Contracts;

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compliance with applicable laws; Company Licenses; data privacy & security;

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Company litigation;

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real property;

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intellectual property;

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insurance;

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tax matters;

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employees and employee benefit plans;

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environmental matters;

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information in the Proxy Statement;

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required vote; and

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no brokers.

Except as set forth in the Company’s confidential disclosure letter or as disclosed in the Company SEC Documents filed by the Company prior to the date of the Transaction Agreement, Sellers each severally in respect of themselves have made representations and warranties to Purchaser in the Transaction Agreement solely regarding:
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Seller existence and power; authorization;

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ownership of shares;

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ownership of Proxyholder (as defined in the Voting Agreement);

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Seller non-contravention; and

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Seller litigation.

Certain of the representations and warranties in the Transaction Agreement made by Sellers are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Transaction Agreement, a “Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate, had, has or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, operations, results of operations or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor will any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:
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any change in applicable law, IFRS or any applicable accounting standards or any interpretation thereof, in each case after the date of the Transaction Agreement;

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general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or habits or behavior of people, or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing;

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financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein;

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seasonal fluctuations in the business of the Company and its subsidiaries;

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any change generally affecting the industries in which the Company and its subsidiaries operate;

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the identity of the parties (or their Affiliates), the negotiation, entry into or announcement of the Transaction Agreement, the pendency or consummation of the Transactions or the performance of the Transaction Agreement (other than for purposes of the non-contravention representations and warranties made by the Company with respect to Purchaser, conditions to Closing related thereto, but subject to the Company’s confidential disclosure letter, to the extent such representations and warranties address the negotiation, entry into, announcement, pendency or consummation of the Transactions);

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the compliance with the terms of the Transaction Agreement or the taking of any action (or the omission of any action) expressly required by the Transaction Agreement (other than the Company’s obligation to operate in the ordinary course of business in accordance with the Transaction Agreement) as requested in writing by Purchaser;

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any act of God or natural disaster;

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any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself (provided, that this bullet point will not prevent a determination that any change or effect underlying such change has contributed to or resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect));

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any failure of the Company and its subsidiaries to meet any internal or published projections, estimates or forecasts (provided, that this bullet point will not prevent a determination that any change or effect underlying such failure to meet projections, estimates or forecasts has contributed to or resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or

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any matter of which Purchaser is aware on the date of the Transaction Agreement or to which Purchaser has consented or hereafter consents in writing and any matters set forth in the Company’s confidential disclosure letter.

However, in the case of the first, second, third, fifth and eighth bullet points of the immediately preceding paragraph, except to the extent that such matters materially and disproportionately impact the Company and its subsidiaries (taken as a whole) relative to other businesses in the industries in which the Company and its subsidiaries operate.
Purchaser has made representations and warranties to the Company in the Transaction Agreement regarding, among other things:
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corporate existence; power;

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corporate authorization;

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governmental authorization;

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non-contravention;

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litigation;

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no brokers (except as set forth in the Transaction Agreement);

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ownership of Company Ordinary Shares;

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financial capacity and guarantee;

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solvency;

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disclosure;

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ownership of Purchaser; no prior activities;

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company arrangements;

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investment intention;

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independent investigation; and

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absence of certain arrangements with management.

The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in the Transaction Agreement and in any certificate or other writing delivered pursuant to the Transaction Agreement by any Person will terminate at the Effective Time or, except as provided in “— Effect of Termination,” upon the termination of the Transaction Agreement in accordance with its terms, as the case may be, except that this paragraph will not limit (i) any covenant or agreement of the parties to the Transaction Agreement which by its terms contemplates performance after the Effective Time or after termination of the Transaction Agreement, including those contained in “— Shareholder Litigation; Voting Undertaking” or (ii) the liability for any party for fraud.

Covenants of Sellers
Conduct of the Company Pending the Closing
The Company has agreed that, during the period from the date of the Transaction Agreement until the earlier of the Effective Time or the termination of the Transaction Agreement in accordance with its terms, except as set forth in the Company’s confidential disclosure letter or as required by applicable law or expressly contemplated by the Transaction Agreement or disclosed in the Company SEC Documents prior to the date of the Transaction Agreement or otherwise with the prior written consent of Purchaser (which will not be unreasonably withheld, conditioned or delayed), the Company will use reasonable best efforts to, and will cause each of its subsidiaries to use reasonable best efforts to, (i) conduct its operations, in all material respects, in the ordinary course of business and (ii) preserve the goodwill and current relationships of the Company and its subsidiaries with customers, suppliers and other Persons with which the Company or any of its subsidiaries has significant business relations, subject, in each case, to modifications to the Company’s business which were publicly announced or otherwise disclosed to Purchaser prior to the date of the Transaction Agreement; provided, however, that no action by the Company and its subsidiaries with respect to matters specifically permitted by any provision of the following paragraph, and no failure to take any action specifically prohibited by any provision of the following paragraph, will in either case be deemed a breach of the covenants set forth in this paragraph.
The Company has further agreed that, without limiting the foregoing, and as an extension thereof, except as set forth in the Company’s confidential disclosure letter or as required by (and to the extent permitted by) applicable law or expressly contemplated by the Transaction Agreement or disclosed in the Company SEC Documents prior to the date of the Transaction Agreement, or otherwise with the prior written consent of Purchaser (which will not be unreasonably withheld, conditioned or delayed), neither the Company nor its subsidiaries will, from the date of the Transaction Agreement until the earlier of the Effective Time or the termination of the Transaction Agreement in accordance with its terms:
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issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Ordinary Shares, other than issuances of Class A Shares (i) in connection with the vesting and/or settlement of Company Restricted Share Awards existing as at the date of the Transaction Agreement in accordance with their terms or (ii) in connection with a Relevant Acquisition Proposal (as defined below);

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make or declare any dividend or distribution to the shareholders of the Company;

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merge or consolidate the Company or its subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or its subsidiaries, except (A) with respect to any wholly owned subsidiary of the Company or (B) as would not materially delay, materially impede or prevent the consummation of the Transactions;

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excluding, for the avoidance of doubt, (a) any trading of playing staff or players or (b) transactions between wholly-owned members of the Company and its subsidiaries, any (1) sale, transfer or disposal (howsoever structured) of an operating business of the Company and its subsidiaries or (2) purchase or acquisition (howsoever structured) of an operating business of the Company and its subsidiaries, in each case (x) whether by a single transaction or series of connected transactions and (y) where such sale, transfer, disposal, purchase or acquisition (as relevant) is for a gross price (in the case of any asset) or enterprise value (in the case of any business or undertaking) in excess of $250 million; or

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enter into any agreement, or otherwise become obligated, to do any action prohibited by the foregoing.

Notwithstanding anything to the contrary in the Transaction Agreement: any action or omission that Sellers or the Company and its subsidiaries take pursuant to any applicable law or any other directive, pronouncement or guideline issued by a Governmental Authority or industry group providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, any pandemic (including COVID-19), epidemic or disease outbreak or that is responsive to or as a result of any pandemic (including COVID-19), epidemic or disease outbreak, as determined by the Company and its subsidiaries in their sole and reasonable discretion, will in no event be deemed to constitute a breach of the foregoing. Nothing contained in the Transaction Agreement is intended to and will not operate so as to require the Company or the Club to take any action or give Purchaser or its affiliates any powers or rights which would result in a breach of PL Rules, FA Rules or other football governing body rules or impose any sanctions on the Company or the Club pursuant to such rules.
Nothing contained in the Transaction Agreement will give Purchaser, directly or indirectly, any right to control or direct the operations of the Company and its subsidiaries prior to the Closing. Prior to the Closing, each of the Company and Purchaser have agreed to exercise, consistent with the other terms and conditions of the Transaction Agreement, complete control and supervision over their respective businesses.
Purchaser, Sellers and the Company have agreed that, subject to applicable law and the provisions described under “— Access to Information,” between the date of the Transaction Agreement and Closing, the Company and its subsidiaries will afford reasonable access to the Company and its subsidiaries (including to the Club and employees of the Company and its subsidiaries) to such person as Purchaser may specify in writing to Sellers’ Representative from time to time (the “Purchaser’s Representative”) and will discuss, in good faith, matters relating to the sporting performance, sporting management and sporting operation of the Club with the Purchaser’s Representative. At such meetings, subject to applicable law and the provisions described under “— Access to Information,” Sellers have agreed to procure that Purchaser’s Representative is provided with all information as they may reasonably request in order to assess the sporting performance, sporting management and sporting operation of the Club.
The Company has further agreed that, from the date of the Transaction Agreement until the earlier of the Effective Time or the termination of the Transaction Agreement in accordance with its terms, subject to applicable law, unless the Company first uses reasonable best efforts to consult with Purchaser in good faith the Company will not, (i) carry out any action that would, if such action were to take place immediately following the Closing Date, require the consent of the Purchaser pursuant to Section 4.1(a) of the Governance Agreement or (ii) adopt a transfers plan or act (including through deliberate omission) in a manner which is inconsistent with the Transfers Plan, or change or supplement the Transfers Plan, including, without limitation, by (to the extent not contemplated in the Transfers Plan),:
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appointing, dismissing or accepting the resignation of any Director of Football or First Team Manager of the Company and/or any of its subsidiaries;

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entering into, or continuing any existing, discussions or negotiations relating to the purchase, sale or other transfer, whether on a permanent or temporary basis, of, or agreeing to exercise or vary any option or other right held by the Company or its subsidiaries over, any registration of any Player, or entering into any agreement or binding understanding with respect to the same;

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amending, extending or waiving any rights under (or agreeing to amend, extend or waive any such rights under) any existing transfer or loan agreement related to a Player, or entering into any agreement with any employee, agent or intermediary agreement, or any professional player’s football agreement to which the Company or its subsidiaries is a party and which is material to the substance or the value of the activities or the business of the Company and its subsidiaries; or

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taking any other steps that would impact on the rights of the Company or its subsidiaries to full and unencumbered title to the registration of any Player held by the Company or its subsidiaries.

Purchaser has agreed that neither Purchaser nor any of its affiliates will take any action or fail to take any action that could reasonably be expected to result in any of the Transaction Conditions or Offer Conditions not being satisfied or that could otherwise be reasonably expected to prevent or delay the consummation of the Transactions. From the date of the Transaction Agreement, until the Expiration Time (as may be extended), Purchaser will not, and will cause all covered persons (as defined in Rule 14e-5 under the Exchange Act) not to, directly or indirectly purchase or arrange to purchase any Class A Shares or other subject securities (as defined in Rule 14e-5 under the Exchange Act) except as part of the Offer or except as, and to the extent permitted by, such Rule 14e-5.
Sellers and Company Non-Solicitation
Except as otherwise expressly permitted by the provisions described below, the Company and Sellers will, and the Company will cause each of its subsidiaries to, and the Sellers and the Company will cause each of its and their respective directors, officers, employees and other representatives to:

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from the execution of the Transaction Agreement (x) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any third party with respect to an Acquisition Proposal (other than a Relevant Acquisition Proposal) or any existing inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal (other than a Relevant Acquisition Proposal), (y) take the necessary steps to promptly inform any third parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of the Transaction Agreement until the Effective Time or the date, if any, on which the Transaction Agreement is validly terminated in accordance with its terms, of the obligations set forth in this paragraph (it being understood that this clause (y) will not apply to a Relevant Acquisition Proposal), and (z) promptly (and in any event within 3 business days of the date of the Transaction Agreement), request in writing that each third party that has previously executed a confidentiality or similar agreement promptly return or destroy all confidential information concerning the Company and its subsidiaries provided by Sellers, Company and its subsidiaries, or their respective representatives to such third party or any of its representatives with respect thereto and ensure that no such third party has any continued access to any electronic data room (it being understood that this clause (z) will not apply to any third party that the Company is permitted to engage with pursuant to clauses (x) or (y) above); and

•
from and after the execution of the Transaction Agreement until the Closing or the date, if any, on which the Transaction Agreement is validly terminated in accordance with its terms, not to, directly or indirectly (A) solicit, initiate, seek or propose an Acquisition Proposal (other than a Relevant Acquisition Proposal), (B) knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than a Relevant Acquisition Proposal), (C) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Company and its subsidiaries to, or afford access to the properties, books, records, officers or personnel of the Company and its subsidiaries to, any third party with respect to an Acquisition Proposal (other than to a third party in connection with a Relevant Acquisition Proposal) or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal (other than in connection with a Relevant Acquisition Proposal), (D) except with the prior written consent of Purchaser, approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into an Alternative Acquisition Agreement, (E) enter into any other transaction or series of transactions the completion of which would materially impede, prevent or delay, the completion of the Transactions, or (F) resolve, commit or agree to do any of the foregoing.

For purposes of the Transaction Agreement, the term “Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Purchaser or any of its Affiliates, any proposal or offer from a third party in respect of an acquisition of any issued and outstanding Class A Shares or Class B Shares.
For purposes of the Transaction Agreement, the term “Relevant Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Purchaser or any of its Affiliates, any proposal or offer from a third party in respect of an acquisition of Class A Shares from the holders of Class A Shares representing fifteen (15) percent or less of the Class A Shares in issue from time to time or an acquisition of Class A Shares from the Company for less than $300,000,000 in the aggregate at a per share price equal to or greater than $33.00.
For purposes of the Transaction Agreement, the term “Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract in respect of any Acquisition Proposal or requiring the Company or Sellers to abandon, terminate, breach or fail to consummate the Transactions.
As described above, and subject to the provisions described below, the Company Board has resolved to recommend that the Company’s shareholders (1) approve the adoption of the Amended Articles and (2) tender their Class A Shares to Purchaser pursuant to the Offer. The foregoing recommendation is referred to herein as the “Company Board Recommendation.” Unless the Company Board has made an Adverse Recommendation Change (as defined below), the Company Board has also agreed to include clause (2) of the Company Board Recommendation in the Schedule 14D-9 and to permit Purchaser to refer to such recommendation in this Offer to Purchase and other documents related to the Offer.

Except as described below, neither the Company Board nor any committee of the Company Board may:
•
withhold, withdraw, modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Purchaser, clause (2) of the Company Board Recommendation;

•
fail to include clause (1) of the Company Board Recommendation in the Proxy Statement or fail to recommend against any Acquisition Proposal (other than a Relevant Acquisition Proposal) subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within 10 business days after the commencement of a tender offer providing for such Acquisition Proposal;

•
authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal (other than a Relevant Acquisition Proposal);

•
following receipt by the Company of an Acquisition Proposal (other than a Relevant Acquisition Proposal), fail to reaffirm publicly clause (2) of the Company Board Recommendation within 5 business days after Purchaser requests in writing that clause (2) of the Company Board Recommendation be reaffirmed publicly, provided that, other than any reaffirmation following receipt of an Acquisition Proposal, Purchaser may only request 1 reaffirmation (provided that any Acquisition Proposal that is modified in any material respect will be considered a new and separate Acquisition Proposal for purposes of this paragraph);

•
make any recommendation or public statement in connection with a tender offer or exchange offer (other than the Offer) other than a recommendation against such offer or a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act provided that the Company does not make any recommendation or public statement in connection therewith other than a recommendation against any Acquisition Proposal (other than a Relevant Acquisition Proposal); or

•
authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement.

Any action described in the first four bullet points of the foregoing is referred to as an “Adverse Recommendation Change.”
In addition, the Company or relevant Seller(s) (as applicable) will provide Purchaser with written notice, from and after the execution of the Transaction Agreement until the Closing or the date, if any, on which the Transaction Agreement is terminated in accordance with its terms:
•
as promptly as reasonably practicable (and in any event within 48 hours) after (x) receipt of any Acquisition Proposal (other than a Relevant Acquisition Proposal) by the Company, Sellers or any of the Company’s subsidiaries or the Company or Sellers’ respective representatives that any Seller has actual knowledge of, in which case, such notice will include the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments), or (y) any request for non-public information or inquiry or any discussions or negotiations are sought to be initiated with, any Seller or the Company or any of its subsidiaries or any of their respective representatives in connection with a potential Acquisition Proposal (other than a Relevant Acquisition Proposal), in which case, such notice will include the identity of the Person seeking such information or discussions or negotiations; and

•
in the event any such party modifies its Acquisition Proposal in any material respect, within 48 hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification or proposed modification (including, if applicable, copies of any written documentation reflecting such modification or proposed modification).

Notwithstanding anything to the contrary in the Transaction Agreement, if, after the date of the Transaction Agreement and prior to the receipt of the Required Company Shareholder Approval (i) the Company has received a written Acquisition Proposal (other than a Relevant Acquisition Proposal) from a third party that did not result directly or indirectly from a breach as set forth in the Transaction Agreement, and that is not withdrawn and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal counsel, that (x) such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) failure to take the actions contemplated by clauses (A) and (B) below would likely be inconsistent with the directors’ fiduciary duties under applicable law, then the Company and its Representatives may, subject to the execution of a customary confidentiality agreement with such third party that contains provisions that in the aggregate are no less favorable to the Company than those contained in the confidentiality agreement (it being understood that such confidentiality agreement must not contain any provision or term that would restrict, in any manner, the Company’s ability to consummate the Transactions or comply with its disclosure obligations to Purchaser pursuant to the Transaction Agreement), and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Purchaser required pursuant to the Transaction Agreement, a final executed copy of which will be provided to Purchaser prior to providing such third party with any such copy, access or disclosure (each, an “Acceptable Confidentiality Agreement”), (A) furnish non-public information, and afford access to the books or records or officers of the Company and its subsidiaries, to such third party and (B) engage in discussions and negotiations with such third party with respect to the Acquisition Proposal; provided, that any non-public information concerning the Company and its subsidiaries made available to any third party will, to the extent not previously made available to Purchaser, be made available to Purchaser at the same time as it is made available to such third party; and provided further, that the Company has been, and continues to be, in compliance with its obligations under “— Conduct of the Company Pending the Closing” in all material respects, as set forth in the Transaction Agreement.
Notwithstanding anything to the contrary set forth herein, the Company Board will be entitled to effect an Adverse Recommendation Change if, prior to the time the Required Company Shareholder Approvals are obtained, but not after: (i) the Company has provided, at least five business days advance written notice (a “Notice of Adverse Recommendation Change”) to Purchaser that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, as applicable, written notice of the material terms of such Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal, the identity of the Person who made such Superior Proposal and which notice will attach the most current version of the relevant transaction agreement, and, if applicable, copies of all relevant documents relating thereto including any related financing commitments, (ii) during the five business day period following the time of Purchaser’s receipt of the Notice of Adverse Recommendation Change or such longer period as the Company may approve in writing for such purpose (the “Matching Period”), the Company will have, and will have caused its directors, officers, employees and Representatives to, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of the Transaction Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (iii) following the end of the Matching Period, the Company Board will have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, taking into account any changes to the Transaction Agreement irrevocably offered in writing by Purchaser in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company will provide written notice of and the material terms with respect to such modified Acquisition Proposal to Purchaser and will again comply with this paragraph and provide Purchaser with an additional five (5) Business Days’ notice prior to effecting any Adverse Recommendation Change (and will do so for each such subsequent amendment or modification).
If the Company Board determines that any proposal would cease to be a Superior Proposal by virtue of the revisions proposed by Purchaser, the Company will promptly (and in any event within 24 hours of such determination) so advise Purchaser and the Company and Purchaser will amend the Transaction Agreement to reflect such offer made by Purchaser, and will take and cause to be taken all such actions as are necessary to give effect to the foregoing.

Promptly (and in any event within twenty-four (24) hours) after the Company Board (i) determines an Acquisition Proposal (other than a Relevant Acquisition Proposal) is not a Superior Proposal or (ii) the Company Board determines that a proposed amendment to the terms of the Transaction Agreement or the Transactions as contemplated under the above paragraph would result in such a proposal no longer being a Superior Proposal and the parties enter into an amendment to the Transaction Agreement effecting such proposed terms, the Company Board will reaffirm the Company Board Recommendation without qualification by press release. The Company will provide Purchaser and its Representatives with a reasonable opportunity to review the form and content of any such press release and will make all reasonable amendments to such press release as requested by Purchaser and its outside legal counsel.
If the Company provides a Notice of Adverse Recommendation Change to Purchaser on a date that is less than ten business days before the Company Shareholders’ Meeting, the Company will either proceed with or will postpone or adjourn the Company Shareholders’ Meeting, one time, in either case as directed by Purchaser acting reasonably, to a date determined by Purchaser that is not more than ten business days after the scheduled date of the Company Shareholders’ Meeting but in any event the Company Shareholders’ Meeting will not be adjourned or postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
Nothing contained in the Transaction Agreement prohibits the Company or the Company Board, directly or indirectly through its representatives, from
•
taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s shareholders); or

•
making any “stop, look and listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act;

Any breach of the foregoing by any director, officer or subsidiary of the Company or any action by any representative acting on the Company’s behalf in breach of the foregoing will be deemed to be a breach of the Transaction Agreement by the Company.
No Transfers
From the date of the Transaction Agreement until the earlier of the Closing or the termination of the Transaction Agreement in accordance with its terms, (a) other than (x) a transfer to a Family Member of such Seller for bona fide estate planning purposes or to a corporation, partnership, limited partnership, limited liability company or other entity in which a Seller one or more of its Family Members directly, or indirectly through one or more Family Members, owns shares, partnership interests, limited partnership interests, limited liability company interests or other interests, respectively, with sufficient voting power in such entity, or otherwise have legally enforceable rights, such that Seller or one or more if its Family Members retain sole dispositive power and exclusive voting power with respect to such Company Ordinary Shares held by such Person (where in each case, such transferee concurrently accedes to the Transaction Agreement as a Seller and the Voting Agreement as a “Holder” (as such term is defined in the Voting Agreement)) or (y) following the Offer Commencement Date, the tendering of Class A Shares held by the Sellers as of the date of the Transaction Agreement into the Offer to Purchase, each Seller shall not, directly or indirectly, transfer, sell, exchange, pledge or otherwise dispose of or encumber any of such Seller’s Company Ordinary Shares indicated opposite its name on Schedule B to the Transaction Agreement, or any interest therein or enter into any agreement or other arrangement relating thereto, (b) other than pursuant to the Voting Agreement, each Seller will not, directly or indirectly, grant any proxies or powers of attorney with respect to any of such Company Ordinary Shares, deposit any such shares into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any such shares, and (c) save as provided by the below paragraph, each Seller will not, directly or indirectly, convert, or cause the conversion of, any Company Ordinary Shares into a Class A Share.
Notwithstanding the paragraph above, if on April 24, 2024, the Closing has not occurred and the Transaction Agreement has not been terminated in accordance with its terms, then all references to “Company Ordinary Shares” in the above paragraph will automatically be deemed to be “Sale Shares”. For the avoidance of doubt, except for transfers made pursuant to clause (a)(x) in the paragraph above and transfers to permitted transferees, no Class B Shares are permitted to be transferred by the Sellers from the date of the Transaction Agreement until the earlier of the Closing or the termination of the Transaction Agreement in accordance with its terms, unless upon completion of such transfer, such Class B Shares automatically convert into Class A Shares.
Company Shareholders’ Meeting
The Company has agreed to (and Sellers have agreed to cause the Company to), as promptly as possible following the date of the Transaction Agreement, call a shareholders’ meeting in accordance with the Company’s memorandum and articles of association to effect the Articles Amendment. The Company has also agreed to take such other actions required under “— Proxy Statement.”
Additional Covenants of the Parties
Appropriate Action; Consents; Filings
Each of Purchaser, Sellers and the Company have agreed to use their reasonable best efforts to:
•
obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Purchaser, Sellers or the Company, or any of the Company’s respective subsidiaries, respectively, or to avoid any action or proceeding by any Governmental Authority (including those in connection with the Antitrust Laws, the PL Approval, the Football Association Approval and Rule 18.2 of the WSL Rules) in connection with the authorization, execution and delivery of the Transaction Agreement and the consummation of the Transactions; and

•
(A) as promptly as reasonably practicable after the date of the Transaction Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Agreement required under any applicable Antitrust Laws, (B) as promptly as reasonably practicable after the date of the Transaction Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Agreement required under the PL Rules, the WSL Rules and the FA Rules, (C) as promptly as reasonably practicable, and in any event within 15 business days after the date of the Transaction Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Agreement and the consummation of the Transactions as required under section 178 of FSMA, and (D) as promptly as reasonably practicable after the date of the Transaction Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Agreement required under any other applicable law. Purchaser, Sellers and the Company must promptly furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the Transactions.

Each of Purchaser, Sellers and the Company has further agreed to promptly (but in any case within two business days) (i) inform the other if it becomes aware of any event, circumstance or condition that would be reasonably likely to prevent the obtaining of any consents, licenses, permits, waivers, approvals, authorizations or orders, or the avoidance of any actions or proceedings by any Governmental Authority required to be obtained or avoided pursuant to both this paragraph and the immediately preceding paragraph, and (ii) notify the other party upon becoming aware of the obtaining of any such consents, licenses, permits, waivers, approvals, authorizations or orders, or avoidance of any such actions or proceedings and (subject to the redaction of confidential information) provide copies or, in the case of non-written communications, details of any such communications with or from any Governmental Authority relating to such consents, licenses, permits, waivers, approvals authorizations or orders.
In addition, without limiting the foregoing, each of Purchaser, Sellers and the Company agreed to:
•
give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Authority with respect to the Transactions;

•
keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding;

•
promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Transactions;

•
respond as promptly as practicable, and in any event in accordance with any relevant time limit, to any additional requests for information received by any party from any Governmental Authority with respect to the Transactions or filings contemplated by the foregoing; and

•
use reasonable best efforts to (A) obtain such approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws, including any applicable Antitrust Laws and (B) prevent the entry in any action or proceeding brought by a Governmental Authority or any other Person of any governmental order which would prohibit, make unlawful or delay the consummation of the Transactions.

Each of Purchaser, Sellers and the Company has agreed to provide, or procure the provision of, draft copies of all filings, submissions, material correspondence and material communications intended to be sent or communicated to any Governmental Authority or otherwise in relation to the foregoing to the other party and its legal advisers at such time as will allow the receiving party a reasonable opportunity to provide comments on such filings, submissions, correspondence and communications before they are submitted, sent or made and each party will provide the other party with copies of all such filings, submissions, material correspondence and material communications in the form finally submitted or sent and will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Transactions. In addition, except as may be prohibited by any Governmental Authority or by applicable law, in connection with any such request, inquiry, investigation, action or legal proceeding, each such party has agreed to permit representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding.
Notwithstanding anything to the contrary in the Transaction Agreement, in connection with obtaining any approval or consent related to any applicable law, Purchaser has agreed to cooperate in good faith with the Governmental Authorities and to promptly take any and all action to complete lawfully the sale and purchase of the Sale Shares pursuant to the Transaction Agreement as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding (including any proceeding initiated by the PL or the FA) in any forum by or on behalf of any Governmental Authority or the issuance of any governmental order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including
•
proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business held by the Company and its subsidiaries; and

•
promptly effecting the disposition, licensing or holding separate of assets or lines of business held by the Company and its subsidiaries, in each case, at such time as may be necessary to permit the lawful consummation of the sale and purchase of the Sale Shares on or prior to the End Date.

The entry by any Governmental Authority in any proceeding of a governmental order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Company and its subsidiaries, and excluding those of Purchaser and any of their respective Affiliates) will not, individually, or in the aggregate (together with one or more other changes, events, circumstances, developments or facts) be deemed a failure to satisfy any of the Transaction Conditions.
Purchaser has agreed to be solely responsible for and pay all filing costs incurred in connection with obtaining any consents or approvals of the type described in the foregoing.

Proxy Statement
Subject to Purchaser’s timely performance of its obligations below, as promptly as reasonably practicable following the date of the Transaction Agreement, the Company has agreed to use reasonable best efforts to prepare and cause to be furnished with the SEC any proxy or other information statement required under the laws of the Cayman Islands, relating to the Company Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Any proxy statement will include clause (1) of the Company Board Recommendation. The Company has further agreed to use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as of the record date established for the Company Shareholders’ Meeting as promptly as reasonably practicable after the date of the Transaction Agreement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), the Company must provide Purchaser a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by applicable law.
Purchaser has agreed to furnish to the Company, as promptly as possible, all information concerning Purchaser as may be requested by the Company in connection with the Proxy Statement, and to otherwise assist and cooperate with the Company in the preparation of the Proxy Statement. Purchaser must, upon request of the Company, confirm and/or supplement the information relating to Purchaser supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholders’ Meeting, such information will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
In accordance with the Company’s Organizational Documents, the Company has agreed to use reasonable best efforts to, as promptly as reasonably practicable (but subject to the timing contemplated by the foregoing),
•
establish a record date for and give notice of a meeting of its shareholders, for the purpose of obtaining the Required Company Shareholder Approval (including any adjournment or postponement thereof, the “Company Shareholders’ Meeting”); and

•
mail to the holders of Company Ordinary Shares as of the record date established for the Company Shareholders’ Meeting any required Proxy Statement (such date, the “Proxy Date”).

The Company has also agreed to use reasonable best efforts to duly call, convene and hold the Company Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Shareholders’ Meeting:
•
with the consent of Purchaser;

•
for the absence of a quorum;

•
to solicit additional proxies for the purpose of obtaining the Required Company Shareholder Approval; or

•
to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s shareholders prior to the Company Shareholders’ Meeting.

The Company has further agreed to use its reasonable best efforts to solicit proxies in favor of the adoption of the Amendment Proposal. Notwithstanding anything to the contrary contained in the Transaction Agreement, the Company will not be required to hold the Company Shareholders’ Meeting if the Transaction Agreement is terminated.
If at any time prior to the Effective Time any event or circumstance relating to the Company or Purchaser or any of the Company’s or Purchaser’s subsidiaries, or their respective officers or directors, is discovered by the Company or Purchaser, respectively, which would be required to be included in the Proxy Statement to cause the Proxy Statement not to contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Proxy Statement, such party must promptly inform the others and each of Purchaser and the Company has agreed to correct any information provided by it for use in the Proxy Statement which will have become false or misleading.
From the date of the Transaction Agreement until the earlier of the Closing or the termination of the Transaction Agreement in accordance with its terms, each Seller and the Company have agreed not to amend, modify or waive any provision of the Voting Agreement without the prior written consent of Purchaser.
Access to Information
Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company and its subsidiaries by third parties that may be in the Company’s and its subsidiaries’ possession from time to time, from the date of the Transaction Agreement until the earlier of the Effective Time and the valid termination of the Transaction Agreement in accordance with its terms, the Company will, and will cause its subsidiaries to, prior to the Closing, afford to Purchaser and its representatives reasonable access, during normal business hours, in such manner as to not interfere in any material respect with the normal operation of the Company and its subsidiaries, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its subsidiaries, and will furnish such representatives with existing financial and operating data and other information concerning the affairs of the Company and its subsidiaries as such representatives may reasonably request, subject to customary exceptions.
Confidentiality; Public Announcements
Prior to the Closing, the Company, Sellers and Purchaser have agreed that the parties will consult with each other before issuing any press release or public announcement with respect to the Transaction Agreement or the Transactions, and none of the parties to the Transaction Agreement or their affiliates or, in the case of Sellers, an immediate family member or family trust, or an immediate family member or family trust of any of their affiliates will issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent will not be unreasonably withheld or delayed), except that no such consent will be necessary to the extent disclosure may be required by applicable law, governmental order or applicable stock exchange rule or any listing agreement of any party to the Transaction Agreement. The Company may, without Purchaser’s consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Purchaser and the Company in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or in the Transaction Agreement, the Confidentiality Agreement will continue in full force and effect until the Closing.
Any consents or approvals required from the Company, Sellers or Purchaser under or pursuant to the immediately preceding paragraph may be given by, and each of the other parties may direct any requests for such consents or approvals to, the communications representative appointed by the relevant party prior to the date of the Transaction Agreement (or any replacing communications representative notified by a party to the other parties in writing after the date of the Transaction Agreement) and each of the other parties will be entitled conclusively and absolutely to rely, without enquiry, on any acts or statements of the communications representative made or purported to be made on behalf of the party having appointed that communications representative in relation to the subject matter of the immediately preceding paragraph as being acts or statements of that party. Between the date of the Transaction Agreement and Closing, each of Purchaser, Sellers and the Company has agreed to procure that any reasonable request for consent or approval made under or pursuant to the immediately preceding paragraph is responded to without undue delay and in any case within 48 hours from receipt of such request, and if no response is received within such 48 hours then consent and approval will be deemed to have been given.
Shareholder Litigation; Voting Undertaking
Sellers and the Company must provide Purchaser with reasonably prompt notice of, and true, accurate and complete copies of all pleadings and correspondence relating to, any proceeding against any of the Sellers,

Purchaser or the Company and its subsidiaries (each, a “Transaction Claim Indemnitee”) relating to the Transactions, whether commenced prior to or after the execution and delivery of the Transaction Agreement (a “Transaction Claim”).
If, for whatever reason, a Transaction Claim arises and, as a consequence of such claim, the adoption of the Amended Articles by the Company immediately prior to Closing is held not to be effective in full, or the amendments to the rights of the Class B Shares pursuant to the Amended Articles is held not to be effective in full, then each of Sellers has agreed to irrevocably undertake in favor of Purchaser:
•
(in each case to the extent required to give effect to the commercial intent of the adoption by the Company of the Amended Articles (being, for the avoidance of doubt, that the Sale Shares purchased by Purchaser and any of its Affiliates from time to time will be capable of exercising the voting rights in the Company enjoyed by the Sale Shares as at the date of the Transaction Agreement)) to, as directed by Purchaser from time to time:

•
attend, participate and vote their Class B Shares (and any other shares into which such Class B Shares may convert from time to time) at general meetings or class meetings of the Company (or any adjournment of any such meeting); and

•
otherwise exercise the voting rights attaching to their Class B Shares (and any other shares into which such Class B Shares may convert from time to time) in the manner required by Purchaser; and

•
not to Transfer of any of their Class B Shares (or any other shares into which such Class B Shares may convert from time to time) to any Person in violation of the Voting Agreement, save to the extent that such transferee or disposee first undertakes in favor of Purchaser to comply with the undertaking described above.

Notwithstanding anything contained in the Transaction Agreement to the contrary, the provisions described above will survive the Closing indefinitely and will be binding, jointly and severally, on all successors and assigns of Sellers and Purchaser
Third Party Consents
Notwithstanding anything to the contrary in the Transaction Agreement, in no event will Sellers or the Company or any of its subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract or any Company License to which the Company or any of its subsidiaries is a party, save that the Company will be required to bear any cost and expenses relating to the convening and holding of the Company Shareholders’ Meeting.
Notices of Certain Events
Sellers and the Company must give prompt notice to Purchaser, and Purchaser must give prompt notice to Sellers and the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transaction Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company or Purchaser, and (ii) any proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Transaction Agreement or the Transactions; provided, however, each Seller’s and the Company’s obligation, actions or inactions pursuant to this paragraph shall be deemed excluded for purposes of determining whether any of the Transaction Conditions or Offer Conditions have been satisfied.
Conduct of Business by Purchaser Pending the Closing; Subsequent Closing Notice
Between the date of the Transaction Agreement and the earlier of the Effective Time and the date, if any, on which the Transaction Agreement is terminated in accordance with its terms, Purchaser has agreed that it will:

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not amend or otherwise change, in any material respect, any of Purchaser’s Organizational Documents, except as may be agreed in writing by the Company;

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take all action necessary to consummate the Transactions, subject to and in accordance with the Transaction Agreement; and

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not, and not permit any of its affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Company and its subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to:

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materially impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period;

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increase the risk of any Governmental Authority entering a governmental order prohibiting the consummation of Transactions;

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increase the risk of not being able to remove any such governmental order on appeal or otherwise; or

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materially delay or prevent the consummation of the Transactions.

Between the date of the Transaction Agreement and the earlier of (i) the Subsequent Closing and (ii) the date, if any, on which the Transaction Agreement is terminated in accordance with its terms, Purchaser has agreed has it will:
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not, and not permit any of its Affiliates to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transactions;

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not, and not permit any of their Affiliates to, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Company immediately prior to the Effective Time funds sufficient for the satisfaction of all of Purchaser’s obligations under the Transaction Agreement, including the payment of the aggregate Consideration, the payment of all associated costs and expenses for which Purchaser is responsible pursuant to the Transaction Agreement, or that otherwise would prevent, materially delay or materially impede the performance by Purchaser of its obligations under the Transaction Agreement or the consummation of the Transactions.

Additional Agreements   Subject to the terms and conditions of the Transaction Agreement, each of the parties to the Transaction Agreement will use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Transactions.
Equity Financing
Purchaser has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Equity Financing in full not later than the Closing Date on the terms and conditions described in or contemplated by the Equity Commitment Letter or on other terms with respect to conditionality that are not less favorable to Purchaser than the conditions set forth in the Equity Commitment Letter as of the date of the Transaction Agreement and otherwise on terms and conditions as would not have any result, event or consequence set forth in the Transaction Agreement, including using reasonable best efforts to (i) maintain in full force and effect the Equity Commitment Letter, (ii) satisfy and comply with on a timely basis (except to the extent that Purchaser will have obtained the waiver of) all conditions precedent to the funding or investing of the Equity Financing required in the Equity Commitment Letter that are within its control that will be satisfied by Purchaser, (iii) if all of the conditions precedent to the funding of the Equity Financing are satisfied, consummate the Equity Financing at or prior to the Closing and (iv) enforce its rights under the Equity Commitment Letter. Purchaser will not release or consent to the termination of the obligations of the Investor to provide the Equity Financing.
Purchaser will not, without the prior written consent of the Company, agree to or permit, any amendment, restatement, replacement, supplement, or other modification of, or waiver or consent under, the Equity Commitment Letter or other documentation relating to the Equity Financing that would:
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reasonably be expected to adversely affect Purchaser’s ability to consummate the Transactions;

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reduce the aggregate amount of the Equity Financing;

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impose new or additional conditions beyond the conditions precedent to the Equity Financing as set forth in the Equity Commitment Letter; or

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reasonably be expected to prevent, delay, impede or impair the Closing.

Purchaser will promptly deliver to the Company copies of any amendment, restatement, replacement, supplement, or other modification of, or waiver or consent under, the Equity Commitment Letter or other documentation relating to the Equity Financing.
In addition, Purchaser has agreed that neither it nor any of its affiliates will take any action that could reasonably be expected to materially delay or prevent the consummation of the Equity Financing. Purchaser has acknowledged and agreed that obtaining the Equity Financing is not a condition to the Closing, and if the Equity Financing has not been funded, Purchaser will continue to be obligated, subject to satisfaction or waiver (to the extent waivable) of the Transaction Conditions and Offer Conditions, to consummate the Transactions.
Purchaser has agreed to give the Company and Sellers prompt notice following Purchaser obtaining knowledge (i) of any material breach (or threatened material breach) or material default (or any event or circumstance that, with or without notice or lapse of time, or both, would reasonably be expected to give rise to any material breach or material default) by any party to the Equity Commitment Letter, (ii) of any dispute among any parties to the Equity Commitment Letter with respect to the Equity Commitment Letter or the Equity Financing, and (iii) if for any reason Purchaser at any time believes that it will not be able to obtain all or any portion of the Equity Financing necessary to consummate the transactions contemplated hereby. Purchaser has agreed to provide any information reasonably requested by the Company or Sellers relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical after the date that the Company or Sellers deliver a written request therefor to Purchaser.
The Equity Commitment Letter and the Guaranty are summarized in detail in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements “ below.
Registration Rights
Between the date of the Transaction Agreement and the Closing, the Company and Purchaser will each use reasonable best efforts to negotiate in good faith the terms and conditions of and enter into (and will cause their respective applicable Affiliates to enter into) the registration rights agreement (on substantially the terms set forth in the term sheet attached to the Transaction Agreement as Exhibit C), effective as of Closing. Notwithstanding the foregoing, if Purchaser, Sellers and the Company are unable, prior to the Closing, to enter into the registration rights agreement, then, following the Closing, the terms set forth on term sheet attached to the Transaction Agreement as Exhibit C will be binding on the parties to the Transaction Agreement and such parties will operate in accordance therewith. The term sheet is summarized in detail in Section 13 — “Summary of the Transaction Agreement and Certain Other Agreements — Registration Rights Agreement” below.
Register of Members
As promptly as practicable following the Closing, the Company shall deliver a copy of the Company’s duly updated register of members to the Purchaser.

Termination
Notwithstanding anything contained in the Transaction Agreement to the contrary, the Transaction Agreement may be terminated and the sale and purchase of the Sale Shares, the Offer and the other Transactions may be abandoned at any time prior to the Closing Date notwithstanding receipt of the Required Company Shareholder Approval (except as expressly noted), only as follows:
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by mutual written agreement of Sellers, the Company, and Purchaser;

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by either Sellers, the Company or Purchaser, if the Closing has not occurred on or before 5:00 p.m. (Eastern time) on April 24, 2024, (the “End Date”), whether such date is before or after the date of the receipt of Required Company Shareholder Approval or the satisfaction of the Offer Conditions; provided, however, that if on the End Date all of the Transaction Conditions have been satisfied or waived (other than (i) those conditions that by their terms are to be satisfied at the Closing, which conditions will be capable of being satisfied at such time, and (ii) the No Injunction Condition, the Regulatory Approvals Condition and the Expiration Condition), then the End Date will automatically be extended to June 24, 2024; provided, further, that the right to terminate the Transaction Agreement in accordance with this bullet point may not be exercised by (A) any party whose failure to perform any covenant or obligation under the Transaction Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date or (B) any party in the event that there is then any pending proceeding to specifically enforce the Transaction Agreement against such party. We refer herein to any termination of the Transaction Agreement in accordance with this bullet point as an “End Date Termination”;

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by either Sellers, the Company or Purchaser, if any Governmental Authority has issued an order, decree or ruling enjoining or otherwise prohibiting prior to the Closing Date, the sale and purchase of the Sale Shares or the Offer, and such order, decree or ruling will have become final and non-appealable (which order, decree, ruling or other action the party seeking to terminate the Transaction Agreement will have used its reasonable best efforts to resist, resolve or lift, as applicable); provided, however, that the right to terminate the Transaction Agreement in accordance with this bullet point may not be exercised by any party whose failure to perform any covenant or obligation under the Transaction Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling. We refer herein to any termination of the Transaction Agreement in accordance with this bullet point as a “Legal Restraint Termination”;

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by either Sellers, the Company or Purchaser, if (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the Company’s shareholders will have voted on a proposal to approve the Amendment Proposal and (ii) the Amendment Proposal has not been approved at such meeting (and will not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Approval;

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by Purchaser, if there is (i) an Adverse Recommendation Change or (ii) any breach of any representation, warranty, covenant or agreement on the part of the Company or Sellers set forth in the Transaction Agreement, such that the Transaction Conditions would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by Sellers or the Company through the exercise of its reasonable best efforts, then such termination will become effective only if the Terminating Company Breach is not cured prior to the End Date; provided, however, that if Sellers or the Company, as applicable, continue to use their reasonable best efforts to cure such Terminating Company Breach, the End Date will be extended for a period of up to 45 days; provided, however, that Purchaser will not have the right to terminate the Transaction Agreement in accordance with this bullet point if Purchaser is then in material breach of any of its material obligations under the Transaction Agreement. We refer herein to any termination of the Transaction Agreement in accordance with this bullet point as a “Company Breach Termination”;

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by the Company or Sellers, if there is any breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in the Transaction Agreement that would reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the Transactions (a “Terminating Purchaser Breach”), except that, if such Terminating Purchaser Breach is curable by Purchaser through the exercise of its reasonable best efforts, then such termination will become effective only if the Terminating Purchaser Breach is not cured prior to the End Date; provided, however, that if Purchaser continues to use its reasonable best efforts to cure such Terminating Purchaser Breach, the End Date will be extended for a period of up to 45 days; provided, however, that the Company will not have the right to terminate the Transaction Agreement in accordance with this bullet point if the Company is then in material breach of any of its material obligations under the Transaction Agreement;
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by the Company if (i) Purchaser has failed to commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer within the period specified in “— The Offer — Commencement of the Offer” (other than due to a breach by the Company of its obligations as laid out in “— The Offer — Principal Terms of the Offer”) or (ii) Purchaser has failed to accept for payment and purchase, and pay for, all Class A Shares validly tendered (and not validly withdrawn) as of the expiration of the Offer (as it may be extended). We refer herein to any termination of the Transaction Agreement in accordance with this bullet point as a “Purchaser Failure to Close Termination”; or

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by Sellers or the Company, if (i) all of the Transaction Conditions (other than those conditions which are to be satisfied by actions taken at the Closing) have been satisfied, and (ii) Purchaser fails to consummate the Closing within three business days following the date the Closing should have occurred pursuant to the provisions described under “— The Purchase and Sale of Sale Shares — The Closing; Subsequent Closing.”

Notwithstanding anything contained in the Transaction Agreement to the contrary, the provisions of the Transaction Agreement pertaining to the Subsequent Share Subscription may be terminated and the subscription, issue and allotment of the Subsequent Subscription Shares may be abandoned at any time following the Closing Date and prior to the Subsequent Closing Date, only as follows:
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by mutual written agreement of Sellers, the Company, and Purchaser;

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by either the Company or Purchaser, if any Governmental Authority has issued an order, decree or ruling enjoining or otherwise prohibiting prior to the Subsequent Closing Date, the consummation of the subscription, issue and allotment of the Subsequent Subscription Shares, and such order, decree or ruling will have become final and non-appealable (which order, decree, ruling or other action the party seeking to terminate the Transaction Agreement will have used its reasonable best efforts to resist, resolve or lift, as applicable); provided, however, that the right to terminate the Transaction Agreement in accordance with this bullet point may not be exercised by any party whose failure to perform any covenant or obligation under the Transaction Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

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by either Sellers, the Company or Purchaser, if the Subsequent Closing will not have occurred on or before 5:00 p.m. (Eastern time) on December 31, 2024; provided, however, that the right to terminate the Transaction Agreement in accordance with this bullet point may not be exercised by (A) any party whose failure to perform any covenant or obligation under the Transaction Agreement has been the principal cause of, or resulted in, the failure of the Subsequent Closing to have occurred on or before December 31, 2024, or (B) any party in the event that there is then any pending proceeding to specifically enforce the Transaction Agreement against such party.

The party desiring to terminate the Transaction Agreement in accordance with the foregoing (other than by mutual written agreement of Sellers, the Company, and Purchaser) must give a notice of such termination to the other party setting forth the basis on which such party is terminating the Transaction Agreement.
Effect of Termination.
Except as otherwise set forth below, in the event of the termination of the Transaction Agreement under one of the termination events described above at any time prior to the Closing Date, the Transaction Agreement will forthwith become void and have no effect, without any liability on the part of Purchaser, Sellers and the Company or their respective Affiliates, officers, directors or shareholders, other than liability of Sellers, the Company (subject to the provisions described under “— Expenses; Termination Fee” below), or Purchaser, as the case may be, for fraud and any intentional and willful breach of the Transaction Agreement occurring prior to such termination.

Except as otherwise set forth below, in the event of the termination of the Transaction Agreement under one of the termination events described above at any time following the Closing Date and prior to the Subsequent Closing Date, the provisions of the Transaction Agreement pertaining to the Subsequent Share Subscription will forthwith become void and have no effect, without any liability on the part of Purchaser, Sellers and the Company or its respective Affiliates, officers, directors or shareholders, other than liability of Sellers, the Company (subject to the provisions described under “— Expenses; Termination Fee” below), or Purchaser, as the case may be, for fraud and any intentional and willful breach of the Transaction Agreement occurring prior to such termination (which Purchaser acknowledges and agrees may include damages based on a decrease in share value or lost premium by or behalf of the shareholders of the Company). Certain specified provisions of the Transaction Agreement will survive any termination of the Transaction Agreement, including the provisions described under “— Expenses; Termination Fee” below.
Expenses; Termination Fee.
Except in limited circumstances expressly specified in the Transaction Agreement, each of Purchaser, Sellers and the Company will bear its own expenses incurred in connection with the Transaction Agreement and the Transactions whether or not such Transactions will be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however that Purchaser will bear and timely pay all Transfer Taxes and will prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.
In the event that the Transaction Agreement is terminated (A) by Sellers or the Company pursuant to a Terminating Purchaser Breach or a Purchaser Failure to Close Termination or (B) by either party in accordance with one of the termination events described under “— Termination,” and at the time of such termination the Transaction Agreement is terminable (even if not terminated) by Sellers or the Company pursuant to a Terminating Purchaser Breach or a Purchaser Failure to Close Termination, then Purchaser will pay (or cause to be paid) to the Company (to such account as the Company will notify for such purpose), by wire transfer of immediately available funds, a sum equal, in the aggregate, to $164 million (the “Purchaser Termination Fee”) within 3 business days following such termination.
In the event that the Transaction Agreement is terminated by (i) Sellers or the Company pursuant to a Legal Restraint Termination or (ii) by Seller, the Company or Purchaser pursuant to an End Date Termination and at the time of such termination the Regulatory Condition is not satisfied, then Purchaser will pay (or cause to be paid) to the Company (to such account as the Company will notify for such purpose), by wire transfer of immediately available funds, a sum equal to $82 million (the “Other Regulatory Termination Fee”).
In the event that the Transaction Agreement is terminated due to an Adverse Recommendation Change, then the Company shall pay (or cause to be paid) to the Purchaser a sum equal to (i) $48 million plus (ii) an amount (not to exceed $18 million) (the “Seller Termination Fee”) for Purchaser’s reasonable and documented costs and expenses incurred in connection with the Transaction Agreement and the Transactions within three business days following such termination.
Each of the Sellers and Purchaser have acknowledged and agreed that the agreements described above and under “— Effect of Termination” are an integral part of the Transactions, and that, without these agreements, neither Purchaser nor Sellers would enter into the Transaction Agreement. Accordingly, if the Company or Purchaser (as applicable) fail to promptly pay any amount due pursuant to this section (the “Defaulting Party”), the Defaulting Party will pay to (x) in the event the Company is the Defaulting Party, Purchaser, and (y) in the event Purchaser is the Defaulting Party, the Company, all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by Sellers), together with interest on the amount of the Purchaser Termination Fee, the Other Regulatory Termination Fee or the Seller Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made (collectively, “Enforcement Costs”). Sellers and Purchaser have further acknowledged and agreed that the Purchaser Termination Fee, the Other Regulatory Termination Fee and the Seller Termination Fee are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate the Company and Purchaser (as applicable) in the circumstances in which such fee or amount, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating the Transaction

Agreement and in reliance on the Transaction Agreement and on the expectation of the consummation of the Transactions. Purchaser, Sellers and the Company have acknowledged and agreed that in no event will the Purchaser Termination Fee, the Other Regulatory Termination Fee or the Seller Termination Fee be payable more than once.
Any amounts payable pursuant to the foregoing must be paid by wire transfer of immediately available funds in accordance with the above to: (i) in respect of amounts owed to the Company, an account designated by Sellers’ Representative, and (ii) in respect of amounts owed to Purchaser, an account designated by Purchaser (in each case, at least one business day prior to the date such fee is due to be paid).
Termination and VAT.
Purchaser has agreed (i) to use all reasonable efforts to secure that any payments (including any payments described above under “— Expenses; Termination Fee”), should not represent consideration for a taxable supply for VAT purposes (including not taking any contrary position in any Tax filing or return or in any correspondence with any Governmental Authority); (ii) that any payments to Sellers, the Company, or any other Persons under the Transaction Agreement (including in connection with the Purchaser Termination Fee, the Other Regulatory Termination Fee) will be exclusive of any VAT incurred by a party; and (iii) that in the event that any Governmental Authority determines that any payments hereunder are consideration for a taxable supply in respect of which Sellers or the Company are liable to account for VAT, then the applicable payment owed to Sellers or the Company will be increased to take into account such VAT.
Remedies Cumulative; Specific Performance.
Purchaser, Sellers and the Company have agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties to the Transaction Agreement will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Transaction Agreement and to specifically enforce the terms and provisions of the Transaction Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Transaction Agreement and to enforce specifically the terms and provisions of the Transaction Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties to the Transaction Agreement further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
To the extent any of Purchaser, Sellers or the Company brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of the Transaction Agreement (other than an action to enforce specifically any provision that expressly survives termination of the Transaction Agreement), the End Date will automatically be extended to (i) the 20th business day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding.
Notwithstanding anything to the contrary in the Transaction Agreement, the sole and exclusive remedy of Purchaser, Sellers and the Company relating to any breach of the Transaction Agreement will be the right to (i) seek and obtain an award of specific performance as described above, or (ii) prior to the Closing, terminate the Transaction Agreement and either (x) receive the Purchaser Termination Fee, the Other Regulatory Termination Fee or Seller Termination Fee, as applicable, or (y) seek and obtain damages in accordance with the other termination provisions of the Transaction Agreement as set forth above.

Governing Law; Arbitration.
The Transaction Agreement (and any claim, dispute, controversy and cause of action or other Proceeding (whether at law, in contract, in tort or otherwise)) arising out of or relating to the Transaction Agreement, the Transactions, or the actions of Purchaser, Sellers or the Company in the negotiation, administration, performance and enforcement thereof (“Relevant Matters”), will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction, other than the laws of the State of Delaware; provided, however, for the avoidance of doubt, that matters pertaining to the fiduciary duties of the Company, its directors and officers shall be governed by the Laws of the Cayman Islands.
Any Relevant Matters (except for internal affairs of the Company,) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce then in effect. The tribunal is authorized to award monetary damages and to grant specific performance of the Transaction Agreement and other injunctive relief (which for the avoidance of doubt, shall include specific performance), including interim relief pending the final award; provided, the tribunal shall have no authority to award punitive or other types of non-contractual damages. The award of the arbitral tribunal shall be final and binding upon the parties and non-appealable, and judgment upon any award may be entered in any court that has jurisdiction thereof.
Certain Other Agreements
The summary descriptions of certain other agreements have been included in this Offer to Purchase to provide you with information regarding the terms of the certain other agreements and are not intended to modify or supplement any rights or obligations of the parties under any of the certain other agreements or any factual information about Purchaser, Sellers, the Company, the Transactions or the Amended Articles contained in public reports filed by Purchaser or the Company with the SEC. Such information can be found elsewhere in, or incorporated by reference into, the Schedule TO and related exhibits, including this Offer to Purchase, and the Schedule 14D-9, as well as in the Company’s other public filings. Any representation, warranty or covenant contained in any of the certain other agreements, was made only for the purpose of such applicable agreement and as of specific dates, was made solely for the benefit of Purchaser, Sellers and the Company, and is intended not as a statement of fact, but rather as a way of allocating risk to one of the parties if the statement proves to be inaccurate. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Offer to Purchase, may have changed since the dates of the certain other agreements. Accordingly, the representations and warranties contained in the certain other agreements and summarized in this Section 13 should not be relied on by any persons, including holders of Class A Shares and other investors, as characterizations of the actual state of facts and circumstances of Purchaser, Sellers or the Company at the time they were made and the information in the transaction documents should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the certain other agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The certain other agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Offer, the Transactions, Amended Articles, Purchaser, Sellers, the Company, their respective affiliates and their respective businesses that are contained in, or incorporated by reference into, the Schedule TO and related exhibits, including this Offer to Purchase, and the Schedule 14D-9, as well as in the Company’s other public filings.
Governance Agreement
Concurrently with the execution of the Transaction Agreement, the Initial Glazer Parties listed on Schedule A to the Governance Agreement (as defined below), Purchaser and the Company entered into a governance agreement (the “Governance Agreement”) and will be effective as of Closing. It addresses matters primarily relating to (i) regulating the relationship between the parties to the Governance Agreement, (ii) regulating certain aspects of the management and affairs of the Company and its subsidiaries, and (iii) imposing certain restrictions on the Class A Shares and the Class B Shares held by the Trawlers Parties and the Glazer Parties.

For the purposes of the Governance Agreement, the “Glazer Parties” are defined as Sellers and any other person that becomes a party to the Governance Agreement as a Glazer Party, which includes the Glazer siblings and their permitted transferees. The Trawlers Parties are defined as Purchaser and any other Person that becomes a party to the Governance Agreement as a Trawlers Party, which includes James A. Ratcliffe and his permitted transferees.
The Governance Agreement reflects the initial arrangement of the Trawlers Parties as the minority shareholder (referred to in this summary of the material terms of the Governance Agreement as the “minority holder”) of the Company and the Glazer Parties as the majority shareholder (referred to in this summary of the material terms of the Governance Agreement as the “majority holder”) of the Company. However, the Governance Agreement also provides that, in the event that the Trawlers Parties become the majority holder and the Glazer Parties become the minority holder, the Trawlers Parties will generally have the same rights and obligations as the majority holder under the Governance Agreement, and the Glazer Parties will generally have the same rights and obligations as the minority holder under the Governance Agreement. As defined in the Governance Agreement, a majority holder is a party that holds more than 50% of the voting power of the Company, excluding the voting power of Company Ordinary Shares held by the minority party. A minority holder is defined as, if the Glazer Parties are the majority holder, the Trawlers Parties, and if the Trawlers Parties are the majority holder, the Glazer Parties.
Company Board Composition: Appointment Rights Held by the Minority Holder and Majority Holder
The Governance Agreement provides that, as long as the minority holder holds at least 15% of the total number of Company Ordinary Shares issued and outstanding, it will have the right to (i) nominate for election up to two directors to the Company Board and (ii) appoint two directors to each subsidiary board. The Governance agreement also provides that, as long as the minority holder holds at least 10% but less than 15% of the total number of Company Ordinary Shares issued and outstanding, it will have the right to (i) nominate for election up to one director of the Company Board and (ii) appoint one director to each subsidiary board. The majority holder will have the right to nominate for election the remaining directors of the Company Board and the subsidiary boards and determine the size of such boards.
The Governance Agreement further provides that, as long as the minority holder has the right to appoint a director, to the extent permitted by applicable law, the Company will take all necessary action to cause each committee of the Company Board (except the audit committee) to include at least one director designated by the minority holder, upon the minority holder’s written request. The Governance Agreement also provides that each shareholder that is entitled to appoint a director or designee (as described above) may appoint such director or designee and remove or replace such director or designee by written notice to the Company. Upon such notice, the other shareholder and, subject to applicable law, the Company will take all actions to cause such director or designee is duly appointed or removed in accordance with the Governance Agreement. The Governance Agreement also specifies certain rights and procedures in the event of vacancies or changes in the Company Board or the subsidiary boards.
In addition, the Governance Agreement grants each shareholder the right, by notice in writing to the Company and the other shareholder, to appoint and maintain observers to the Company Board and the subsidiary boards (or committee thereof, as applicable), equal to the maximum number of directors or designees they are entitled to appoint minus the number of directors or designees they have actually appointed, as long as such shareholder is entitled to, but has not appointed, a director or designee. For as long as each shareholder holds at least 15% of the total number of Company Ordinary Shares issued and outstanding, such shareholder shall also be entitled, by notice in writing to the Company and the other shareholder, to appoint and maintain, and to remove or replace one observer to the audit committee of the Company Board. Except as set forth in the Transaction Agreement, the observers will have the right to attend and participate in discussions at all meetings of the Company Board and the subsidiary boards (or committee thereof, as applicable), but will not, in their capacity as an observer, count towards the quorum or be entitled to vote. The Company or the relevant subsidiary will reimburse each director for their respective reasonable and documented out-of-pocket expenses incurred in connection with attending the meeting.
If (i) the identity of, or any act or omission by, or other situation in respect of, a director or committee member or observer, or any other person involved, either directly or indirectly, in any capacity whatsoever in the management, administration or sporting performance of the Club and/or Manchester United Women’s

Football Club Limited (or any representative teams), who is appointed by or related to a Minority Holder (each such director, member, observer or other person being a “Minority Shareholder Representative”), (ii) the assets (or interests) owned or otherwise held by any such Minority Shareholder Representative (including any direct or indirect interest or involvement in any association football club (other than the Club and/or Manchester United Women’s Football Club Limited)), or (iii) any provision of the Governance Agreement regarding the appointment of any Minority Shareholder Representative to any board or committee or observer role or other position in the management, administration or sporting performance of the Club and/or Manchester United Women’s Football Club Limited (or any representative teams); in each case, results, at a relevant time, in or the Company reasonably determines could reasonably be expected to result in, a breach of, or a failure to meet, the criteria contained in any football governing body rules and regulations, or a sanction or penalty for, or an actual prejudice to, the Club and/or Manchester United Women’s Football Club Limited (or any representative teams) under any such rules, then the minority holder will (and will procure that any other association football club to which item (ii) of this paragraph applies (other than the Club and/or Manchester United Women’s Football Club Limited) will) take all necessary steps to prevent or remedy the relevant situation.
Access to Information
Subject to applicable law and the agreement of due undertakings of confidentiality as the Company may reasonably require, the Company agrees to provide each minority holder that holds at least 10% of the total number of Company Ordinary Shares issued and outstanding, with such information and access to the Company and its subsidiaries’ books, records, accounts, facilities and personnel, as set forth in the Governance Agreement, as such minority holder may reasonably request from time to time.
Quorum
For so long as a minority holder has the right to appoint two members of any board or committee, no meeting of any board or committee will be held unless a quorum is formed comprising of at least one director appointed by such minority holder.
Consent Rights
The Governance Agreement provides that for so long as the minority holder holds at least 15% of the total number of Company Ordinary Shares issued and outstanding, (i) the Company will refrain from, and cause each of the Company subsidiaries to refrain from and (ii) each of the shareholders will procure that the respective directors appointed by them (subject to fiduciary obligations under applicable law) cause the Company each of the Company subsidiaries to refrain from, taking any of the actions listed below directly or indirectly (whether by merger, operation of law or otherwise), or entering into any binding agreement, arrangement or understanding, to do any of the actions listed below, without the approval of such minority holder:
•
any amendment to the memorandum or articles of association of Company or any of its subsidiaries, save for amendments (1) reflecting changes in applicable law, (2) in connection with a Full Sale, (3) following the date that is the third anniversary of the Closing Date, facilitating the issuance of any equity security of the Company with preference over any Company Ordinary Share in respect of liquidation, sale or merger preferences, redemption or dividend rights only, and which may be subject to customary negative control rights or class voting rights, provided, in each case, that such rights do not (A) prevent or interfere in any way with (x) the majority holder’s compliance with its obligations or (y) the minority holder’s rights, in each case as set out in the Governance Agreement, or (B) include voting powers that permit such securities to vote with the holders of Company Ordinary Shares in a manner superior to that of the Class A Shares and (4) amendments which do not disproportionately prejudice a minority holder in their capacity as a holder of the Company Ordinary Shares relative to the majority holder or, where there is no majority holder, the minority holder(s) (including in respect of the rights of the Class A Shares relative to the Class B Shares);

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any resolution for the winding up of the Company;

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any filing of a petition for winding up by the Company, and any application for an administration order or for the appointment of a receiver or administrator;

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any change to the jurisdiction of incorporation of the Company that would have an adverse impact on a minority holder that is not immaterial;

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any change to the tax residence of the Company that would have an adverse impact on a minority holder that is not immaterial;

•
any decision to discontinue the business of the Company as a professional football club;

•
certain issuances of shares or securities by the Company or its subsidiaries;

•
prior to the third anniversary of the Closing Date, the payment, making or declaration of any dividend or other distribution or return of capital or value in respect of the Class B Shares;

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the payment, making or declaration of any dividend or other distribution or return of capital or value by the Company in respect of the Company’s profits, assets or reserves, on any basis other than pro rata to the number of Company Ordinary Shares;

•
other than (1) the exercise of pre-emptive rights as contemplated in the Governance Agreement and described below, (2) in connection with a change of control transaction, (3) in connection with the enforcement of the Governance Agreement, the Transaction Agreement or any other agreement contemplated therein or (4) seeking indemnification or insurance as a director, officer or employee of the Company, entry into of any material related party transaction between the Company or any of the Company subsidiaries, on the one hand, and the majority holder (if any), on the other hand, other than on arm’s length terms (by reference to terms that could reasonably be expected for an equivalent transaction with a third party) and provided such details of such arm’s length terms (to the extent requested by a minority holder) are first disclosed in writing to a minority holder;

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prior to the third anniversary of the Closing Date, excluding (1) any trading of playing staff or players, (2) transactions between wholly-owned members of the Company or its subsidiaries or (3) in connection with a Change of Control Transaction, any (a) sale, transfer or disposal (howsoever structured) of an operating business of the Company or its subsidiaries or (b) purchase or acquisition (howsoever structured) of an operating business, in each case (i) whether by a single transaction or series of connected transactions and (ii) where such sale, transfer, disposal, purchase or acquisition (as relevant) is for a gross price (in the case of any asset) or enterprise value (in the case of any business or undertaking) in excess of $250 million;

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prior to the third anniversary of the Closing Date, except among members of the Company and its subsidiaries, any transaction that has the effect of both (x) fundamentally changing the manner in which the Company’s revenue streams operate and (y) transferring the economic benefit of, or control over, any material Company IP or material revenue streams of the Company;

•
prior to the third anniversary of the Closing Date, any purchase or acquisition (howsoever structured) of any other professional football team by the Company or its subsidiaries, whether by a single transaction or series of connected transactions;

•
any de-listing of the Company’s shares, save (1) as required by applicable law, (2) where such de-listing forms part of a transaction otherwise permitted or contemplated by this Agreement or (3) any Full Sale; and

•
prior to the first anniversary of the Closing Date, the entry into any definitive agreement for, or the consummation of, any Full Sale.

Transferability of Class B Shares by Glazer Parties
The Glazer Parties cannot transfer any Class B Shares without the prior written consent of Trawlers Parties, unless:
•
upon completion of such transfer, such Class B Shares are automatically converted to Class A Shares pursuant to the Amended Articles (or any amended articles of association of the Company in force as at the relevant date), provided, that no such transfer will be completed before the date that is 120 days following the Closing Date, if the consummation of such Transfer would result in the Trawlers Parties acquiring or increasing control over the Club for the purposes of Part XII of FSMA;

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such transfer forms part of a Full Sale (as defined below);

•
such Transfer occurs on a date that is later than the first anniversary of the Closing Date, is to a bona fide third party (other than to a person who is subject to sanctions or prohibited by applicable law from becoming a shareholder of the Company) and, if the ROFO (as defined below) applies to such Transfer, complies with the ROFO;

•
such transfer is to a Trawlers Party made in accordance with the amended articles of association of the Company in force as at the relevant date (including a transfer made to a Trawlers Party (or its designee) in compliance with the ROFO); or

•
such transfer is to a permitted transferee.

Transferability of Company Ordinary Shares by Trawlers Parties
The Trawlers Parties cannot transfer any Company Ordinary Shares without the prior written consent of the Glazer Parties’ Majority, unless:
•
the earlier of (x) the day on which the Trawler Parties become the majority holder and (y) in respect of the Class A Shares, such transfer is completed on a date that is later than the date that is the third anniversary of the Closing Date, and is to a bona fide third party (other than to a person who is subject to sanctions or prohibited by applicable law from becoming a shareholder of the Company);

•
the earlier of (x) the day on which the Trawler Parties become the majority holder and (y) in respect of the Class B Shares, such transfer is completed on a date that is later than the date that is the third anniversary of the Closing Date, and is to a bona fide third party (other than to a person who is subject to sanctions or prohibited by applicable law from becoming a shareholder of the Company) and if the ROFO (as defined below), applies to such transfer, complies with the ROFO;

•
such transfer is to a Glazer Party made in accordance with the amended articles of association of the Company in force as at the relevant date (including a transfer to a Glazer Party (or its designee) in compliance with the ROFO); or

•
such transfer is to a permitted transferee.

Right of First Offer (“ROFO”)
The Governance Agreement grants the Glazer Parties and the Trawlers Parties certain rights to purchase the Class B Shares of the other party before such shares can be sold to a third party (to the extent a sale without conversion is permitted in the future), subject to certain exceptions and conditions. This right of first offer (the “ROFO”) applies to any proposed transfer of Class B Shares by either party, unless the transfer is to an affiliate that meets certain criteria or falls under another carve-out.
Prior to a Voting Power Change (as defined below), and except for transfers made pursuant to the first, second, fourth and fifth bullet points under Transferability of Class B Shares by the Glazer Parties and the first, fourth and fifth bullet point under Transferability of Company Ordinary Shares by Trawlers Parties, prior to making, or agreeing to make any transfer (or marketing such transfer), the party seeking to make such a transfer (the “ROFO Seller”) must provide a written notice (the “Transfer Notice”) to the other party, stating the specified number of Class B Shares proposed to be transferred (the “Offered Shares”); provided, however, that the aggregate number of the Offered Shares may not be less than 3.5 million Class B Shares, and no more than three Transfer Notices may be delivered to any party during any 180 day period.
The other party has 15 days to respond to the Transfer Notice by either providing written notice that it is offering to buy all of the Offered Shares at a specified price per share (the “ROFO Notice”) or waiving its ROFO. The selling party has 15 days to accept or reject the ROFO Notice. If the selling party accepts the ROFO Notice, within 30 days of receipt of the selling party’s acceptance of the ROFO Notice, the selling party and the purchasing party or the purchasing party’s designee will execute a definitive agreement containing (i) customary terms for such a transaction and (ii) the other terms provided in the Governance Agreement.
Unless the selling party accepts the ROFO Notice (or the selling party and the purchasing party otherwise agree) and the purchasing party enters into a definitive agreement within 30 days of receipt of the acceptance of the ROFO Notice, the selling party may sell the Offered Shares to a bona fide purchaser at a per share price not less than the price offered in the ROFO Notice (and if no ROFO Notice is provided, zero), subject to the following conditions:
•
If such transaction would result in a change of control, such sale is of all (but not some only) of the Offered Shares in one (1) transaction to a bona fide consortium, which may be a bona fide consortium of any number of investors and investment vehicles, so long as such investors or investment vehicles are acting in concert

•
If such sale would not result in a Change of Control, such sale (i) is of at least 90% of the Offered Shares and (ii) if it is to be made to more than one purchaser, then the minimum number of Offered Shares in the offer to each purchaser must be equal to or greater than (A) if the total size of the offering is equal to or greater than 6.6 million Offered Shares, 6.6 million Offered Shares or (B) if the total size of the offering is less than 6.6 million Offered Shares, 1.5 million Offered Shares (the amount to be acquired by each purchaser, a “ROFO Tranche”).

Before entering into a definitive agreement, where a transfer that would not result in a Change of Control and (x) which constitutes less than 90% of the Offered Shares or (y) is made to more than one purchaser (a “ROFO Rejection Transfer”), the selling party will first provide the material economic terms of such ROFO Rejection Transfer in respect of each ROFO Tranche (a “Last Look Notice”) to the other party. For a period of 10 business days after the receipt of the Last Look Notice (the “Last Look Period”), the other party will have the right to provide the selling party with written notice that it wishes to acquire all (but not some only) of any ROFO Tranche at a price per share (per Class B Share) specified in the Last Look Notice (a “Last Look Acceptance”). If the other party provides a Last Look Acceptance, then the ROFO will apply with respect to the transaction contemplated by the Last Look Acceptance mutatis mutandis. If a Last Look Acceptance in respect of any ROFO Tranche is not provided within the Last Look Period, the selling party may enter into the ROFO Rejection Transfer in respect of any such ROFO Tranche.
In all cases, the selling party must enter into a definitive agreement for the sale within 180 days after the ROFO Waiver, the expiration or termination of the ROFO Period or the Last Look Period, or the termination of the ROFO Acceptance Period or the Last Look Period, whichever is later. If the sale is not consummated within 120 days (plus any additional days required by applicable law) after the definitive agreement, the ROFO provisions apply again to the Offered Shares, and the ROFO Seller must offer them again to the ROFO Purchaser before selling them to a third party.
The Trawlers Parties will not be required to provide a Transfer Notice or otherwise comply with the ROFO from and after the date on which the Glazer Parties first no longer hold more than 50% of the voting power of the Company, in the aggregate and the Glazer Parties will not be required to provide a Transfer Notice or otherwise comply with the ROFO from and after the date on which the Trawlers Parties first no longer hold 15% of the total number of Company Ordinary Shares issued and outstanding, in the aggregate.
Drag Along
For so long as the Glazer Parties are the majority holder, following the date that is 18 months after the Closing Date and in connection with any sale of the entire company (referred to herein as a “Full Sale”), the Company Board may require the Trawlers Party to sell all of their Company Ordinary Shares and take such other actions as are reasonably necessary to effect the Full Sale. This “drag-along right” can only be exercised by the Glazer Parties or the Company Board under certain conditions.
The Company Board can only invoke the drag-along right if (i) the Company Board votes in favor of the Full Sale and does not effect a change of recommendation with respect to such Full Sale prior to the applicable shareholder meeting convened to approve, or (if applicable) the closing of the tender offer for, such Full Sale and (ii) the Glazer Parties representing the Glazer Parties Majority have committed to or agreed to vote or tender their respective Company Ordinary Shares in favor of the Full Sale, and have notified the Trawlers Parties of the material terms and conditions of the sale. The Trawlers Parties must also receive, directly or indirectly (unless otherwise elected by the Trawlers Parties) cash consideration equal to or higher than the highest amount paid to any other shareholder of the same class of shares, without any holdback, escrow, or deduction. If the sale occurs within three years of the closing of the Offer, the Trawlers

Parties must receive at least $33 per share, which is the same price as the Offer Price. The Trawlers Parties’ obligations in the sale must be no more onerous than those of the Glazer Parties.
Any Full Sale that is consummated (or a definitive agreement in respect of such Full Sale is entered into) prior to the date that is the third anniversary of the Closing Date (i) shall provide for the Trawlers Parties to receive consideration (directly or indirectly) of no less than $33.00 in cash per Company Ordinary Share and (ii) may result in the Glazer Parties rolling over a portion of their Company Ordinary Shares representing not more than 50% of the Company Ordinary Shares held by the Glazer Parties immediately prior to such Full Sale in connection with such Full Sale (or in any of series of transactions related to such Full Sale).
Without the prior written consent of the Trawlers Parties, the Glazer Parties shall not (and shall cause their respective representatives not to) directly or indirectly, initiate, solicit, encourage, facilitate, participate in, enter into, approve, consummate or otherwise support any Full Sale prior to the date that is 12 months after the Closing Date.
Transfer of Minority Rights in a Change of Control
If a third party is to acquire directly or indirectly, more than 50% of the voting power of the Company (a “Voting Power Change”), and following such acquisition, one or more shareholders would continue to have rights under the Governance Agreement, such third party must agree to enter into an agreement with the applicable shareholder and the Company providing for such rights, protections and benefits to apply following the acquisition (provided that the rights under the ROFO will automatically terminate).
Tag Along
The Governance Agreement provides the Trawlers Parties with certain rights to participate in a sale of the Company by the Glazer Parties or the Company to a third party. If the Glazer Parties or the Company receive a bona fide offer from a person other than the Trawlers Parties or their affiliates that would result in a change of control of the Company, they must notify the Trawlers Parties of the offer and its terms within five business days of signing the definitive agreements for the sale. The Trawlers Parties can then choose to sell all of their Company Ordinary Shares in the same sale, at the same or higher price and on the same or better terms as the Glazer Parties. The Trawlers Parties must inform the Glazer Parties of their decision within 15 business days of receiving the notice, or else they will lose their right to participate in the sale. The Trawlers Parties who elect to sell must do so at the same time as the Glazer Parties, as long as the sale is completed within 90 days of the notice, or longer if necessary to obtain any consents or approvals under applicable law. If the sale is not completed within that time, the Trawlers Parties are not obliged to sell.
The Governance Agreement provides that if the Glazer Parties or the Company receives a bona fide offer from a third party (other than the Trawlers Parties or its affiliates) that would result in a change of control of the Company, the Glazer Parties must notify the Trawlers Parties of such offer within five business days of executing transaction agreements. Such notice must set forth, among other information, a unilateral offer to each of the Trawlers Parties to elect to include in such sale any of the Trawlers Parties’ Company Ordinary Shares (i) at the highest amount of consideration and (ii) on terms that are collectively no worse than those to be offered to the Glazer Parties.
Upon delivery of notice of the Tag Along, each Tagging Seller may elect to sell all or any of its Class A Shares or Class B Shares in such sale by delivering written notice to the Glazer Parties’ representative within 15 business days of the date of delivery of notice of the Tag Along.
Conflicting Provisions
In the event of any ambiguity or discrepancy between the Governance Agreement and the Amended Articles, the Governance Agreement’s provisions will prevail as between the Glazer Parties and Trawlers Parties, but not so as to amend the Company’s Organizational Documents, for so long as the provisions of the Governance Agreement remain in force.

Termination
The Governance Agreement automatically terminates (i) with respect to the Trawlers Parties, if the Trawlers Parties no longer hold any shares in the Company, (ii) with respect to the Glazer Parties, if the Glazer Parties no longer hold any shares in the Company, and (iii) with respect to all parties to the Governance Agreement, upon the termination of the Transaction Agreement in accordance with its terms prior to Closing. Certain provisions of the Governance Agreement survive termination.
Registration Rights Agreement
Prior to the Closing, the Company and Purchaser will each use reasonable best efforts to negotiate in good faith and enter into (and will cause their respective applicable Affiliates to enter into) a registration rights agreement, effective as of Closing, on substantially the same terms set forth in the term sheet attached as Exhibit C to the Transaction Agreement (the “Registration Rights Term Sheet”) whereby the Purchaser, Sellers, and their permitted transferees (each, a “Holder”) will have demand rights that will require the Company to file registration statements registering their respective Class A Shares (or other publicly traded common shares of the Company) held by or issuable to a Holder from time to time. The registration rights agreement will also include customary piggyback rights, subject to certain priority provisions.
The registration rights agreement will require the Company to file and thereafter keep effective a registration statement on Form F-3 (or Form S-3, as applicable) under the Securities Act providing for the resale of all of the Holders registrable securities. If Form F-3 (or Form S-3, as applicable) is not available to the Company, the Company will file and thereafter keep effective a registration statement on Form F-1 (or Form S-1, as applicable) under the Securities Act providing for the resale of the Holders’ registrable securities.
The Company will agree to reasonably assist and cooperate with underwritten offerings and shelf takedown offerings, and will bear all registration expenses, including reimbursement for the reasonable fees and disbursements of one counsel for all Holders to be selected by Holders representing a majority of the registrable securities included in such offering.
Amended Articles
The Amended Articles will implement certain changes to facilitate the Transactions and reflect the Governance Agreement, including:
•
the transfer of Class B Shares to the Purchaser in accordance with (and only to the extent permitted by) the Transaction Agreement will not result in the conversion of such Class B Shares into Class A Shares;

•
the Class B Shares held by the Purchaser may be transferred without automatic conversion into Class A Shares to certain permitted transferees in a manner substantially similar to the current holders of Class B Shares;

•
the approval of independent directors will be required for the Company to conduct non-pro rata dividends or share repurchases;

•
the directors of the Company will be required to have regard to the provisions of the Governance Agreement when exercising any of their powers and discretions under the Amended Articles including, but not limited to board representation, voting arrangements, minority protections, change of control restrictions, and right of first offer provisions; and

•
any transfer of shares in violation of the Governance Agreement will be declared null and void ab initio.

The Voting Agreement
Concurrently with the execution of the Transaction Agreement, the Proxyholder (as defined in the Voting Agreement), the Sellers and the Company have entered into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, the Sellers agreed to, among other things, vote all of the Class A Shares and Class B Shares held by the Sellers that they own as of the record date for the Company shareholder meeting (the “Seller Shares”) (i) in favor of the adoption of the amended articles of association for the Company (the “Amendment Proposal”), (ii) in favor of any proposal to adjourn the shareholder meeting to a later date if there are not sufficient affirmative votes (in person or by proxy) to obtain approval of the Amendment Proposal on the date on which such meeting is held, (iii) in favor of any other matter or action necessary for or in furtherance of the consummation of the transactions contemplated by the Transaction Agreement, (iv) against any Relevant Acquisition Proposal, or any other proposal, transaction, agreement or action, made in opposition to or in competition with, or, in each case, that would reasonably be expected to prevent, delay or impede the consummation of the Transaction Agreement, the Transactions, any other transactions contemplated thereby (including the Amendment Proposal), (v) except as contemplated by the Transaction Agreement (including the Amendment Proposal), against any material change in (x) the capitalization of the Company or any amendment to the Company’s existing organizational documents or (y) the relative rights of holders of Class A Shares and holders of Class B Shares and (vi) against any other proposal or action that would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the adoption of the Amendment Proposal or would reasonably be expected to result in a breach of the Transaction Agreement or any of the conditions to the closing of the Transaction Agreement or the Offer Conditions not being fulfilled.
The Voting Agreement also provides that each Seller irrevocably and unconditionally grants a proxy to, and appoints, the Proxyholder, as its proxy and attorney-in-fact to vote or consent the Seller Shares in accordance with the Voting Agreement. The proxy and power of attorney is given in connection with, and in consideration of, the mutual promises made in the Transaction Agreement and to secure the performance of the duties and obligations of such holder under the Voting Agreement. The proxy and power of attorney is coupled with an interest and is executed and intended to be irrevocable in accordance with the laws of the Cayman Islands. The Voting Agreement further provides that no Seller will enter into any voting agreement or voting trust with respect to any of its Seller Shares or grant a proxy or power of attorney with respect to any of its Seller Shares that is inconsistent with each Seller’s obligations under the Voting Agreement.
In addition, each Seller agrees to provide any information regarding such Seller or the Seller Shares that is reasonably requested by the Company for inclusion in the Proxy Statement, to deliver a letter to each financial intermediary or other person through which such Seller holds its Seller Shares that informs such person of such Seller’s obligations under the Voting Agreement, and to not commence or participate in any class action with respect to any claim against the Proxyholder, the Company, or any of its successors relating to the Transactions or the Voting Agreement.
The Voting Agreement will automatically terminate upon the earliest to occur of (i) the mutual written consent of the Company, the Proxyholder and Sellers, (ii) the Closing, or (iii) the date of termination of the Transaction Agreement in accordance with its terms.
Equity Commitment Letter
Concurrently with the execution of the Transaction Agreement, the Offerors have entered into an equity commitment letter (the “Equity Commitment Letter”). Pursuant to the Equity Commitment Letter, James A. Ratcliffe (the “Investor”) has agreed to provide Purchaser with an equity commitment in an aggregate amount not to exceed: (i) at the Expiration Time, $1,546,061,321 (the “Closing Commitment”), solely for the purpose of funding, and to the extent necessary to fund, the aggregate amount equal to the sum of (a) Purchaser’s obligations to consummate the sale and purchase of the Sale Shares, (b) Purchaser’s obligations to accept and pay for all Class A Shares validly tendered (and not validly withdrawn) as of the Expiration Time, (c) Purchaser’s obligation to subscribe for Closing Subscription Shares and (d) the aggregate amount sufficient to consummate the transactions contemplated by the Transaction Agreement, including the payment of all costs and expenses designated as payable by Purchaser in accordance with the terms of the Transaction Agreement; and (ii) on the Subsequent Closing Date, $100,000,000 (the “Subsequent Closing Commitment,” together with the Closing Commitment, the “Commitments”) solely for the purpose of funding, and to the extent necessary to fund, an aggregate amount equal to Purchaser’s obligation to subscribe for the Subsequent Subscription Shares. Investor will not, under any circumstances, be obligated to provide funding to Purchaser in an amount exceeding (i) $1,546,061,321, in respect of the Closing Commitment, or (ii) $100,000,000, in respect of the Subsequent Closing Commitment. Investor may assign all or a portion of its obligations to fund the Commitments to an entity that it has both sole economic ownership and voting control of and unencumbered decision making power over, subject to certain limitations.

The Investor’s obligation to fund the Commitments will terminate upon the earliest to occur of:
•
with respect to the Closing Commitment, (a) the consummation of the Closing and payment of the Closing Commitment pursuant to and in accordance with the Transaction Agreement and (b) the valid termination of the Transaction Agreement in accordance with its terms;

•
with respect to the Subsequent Closing Commitment, (a) the consummation of the Subsequent Closing and payment of the Subsequent Closing Commitment pursuant to and in accordance with the Transaction Agreement and (b) the valid termination of the Transaction Agreement in accordance with its terms; and

•
the institution or assertion of any “Prohibited Claim” (as such term is defined in the Equity Commitment Letter) by the Company or its controlled affiliates against the Investor or any related party of the Investor.

The Company and Sellers are express intended third-party beneficiaries of the obligations of the Investor (and its permitted assigns) under the Equity Commitment Letter to fund the Commitments and are entitled to equitable relief to specifically enforce the Investor’s obligation to fund the Commitments, in each case, if and only to the extent permitted by the Equity Commitment Letter. No party (including any of Purchaser’s creditors) other than Purchaser, the Company and Sellers have any rights against the Investor pursuant to the Equity Commitment Letter.
The terms of the Equity Commitment Letter do not impose any conditions on the Offer. The only conditions to the Offer are those set forth in Section 14 — “Conditions of the Offer.”
Limited Guarantee
Concurrently with the execution of the Transaction Agreement, Investor, the Company and Sellers, have entered into a limited guarantee (the “Limited Guarantee”) in favor of the Company and Sellers in respect of certain payment obligations of Purchaser under the Transaction Agreement, including any Purchaser Termination Fees and any amounts in respect of enforcement costs, monetary damages or losses incurred or sustained by the Company and Sellers, as specified in the Transaction Agreement (the “Fee Obligations”), up to a specified amount (the “Cap”) and all amounts payable (and solely to the extent payable pursuant to a final order of a court of competent jurisdiction) as damages as a result of fraud or any intentional and willful breach by Purchaser of the Transaction Agreement under and in accordance with its terms (collectively, the “Guaranteed Obligations”).
Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest of:
•
the consummation of the Closing in accordance with the terms of the Transaction Agreement;

•
subject to the Cap, payment in full pursuant to the Limited Guarantee of all amounts payable with respect to the Guaranteed Obligations; and

•
60 days after the valid termination of the Transaction Agreement in accordance with its terms (unless (i) a notice of a claim for payment of any obligation thereunder is presented in writing by Sellers or the Company to Purchaser or the Investor (ii) Sellers or the Company having commenced a Proceeding against the Investor or Purchaser alleging that that Purchaser is liable for payment obligations under the Transaction Agreement or against Investor that amounts are due and owning from the Investor pursuant to the Limited Guarantee, in each of the cases of clause (i) or (ii), on or prior to such sixty (60) day period (in which case, the date of termination will be the date such claims are (a) resolved by a final order and all amounts (if any) payable by the Investor under the Limited Guarantee in respect of such resolution have been indefeasibly paid, observed, performed and satisfied in full or (b) resolved as agreed in writing by the parties thereto and all amounts (if any) payable by the Investor under the Limited Guarantee in respect of such resolution have been indefeasibly paid, observed, performed and satisfied in full).

If the Company and Sellers assert in any claim (i) that the provisions of the Limited Guarantee limiting the Guarantor’s liability in respect of the Fee Obligations to the Cap or that certain other provisions of the Limited Guarantee are illegal, invalid or unenforceable in whole or in part, or (ii) any theory of liability against the Investor, Purchaser or any related party thereto with respect to the Limited Guarantee, the Equity Commitment Letter, the Transaction Agreement or any of the transactions contemplated therein (other than a claim that is a Non-Prohibited Claim (as such term is defined in the Equity Commitment Letter) against such person), then (a) the obligations of the Investor under the Limited Guarantee will automatically and immediately become void ab initio and (b) if the Investor had previously made any payments under the Limited Guarantee, the Investor will be entitled to such payments from the Company and Sellers and (C) neither the Investor nor any related party will have any liability to the Company or Sellers or any other person in any way with respect the Transaction Agreement, the Equity Commitment Letter, the Limited Guarantee or to the transactions contemplated therein.
The terms of the Limited Guarantee do not impose any conditions on the Offer. The only conditions to the Offer are those set forth in Section 14 — “Conditions of the Offer”
14.
Conditions of the Offer.

For purposes of this Section 14, capitalized terms used but not defined in this Offer to Purchase and defined in the Transaction Agreement have the meanings set forth in the Transaction Agreement, a copy of which is filed as Exhibit 99.1 to the Current Report on Form 6-K filed by the Company with the SEC on December 26, 2023, and is incorporated herein by reference. The obligation of Purchaser to accept for payment and purchase, and pay for, a number of Class A Shares up to the Offer Cap validly tendered (and not validly withdrawn as described in Section 4 — “Withdrawal Rights”) pursuant to the Offer is subject to the satisfaction of the conditions below.
The Offer is not subject to any financing condition. Subject to Purchaser’s right and obligation to extend the Offer pursuant to the terms of the Transaction Agreement, Purchaser will not be required to accept for payment and purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Class A Shares promptly after the termination or withdrawal of the Offer), to pay for, any Class A Shares tendered pursuant to the Offer and may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, the payment for, any tendered Class A Shares, and (subject to the provisions of the Transaction Agreement) may amend the Offer as permitted by the Transaction Agreement if any of the following additional conditions will not be satisfied or (to the extent permitted by applicable law or the Transaction Agreement) waived on or prior to the Expiration Time:
•
each of the representations and warranties made by the Company in Sections 4.01(a) (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.05(a) (Capitalization; Subsidiaries), 4.07(i) (Absence of Certain Changes) and 4.20 (No Brokers) of the Transaction Agreement, as well as the Sellers Fundamental Representations will be true and correct in all material respects as of the Expiration Time as if made at the Expiration Time, except for representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

•
each of the representations and warranties made by Company and the Sellers in the Transaction Agreement other than those included in the bullet directly above (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) will be true and correct in all respects as of the Expiration Time as if made at the Expiration Time, in each case, (A) except for representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not have a Company Material Adverse Effect;

•
the consummation of any of the Transactions will not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any governmental authority (the “No Injunctions Condition”);

•
(i) the clearances, approvals and consents required to be obtained under the Antitrust Laws set forth in the Transaction Agreement will have been obtained and will be in full force and effect (which have already been obtained and are in full force and effect), (ii) the PL Approval will have been obtained and (iii) the Football Association Approval will have been obtained (the “Regulatory Condition”);

•
the Sellers and Company will have each performed in all material respects the obligations required to be performed by it under the Transaction Agreement at or prior to the Expiration Time;

•
Purchaser will have received a certificate executed by the Company to the effect that the conditions set forth in the first, second and fifth bullets above have been satisfied;

•
the Amendment Proposal will have been approved by the Company’s shareholders and the Amended Articles (x) will be in full force and effect as of immediately prior to the Closing or (y) will automatically come into full force and effect simultaneously with the occurrence of the Closing (the “Amended Articles Condition”); and

•
the Transaction Agreement will not have been terminated in accordance with its terms (the “Termination Condition”).

The foregoing conditions are in addition to, and not a limitation of, the rights of Purchaser to extend, terminate or modify the Offer pursuant to the terms of the Transaction Agreement.
Purchaser expressly reserves the right to waive certain of the conditions to the Offer, provided that Purchaser may not waive the Termination Condition, the Regulatory Condition or the No Injunctions Condition. Any reference in this Section 14 or elsewhere in the Transaction Agreement to a condition or requirement being satisfied will be deemed to be satisfied if such condition or requirement is so waived. Purchaser expressly reserves the right to: (i) increase the Offer Price or (ii) waive any Offer Condition, except that the Company’s consent is required for Purchaser to:
(1)
decrease the Offer Price;

(2)
change the form of consideration payable in the Offer;

(3)
change the number of Class A Shares sought to be purchased in the Offer;

(4)
change or modify the Offer Cap;

(5)
impose conditions or requirements to the Offer in addition to the Offer Conditions;

(6)
amend or modify any Offer Condition or any other term or condition of the Transaction Agreement or the Offer in a manner that would, or would reasonably be expected to, adversely affect any holder of Class A Shares or that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Offer or prevent, delay or impair the ability of Purchaser to consummate the Offer, or the other Transactions (except to effect an extension of the Offer to the extent expressly permitted or required by the terms of the Transaction Agreement);

(7)
extend or otherwise change the Expiration Time in a manner other than as required or permitted by the Transaction Agreement;

(8)
provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act; or

(9)
waive the No Injunctions Condition, the Regulatory Condition or the Termination Condition.

15.
Certain Legal Matters; Regulatory Approvals.

General.   Except as otherwise set forth in this Offer to Purchase, based on our examination of publicly available information filed by the Company with the SEC and other information concerning the Company, we are not aware of (i) any licenses or other regulatory permits that appear to be material to the business of the Company and that might be adversely affected by the acquisition of Class A Shares by us pursuant to the Offer or (ii) any approval or other action by any governmental authority, including under any applicable antitrust laws, that would be required for the acquisition or ownership of Class A Shares by us pursuant to the Offer. In addition, other than the Regulatory Condition, we are not aware of any filings, approvals or other actions by or with any governmental authority, including under any applicable antitrust laws, that would be required for our acquisition or ownership of the Class A Shares. The clearances, approvals and consents required to be obtained under the Antitrust Laws set forth in Schedule A to the Transaction Agreement have been obtained and are in full force and effect. Our obligation under the Offer to accept for payment and purchase, and pay for, Class A Shares is subject to the conditions set forth in Section 14 — “Conditions of the Offer”.

Takeover Laws.   We are not aware of any fair price, moratorium, control share acquisition or other form of anti-takeover statute, rule or regulation of any state or jurisdiction that applies or purports to apply to the Offer. As a Cayman Islands company, the Company is not subject to Section 203 of the Delaware General Corporation Law (or similar state takeover statutes), which restricts business combinations with interested shareholders.
Appraisal Rights.   No appraisal or dissenter’s rights are available to holders of Class A Shares in connection with the Offer.
Legal Proceedings.   To the knowledge of the Offerors, as of January 16, 2024 there is no pending litigation against the Offerors or the Company in connection with the Offer.
16.
Fees and Expenses.

We have retained Georgeson LLC to act as the Information Agent and Computershare Trust Company, N.A. to act as the Depositary in connection with the Offer. The Information Agent may contact holders of Class A Shares by mail, telephone and personal interviews and may request brokers, dealers, commercial banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners. The Depositary has not been retained to make solicitations or recommendations in its role as Depositary. The Information Agent and the Depositary each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the U.S. federal securities laws.
We will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary) for soliciting tenders of Class A Shares pursuant to the Offer. Upon request, Purchaser will reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.
17.
Miscellaneous.

The distribution of this Offer to Purchase and any separate documentation related to the Offer and the making of the Offer may, in some jurisdictions, be restricted. This Offer to Purchase and any separate documentation related to the Offer do not constitute an offer to buy or a solicitation of an offer to sell Class A Shares under circumstances in which the Offer is unlawful. Without limiting the foregoing, the Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class A Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. Persons who come into possession of the Offer to Purchase or other separate documentation relating to the Offer should inform themselves of and observe all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the applicable securities laws of that jurisdiction. None of Purchaser, or any of its respective officers, directors, employees, advisors, affiliates or agents, assume any responsibility for any violation by any person of any of these restrictions. Any holder of Class A Shares who is in any doubt as to his or her position should consult an appropriate professional advisor without delay.
We have filed with the SEC a Schedule TO, together with exhibits, furnishing certain additional information with respect to the Offer, and may file amendments to our Schedule TO. In addition, the Company will be required under the SEC’s rules to file a statement on Schedule 14D-9 pursuant to Rule 14d-9 under the Exchange Act, together with exhibits thereto, setting forth its position in respect of the Offer and furnishing certain additional related information. Our Schedule TO and the Schedule 14D-9 and any exhibits or amendments thereto may be examined and copies may be obtained from the SEC in the same manner as described in Section 8 — “Certain Information Concerning the Company” with respect to information concerning the Company.
This Offer to Purchase does not constitute a solicitation of proxies, and Purchaser is not soliciting proxies in connection with the Offer.

No person has been authorized to give any information or make any representation on behalf of Purchaser not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, bank, trust company, fiduciary or other person will be deemed to be an agent of Purchaser, the Depositary or the Information Agent for the purpose of the Offer. Neither delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of Purchaser, the Company or any of their respective subsidiaries since the date as of which information is furnished or the date of this Offer to Purchase.
Trawlers Limited
James A. Ratcliffe
January 17, 2024

SCHEDULE I
THE OFFERORS AND DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER
1.   The Offerors.   For information concerning Purchaser, see Section 9 — “Certain Information Concerning the Offerors.” The following table sets forth the name, citizenship, present principal occupation or employment and past material occupations, positions, offices or employment during the past five years for James A. Ratcliffe, a natural person.
Name	Citizenship	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
James A. Ratcliffe	UK	Mr. Ratcliffe has been the chairman of INEOS, a global chemical company, since 1998.
The current business address and business telephone number of James A. Ratcliffe at INEOS is as follows: Hawkslease, Chapel Lane, Lyndhurst, Hampshire, SO43 7FG, United Kingdom, Tel: +44 (0)20 3793 8093.
2.   Directors and Executive Officers of Purchaser.   The following table sets forth the name, citizenship, present principal occupation or employment and past material occupations, positions, offices or employment during the past five years for each director and each executive officer of Purchaser.
Name	Citizenship	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Graeme Leask	UK	Mr. Leask served as a director of INEOS Limited from June 2022 until August 2023. Mr. Leask has served as Chief Financial Officer of the INEOS Group since January 2006.
Simon Morland	UK	Mr. Morland has served as a director of INEOS Limited since April 2023. Mr. Morland also serves as Family Office Manager for the INEOS Group, a position he has held since September 2019. From July 2018 until July 2019, Mr. Morland served as Chief Financial Officer of Validis, a financial technology company located at 71-73 Carter Ln, London, EC4V 5EQ, United Kingdom, and between February 2018 and July 2018 served as Director of Corporate Development and Director of Private Investments (Family Office), also at Validis.
George Ratcliffe	UK	Mr. Ratcliffe has served as Commercial Director of INEOS Automotive since April 2023. Prior to joining INEOS Automotive, Mr. Ratcliffe served as Commercial Director of the INEOS Enterprises Group (from April 2022 until April 2023), Chief Operating Officer of the INEOS Hygienics business (from May 2020 until April 2022), Chief Operating Officer of the INEOS Compounds Aycliffe business (from June 2019 until May 2020) and as Development Manager of the Forties Pipeline System (from December 2017 until June 2019).
Tristan Head	UK	Mr. Head has served as a director of Cains Advocates Limited (“Cains”), a law firm, since July 2013. He has also served as the joint head of Cains’ corporate and commercial team since July 2018.
Timothy Shepherd	UK	Mr. Shepherd has served as Cains’ managing director since July 2023 and the head of the banking and finance team since July 2018.
The common business address and business telephone number for each of Mr. Leask, Mr. Morland and Mr. Ratcliffe at INEOS is as follows: Hawkslease, Chapel Lane, Lyndhurst, Hampshire, SO43 7FG, United Kingdom, Tel: +44 (0)20 3793 8093.
The common business address and business telephone number for each of Mr. Head and Mr. Shepherd is as follows: Fort Anne, Douglas, IM1 5PD, Isle of Man, Tel: (+44) 1624 826200.

The Letter of Transmittal and certificates evidencing Class A Shares and any other required documents should be sent or delivered by each shareholder or such shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By Mail:	If Delivering via UPS, FedEx or Courier:
Computershare Trust Company, N.A. c/o Voluntary Corp Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Offer to Purchase and the related Letter of Transmittal may be directed to the Information Agent. Such copies will be furnished promptly at Purchaser’s expense. Shareholders may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer. Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent or the Depositary) for soliciting tenders of Class A Shares pursuant to the Offer.
The Information Agent for the Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Call: (888) 275-7781 (domestic)
(781) 236-4943 (international)
manchesterunited@georgeson.com